Exhibit 10.11

AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT

Dated as of August 17, 2022 by and among

CMTG DB FINANCE LLC,

as Master Seller, and

DEUTSCHE BANK AG, NEW YORK BRANCH,

as Buyer

TABLE OF CONTENTS

Page

1.
APPLICABILITY 1
2.
DEFINITIONS 2
3.
INITIATION; CONFIRMATION; TERMINATION; FEES; EXTENSION 37
4.
MARGIN MAINTENANCE 47
5.
INCOME PAYMENTS AND PRINCIPAL PAYMENTS 49
6.
SECURITY INTEREST 53
7.
PAYMENT, TRANSFER AND CUSTODY 55
8.
SALE, TRANSFER, HYPOTHECATION OR PLEDGE OF PURCHASED

LOANS 61

9.
REPRESENTATIONS 61
10.
NEGATIVE COVENANTS OF SELLER 67
11.
AFFIRMATIVE COVENANTS OF SELLER 70
12.
SINGLE-PURPOSE ENTITY 75
13.
EVENTS OF DEFAULT; REMEDIES 78
14.
LIMITATIONS ON RECOURSE AGAINST SERIES SELLERS 88
15.
RECORDING OF COMMUNICATIONS 89
16.
NOTICES AND OTHER COMMUNICATIONS 89
17.
ENTIRE AGREEMENT; SEVERABILITY 89
18.
ASSIGNABILITY 90
19.
GOVERNING LAW 91
20.
NO WAIVERS, ETC 91
21.
USE OF EMPLOYEE PLAN ASSETS 92
22.
INTENT 92
23.
DISCLOSURE RELATING TO CERTAIN FEDERAL PROTECTIONS 94
24.
CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL 94
25.
NO RELIANCE 95
26.
INDEMNITY; SET-OFF 97
27.
DUE DILIGENCE 98
28.
SERVICING 99
29.
TAXES 101

i

30.
ACKNOWLEDGEMENT AND CONSENT TO BAIL-IN OF EEA FINANCIAL INSTITUTIONS 104
31.
MISCELLANEOUS 106

ii

ANNEXES, EXHIBITS AND SCHEDULES

ANNEX I Names and Addresses for Communications between Parties

EXHIBIT I Form of Confirmation

EXHIBIT II Authorized Representatives of Seller

EXHIBIT III [Reserved]

EXHIBIT IV Form of Custodial Delivery

EXHIBIT V Form of Power of Attorney

EXHIBIT VI Representations and Warranties Regarding Individual Purchased Loans

EXHIBIT VII Organizational Chart

EXHIBIT VIII Transaction Procedures

EXHIBIT IX Form of Servicer Notice and Agreement

EXHIBIT X Form of Joinder Agreement

EXHIBIT XI U.S. Tax Compliance Certificates

iii

THIS AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT (this

“Agreement”) is dated as of August 17, 2022, by and between CMTG DB FINANCE LLC, a Delaware limited liability company organized in series (“Master Seller”) and DEUTSCHE BANK AG, NEW YORK BRANCH, a branch of a foreign banking institution (as more fully described in Section 2 below, “Buyer”).

WHEREAS, Deutsche Bank AG, Cayman Islands Branch (“DB Cayman”) and Master Seller previously entered into that certain Master Repurchase Agreement, dated as of June 26, 2019 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Existing Repurchase Agreement”);

WHEREAS, pursuant to that certain Omnibus Assignment, Assumption, and Recognition Agreement dated as of September 3, 2021 among DB Cayman, Buyer, and Master Seller, DB Cayman assigned all of its rights, obligations, titles, and interest as buyer under the Existing Repurchase Agreement to Buyer;

WHEREAS, the parties hereto have requested that the Existing Repurchase Agreement be amended and restated in its entirety on the terms and subject to the conditions set forth herein; and

WHEREAS, the limited liability company agreement of the Master Seller provides for the establishment of one or more designated series of limited liability company interests and assets of the Master Seller (each, a “Series”, each such series that executes and delivers a Joinder Agreement (as hereinafter defined) pursuant to Section 3(n) hereof, a “Series Seller”) which may have separate rights, powers or duties with respect to specified property, including rights to profits and losses associated with such specified property and obligations under this Agreement with respect to such specified property, with the assets and obligations of each such Series Seller accounted for separately in the records of Master Seller and such Series Seller from the other assets of the Master Seller and the assets of each other Series Seller; and the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to each Series Seller shall be enforceable solely against the assets of such Series Seller except to the extent expressly provided for hereunder. Upon its execution of a Joinder Agreement pursuant to Section 3(n) hereof, each such Series Seller shall be bound by all provisions herein with respect to the assets of such Series Seller and its related obligations in respect of any Transactions. As used herein, the term “Seller” shall mean the Master Seller and/or each Series Seller, individually or collectively, as the context may require.

1.
APPLICABILITY

Subject to the terms and conditions of this Agreement, from time to time the parties hereto may enter into transactions in which Seller agrees to transfer to Buyer certain Eligible Loans (as hereinafter defined), on a servicing-released basis, against the transfer of funds by Buyer, with a simultaneous agreement by Buyer to transfer to Seller such Eligible Loans at a date certain or on demand, against the transfer of funds by Seller. Master Seller shall designate a Series Seller for each such transaction in accordance with Section 3(n) hereof. Each such transaction shall be referred to herein as a “Transaction” and, unless otherwise agreed in writing, shall be governed by this Agreement, including any supplemental terms or conditions contained in any exhibits identified herein as applicable hereunder.

2.
DEFINITIONS

(a)
As used in this Agreement, the following terms shall have the following meanings: “1934 Act” shall have the meaning specified in Section 23(a) hereof.

“A-Note” shall mean a Mortgage Note evidencing a senior position (i.e., in an A/B structure) or a pari passu senior position (i.e., in an A-1/A-2 structure) in a Mortgage Loan. Payments and control rights with respect to an A-Note shall not be junior to any other Mortgage Note.

hereof.

“Accelerated Repurchase Date” shall have the meaning specified in Section 13(b)(i)

“Accelerated Transaction Repurchase Date” shall have the meaning specified in Section

13(c)(i) hereof.

“Acceptable Attorney” shall mean a nationally recognized attorney reasonably acceptable to Buyer that has delivered at Seller’s request a Bailee Letter.

“Accepted Servicing Practices” shall mean with respect to any Purchased Loan, those customary and usual standards of mortgage servicing practices of prudent institutional mortgage loan servicers which service mortgage loans and/or participations in mortgage loans of the same type as such Purchased Loan and, to the extent consistent with the foregoing requirements, with the same skill, care and diligence and in the same manner that the related servicer services and administers mortgage loans and/or participations in interests in mortgage loans for its own account or for other third-party entities of mortgage loans and/or participations of the same type as the Purchased Loans or, if applicable, as otherwise defined in the applicable Servicing Agreement.

“Act of Insolvency” shall mean with respect to any Person, (i) the commencement by such Person as debtor of any case or proceeding under any Bankruptcy Law, or such Person seeking the appointment or election of a receiver, conservator, trustee, custodian or similar official for such Person or any substantial part of its property, or the convening of any meeting of creditors for purposes of commencing any such case or proceeding or seeking such an appointment or election,

(ii) the commencement of any such case or proceeding against such Person, seeking such an appointment or election, or the filing against such Person of an application for a protective decree under the provisions of SIPA, which (A) is consented to or not timely contested by such Person,

(B) results in the entry of an order for relief, such an appointment or election, the issuance of such a protective decree or the entry of an order having a similar effect against such Person, or (C) is not dismissed within 60 days, (iii) the making by such Person of a general assignment for the benefit of its creditors, (iv) the admission in writing by an authorized representative of such Person of such Person’s inability to pay such Person’s debts as they become due or (v) the taking of action by such Person in furtherance of any of the foregoing.

“Actual Original Purchase Percentage” shall mean, with respect to any Transaction, a percentage designated by Seller in its sole and absolute discretion, as set forth in the Confirmation for such Transaction, which shall not be greater than the Maximum Original Purchase Percentage for such Transaction.

“Additional Confirmation Conditions” shall mean, with respect to each Purchased Loan, the Additional Confirmation Conditions (if any) set forth in the Confirmation for the related Transaction, which Buyer may include, as determined in its sole and absolute discretion including, without limitation certain specified performance-based threshold tests with respect to any related Mortgaged Property, metric-based performance triggers related to any Purchased Loan, mandatory amortization requirements and/or additional applicable Mandatory Early Repurchase Events.

“Affiliate” shall mean, when used with respect to any specified Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with, such Person.

“Agreement” shall mean this Amended and Restated Master Repurchase Agreement, dated as of August 17, 2022, by and between Seller and Buyer, as same may be amended, modified and/or restated from time to time.

“Allocable Percentage” shall mean, with respect to any Principal Payment on any Purchased Loan, a fraction (expressed as a percentage) the numerator of which is the Repurchase Price with respect to such Purchased Loan as in effect immediately prior to such Principal Payment (net of any accrued Price Differential and, unless a Facility Event of Default or a Transaction Event of Default related to such Purchased Loan has occurred and is continuing, excluding any other amounts then owing to Buyer), and the denominator of which is the outstanding principal balance of such Purchased Loan immediately prior to such Principal Payment.

“Alternate Index Rate” shall mean, with respect to each Pricing Rate Period, the per annum rate of interest of the Benchmark Replacement, determined as of the Pricing Rate Determination Date immediately preceding the commencement of such Pricing Rate Period; provided that in no event will the Alternate Index Rate be less than the Index Floor.

“Alternate Pricing Rate” shall mean, with respect to each Pricing Rate Period, the per annum rate of interest equal to the greater of (i) the sum of (A) the Alternate Index Rate plus (B) the Applicable Spread, and (ii) the sum of (A) the Index Floor plus (B) the Applicable Spread.

“Alternate Rate Transaction” shall mean any Transaction at such time as the Pricing Rate applicable thereto accrues at a per annum rate of interest based on the Benchmark Replacement.

“Amendment and Restatement Date” shall mean August 17, 2022.

“Anti-Corruption Laws” shall mean the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder, the UK Bribery Act of 2010, as amended, and any other applicable anti-corruption law.

“Applicable Servicer Account” shall mean a deposit account established with the applicable Servicer or with a bank for which the applicable Servicer is the bank’s customer and that is acceptable to Buyer in its sole discretion as of the date of Buyer’s approval of the related

Servicer in accordance with this Agreement, established solely in connection with the Eligible Loans that are Purchased Loans subject to Transactions under this Agreement, which deposit account is in the name of the applicable Servicer, and which may be for the benefit of Seller, and which shall, in any case, indicate in the name of such deposit account the security interest of Buyer therein.

“Applicable Spread” shall mean, for any Transaction, as follows:

(i)
so long as no Event of Default shall have occurred and be continuing, the per annum rate designated by Buyer in its sole and absolute discretion as the “Applicable Spread” for such Purchased Loan as set forth in the Confirmation for such Purchased Loan; and

(ii)
after the occurrence and during the continuance of an Event of Default, the per annum rate for such Purchased Loan set forth in clause (i) plus 500 basis points (5.00%).

“Appraisal” shall mean an appraisal of the related underlying Mortgaged Property from an Independent Appraiser, complying with the requirements of Title XI of the Federal Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended from time to time, and conducted in accordance with the standards of the American Appraisal Institute.

“Approved Future Funding Amounts” shall have the meaning specified in Section 3(p)

hereof.

“Assignment of Leases” shall mean, with respect to any Purchased Loan, an assignment of leases thereunder, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction in which the Mortgaged Property is located to reflect the assignment of leases to Seller, and a subsequent assignment in blank.

“Assignment of Mortgage” shall mean, with respect to any Purchased Loan, an assignment or notice of transfer (or equivalent instrument) of the applicable Mortgage, in recordable form and otherwise sufficient under the laws of the jurisdiction in which the related Mortgaged Property is located to reflect the assignment and pledge of the Mortgage to Seller, and a subsequent assignment in blank, subject to the terms, covenants and provisions of this Agreement.

“Authorized Representative of Seller” shall mean the individuals listed on Exhibit II attached hereto, as the same may be revised by Master Seller by notice to Buyer from time to time.

“Available Income” shall mean, all Income other than (a) the Underlying Purchased Loan Reserves, unless and until such amounts are available, under the related Purchased Loan Documents to be released to Seller, and (b) Qualified Servicing Expenses.

“B-Note” shall mean a Mortgage Note evidencing a junior position (i.e., in an A/B structure) in a Mortgage Loan.

“Bailee Letter” shall mean a letter substantially in the form of Annex 12 to the Custodial Agreement from an Acceptable Attorney or a title company or another Person acceptable to Buyer in its sole discretion, in form and substance acceptable to Buyer in its sole discretion, wherein such Acceptable Attorney, title company or other Person described above in possession of a Purchased Loan File (i) acknowledges receipt of such Purchased Loan File, (ii) confirms that such Acceptable Attorney, title company or other Person acceptable to Buyer is holding the same as bailee or agent on behalf of Buyer under such letter and (iii) agrees that such Acceptable Attorney, title company or other Person described above shall deliver such Purchased Loan File to Custodian, or as otherwise directed by Buyer, by not later than the third (3rd) Business Day following the Purchase Date for the related Purchased Loan.

“Bankruptcy Code” shall mean the United States Bankruptcy Code (11 U.S.C. § 101 et seq.), as amended from time to time or any successor statute or rule promulgated thereto.

“Bankruptcy Laws” shall mean the Bankruptcy Code or any other bankruptcy, insolvency, reorganization, liquidation, moratorium, dissolution, delinquency or any similar statute, law, rules, regulations or similar legal requirements of any other applicable jurisdiction from time to time in effect, and in each case, as amended from time to time.

“Benchmark” shall mean (a) with respect to any LIBOR Transaction, (i) initially, and continuing unless and until replaced by a Benchmark Replacement pursuant to Section 3(f) hereof, LIBOR, and (ii) if a LIBOR Transition Date has occurred, then the applicable Benchmark Replacement, and (b) for any Term SOFR Transaction (i) initially, and continuing unless and until replaced by a Benchmark Replacement pursuant to Section 3(f) hereof, the Term SOFR Reference Rate, and (ii) if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then the applicable Benchmark Replacement.

“Benchmark Replacement” shall mean, for any Pricing Rate Period, the first alternative set forth in the order below that can be determined by Buyer as of the date that the Pricing Rate for any Transaction is converted to an Alternate Rate Transaction pursuant to Section 3(f) below:

(a)
subject to the provisos at the end of this definition, the sum of: (i) SOFR Average and (ii) the related Benchmark Replacement Adjustment; provided, however, that SOFR Average and the related Benchmark Replacement Adjustment are displayed on a screen or other information service that publishes such rate from time to time as selected by Buyer in its sole but good faith discretion; or

(b)
the sum of: (i) the floating rate index that Buyer determines in its sole but good faith discretion (and in connection therewith, Buyer may take into consideration the recommendations of the relevant Governmental Authority) and that is then generally used by Buyer in commercial real estate purchase facilities similar to this Agreement and/or floating rate commercial real estate loans as an alternative to then-current Benchmark, as determined by Buyer in its sole but good faith discretion and (ii) the related Benchmark Replacement Adjustment;

provided that if the index rate set forth in clause (a) above is not then commonly used by Buyer in its commercial real estate repurchase facilities similar to this Agreement or in its floating rate commercial real estate loans as an alternative to then-current Benchmark, as determined by Buyer in its sole but good faith discretion, then the Benchmark Replacement shall be determined per clause (b) above.

Notwithstanding the foregoing or anything herein to the contrary, with respect to all Transactions, in no event shall the Benchmark Replacement be less than the Index Floor.

“Benchmark Replacement Adjustment” shall mean, for any Pricing Rate Period, the first alternative set forth in the order below that can be determined by Buyer as of the date that the Pricing Rate for any Transaction is converted to an Alternate Rate Transaction pursuant to Section 3(f) below:

(a)
the rate adjustment, or method for calculating or determining such rate adjustment (which may be a positive or negative value or zero) that has been selected, endorsed or recommended by the relevant Governmental Authority for the applicable Unadjusted Benchmark Replacement; or

(b)
the rate adjustment (which may be a positive or negative value or zero) that has been determined by Buyer in its sole but good faith discretion, giving due consideration to any industry-accepted index rate adjustment, or method for calculating or determining such rate adjustment, for the replacement of Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. Dollar- denominated commercial real estate repurchase facilities and/or floating rate commercial real estate loans.

“Benchmark Replacement Date” shall mean the earliest to occur of the following events with respect to the then-current Benchmark:

(1)
in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark permanently or indefinitely ceases to provide such Benchmark (or the published component used in the calculation thereof);

(2)
in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non- representative; provided that, such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if such Benchmark continues to be provided on such date; or

(3)
in the case of clause (4) of the definition of “Benchmark Transition Event”, the date of the Change in Law Determination; or

(4)
in the case of clause (5) of the definition of “Benchmark Transition Event”, the date of the Benchmark Unavailability Determination; and

“Benchmark Transition Event” shall mean the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)
a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof);

(2)
a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), including the Board of Governors of the Federal Reserve System, or the Federal Reserve Bank of New York, and/or an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof);

(3)
a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that such Benchmark (or such component thereof) is not, or as of a specified future date will not be, representative or is, or will be non-compliant with or non-aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks;

(4)
a Change in Law that Buyer determines in its sole good faith discretion (which determination shall be conclusive and binding for all purposes absent manifest error) prohibits, restricts or limits the use of such Benchmark (upon such determination “Change in Law Determination”); or

(5)
a Benchmark Unavailability Period has occurred or exists with respect to such Benchmark, and Buyer determines in its sole and absolute discretion that such Benchmark shall no longer be used as the Benchmark under this Agreement (a “Benchmark Unavailability Determination”).

“Benchmark Unavailability Period” shall mean each (if any) Pricing Rate Period for which Buyer determines in its sole good faith discretion (which determination shall be conclusive and binding absent manifest error) that adequate and reasonable means do not exist for ascertaining the Pricing Rate for the applicable Pricing Rate Period (including, if the Benchmark is Term SOFR or SOFR Average, that Term SOFR or SOFR Average, as applicable, cannot be determined in accordance with the definition thereof).

“Blocked by Operation of Law” shall mean, with respect to OFAC’s SDN List, any Person that is in the aggregate owned, directly or indirectly, 50 percent or greater by a Person or Persons that are either identified on the SDN List or themselves blocked Persons.

“Business Day” shall mean a day other than (i) a Saturday or Sunday, or (ii) a day in which the New York Stock Exchange or banks in the State of New York are authorized or obligated by law or executive order to be closed. When used with respect to a Pricing Rate Determination Date, “Business Day” shall mean any day other than a Saturday, a Sunday or in connection with the determination of LIBOR in a LIBOR Transaction, a day on which banks in London, England are closed for interbank or foreign exchange transactions.

“Business Plan” shall mean, with respect to any Construction Loan, the construction budget and/or business plan for construction, rehabilitation and/or renovation of the related Mortgaged Property (as the same may be amended, supplemented or otherwise modified from time to time in accordance with this Agreement) prepared by the related Mortgagor, submitted by Seller and approved in writing by Buyer in its sole discretion as evidenced by a Confirmation.

“Buyer” shall mean Deutsche Bank AG, New York Branch, or any successor or assignee thereof.

“Cash Flow Deficiency” shall mean, with respect to any Purchased Loan as of any Remittance Date, the amount (if any) by which (i) the total of all amounts due to Buyer, its Affiliates and Custodian under Sections 5(c)(i)-(iv), 5(d)(i)-(v) or 5(e) hereof, as applicable, in respect of such Purchased Loan as of such Remittance Date exceed (ii) the amount of Available Income (including Principal Payments) received by Buyer or Depository in respect of such Purchased Loan during such Collection Period.

“Cash Management Account” shall mean a demand deposit account, entitled “CMTG DB Finance LLC, as Master Seller, for the benefit of Deutsche Bank AG, New York Branch, as Buyer”, established at Depository, bearing the account number referenced in the Controlled Account Agreement.

“Cause” shall mean, with respect to an Independent Manager, (i) acts or omissions by such Independent Manager that constitute willful disregard of or bad faith or gross negligence with respect to, such Independent Manager’s duties, (ii) if such Independent Manager has been indicted or convicted for any crime or crimes of fraud or for any violation of any Requirement of Law, (iii) if such Independent Manager no longer satisfies the requirements set forth in the definition of “Independent Manager”, (iv) if the fees charged for the services of such Independent Manager are materially in excess of the fees charged by the other providers of Independent Managers listed in the definition of “Independent Manager”, (v) if such Independent Manager is unable to perform his or her duties due to death, disability or incapacity or (vi) any other reason for which the prior written consent of Buyer shall have been obtained.

“Change in Law” shall mean the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or any administrator of any Benchmark, (c) adjustments to the Regulation D reserve requirements (including, without limitation, all basic, marginal, emergency, supplemental, special or other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) announced by the Board of Governors of the Federal Reserve, or (d) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority or any administrator of any Benchmark; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to the Basel III international accord, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued (regardless of whether currently in force and effect).

“Change of Control” shall mean any of the following events shall have occurred without the prior written approval of Buyer: (i) any “person” or “group” (within the meaning of Section 13(d) or 14(d) of the 1934 Act) shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the beneficial owner, directly or indirectly, of 50% or more of the total ownership interests of Guarantor, entitled to vote generally in the election of the directors (or the applicable equivalent of such Person); (ii) Guarantor shall cease, directly or indirectly, to own, of record and beneficially, 100% of the ownership interests in Member and Control Member;

(iii)
Member shall cease to own, of record and beneficially, 100% of the ownership interests in Seller and Control Seller; (iv) Manager, or subject to Section 10(aa), an Affiliate of Manager shall cease to act as the external manager of Guarantor; or (v) the sale, merger, consolidation or reorganization of Manager with or into any entity that is not an Affiliate of the Manager as of the Closing Date.

“Closing Date” shall mean June 26, 2019.

“Code” shall mean the Internal Revenue Code of 1986, and the regulations promulgated and rulings issued thereunder, in each case as amended, modified or replaced from time to time.

“Collateral” shall have the meaning specified in Section 6 hereof.

“Collection Period” shall mean with respect to the Remittance Date in any month, the period beginning on but excluding the Cut-off Date in the month preceding the month in which such Remittance Date occurs and continuing to and including the Cut-off Date immediately preceding such Remittance Date.

“Confirmation” shall have the meaning specified in Section 3(b) hereof.

“Conforming Changes” shall mean, with respect to either the use or administration of Term SOFR, or the use, administration, adoption or implementation of any Alternate Index Rate, any technical, administrative or operational changes (including, without limitation, changes to the definitions of “Business Day”, “Pricing Rate Determination Date”, “Pricing Rate Period”, “Remittance Date” and “U.S. Government Securities Business Day”, preceding and succeeding business day conventions, rounding of amounts, the timing of determining rates and making payments of interest and Price Differential, the applicability and length of lookback periods, and other technical, administrative or operational matters) that Buyer determines in its sole good faith discretion, from time to time, may be appropriate to reflect the adoption and implementation of any such rate in a manner substantially consistent with market practice for U.S. dollar-denominated commercial real estate repurchase facilities and/or floating rate commercial real estate loans (or, if Buyer determines in its sole good faith discretion that adoption of any portion of such market practice is not administratively feasible or if Buyer or its designee determines that no market practice for the use and administration of such rate exists, in such other manner as Buyer determines in its sole good faith discretion is reasonably necessary).

“Connection Income Taxes” shall mean Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise and “Controlling,” “Controlled” and “under common Control” shall have meanings correlative thereto. For purposes of this definition, debt securities that are convertible into common stock will be treated as voting securities only when converted.

“Construction Loan” means a senior Mortgage Loan secured by land which is undeveloped, partially developed, or under significant rehabilitation, and part or all of the proceeds of such senior Mortgage Loan are required to be applied by Mortgagor towards the construction or rehabilitation of commercial real estate.

“Controlled Account Agreement” shall mean that certain Controlled Account Agreement, dated as of the Closing Date, among Buyer, Master Seller (on behalf of itself and each Series Seller) and Depository, relating to the Cash Management Account, as the same may be amended, modified and/or restated from time to time.

“Credit Event” shall have the meaning set forth in the Letter Agreement.

“Custodial Agreement” shall mean the Custodial Agreement, dated as of the Closing Date, between and among Custodian, Master Seller (on behalf of itself and each Series Seller) and Buyer, as the same may be amended, modified and/or restated from time to time.

“Custodial Delivery” shall mean the form to be executed by Seller in order to deliver the applicable Purchased Loan Schedule and the related Purchased Loan File with respect to any

Purchased Loan to Buyer or its designee (including Custodian) pursuant to Section 7 hereof, a copy of which is attached hereto as Exhibit IV.

“Custodian” shall mean Wells Fargo Bank, National Association, or any successor Custodian appointed by Buyer with the prior written consent of Master Seller (which consent shall not be unreasonably withheld or delayed).

“Cut-off Date” shall mean the second (2nd) Business Day preceding each Remittance Date. “Default” shall mean a Facility Default or a Transaction Default.

“Depository” shall mean Wells Fargo Bank, National Association, or any successor Depository appointed by Buyer with, so long as no Facility Default or Facility Event of Default has occurred and is continuing, the prior written consent of Master Seller (which consent shall not be unreasonably withheld or delayed).

“Diligence Materials” shall mean, collectively, (i) the Preliminary Due Diligence Package furnished by Seller to Buyer, and (ii) any other diligence materials delivered by Seller to Buyer in connection with Buyer’s review of any New Collateral, whether pursuant to a Supplemental Due Diligence List or otherwise.

“Division/Series Transaction” shall mean, with respect to any Person that is a limited liability company organized under the laws of the State of Delaware, any event or transaction where such Person (a) divides into two or more Persons (whether or not the original Person or Subsidiary thereof survives such division) or (b) creates, or reorganizes into, one or more series, in each case, as contemplated under the laws of the State of Delaware, including without limitation Section 18-217 of the Delaware LLC Act.

“Dollars” and “$” shall mean lawful money of the United States of America.

“Early Opt-in Effective Date” shall mean with respect to any Early Opt-in Election, the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to Seller.

“Early Opt-in Election” shall mean the election by Buyer (at any time after the date hereof, in its sole and absolute discretion) to trigger a fallback from the then-current Benchmark and the provision by Buyer of written notice of such election to Seller.

“Early Repurchase” shall have the meaning specified in Section 3(d) hereof. “Early Repurchase Date” shall have the meaning specified in Section 3(d) hereof.

“Eligible Loan” shall mean (a) a performing (as of the related Purchase Date) whole Mortgage Loan secured by a first mortgage lien or liens on one or more office, retail, industrial, hospitality and/or other commercial properties located in the United States (including, without limitation, a leasehold interest therein), (b) a performing (as of the related Purchase Date) Senior Interest or a performing Junior Interest where the related Senior Interest is also a Purchased Loan subject to a Transaction hereunder, and where, in each case, the related Mortgaged Loan is secured by a first mortgage lien or liens on one or more office, retail, industrial, hospitality and/or other commercial properties located in the United States (including, without limitation, a leasehold interest therein), (c) a Related Mezzanine Loan where the Mortgage Loan to which such Related Mezzanine Loan relates is also a Purchased Loan hereunder, or (d) any other asset approved by Buyer in its sole and absolute discretion as of the related Purchase Date therefor, in each case, as to which each of the Purchased Loan Representations are true and correct as of the date such Purchased Loan Representations are made or deemed made (except for any exceptions disclosed in writing by Seller and which are approved in writing by Buyer, in its sole and absolute discretion and are set forth in the related Confirmation), and which Mortgage Loan, Senior Interest, Junior Interest, Related Mezzanine Loan or other asset is approved by Buyer, in its sole and absolute discretion as of the Purchase Date therefor, based upon all facts and circumstances considered relevant by Buyer. For the avoidance of doubt, in no event shall a Junior Interest, or a Related Mezzanine Loan qualify as an Eligible Loan at any time when the related Senior Interest or Mortgage Loan, respectively, is not also a Purchased Loan subject to a Transaction under this Agreement.

“Environmental Law” shall mean any present or future federal, state or local law, statute, regulation or ordinance, any judicial or administrative order or judgment thereunder, pertaining to health, industrial hygiene, hazardous substances or the environment, including, but not limited to, each of the following, as enacted as of the Closing Date or as hereafter amended: the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. §§ 9601 et seq.; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. §§ 6901 et seq.; the Toxic Substance Control Act, 15 U.S.C. §§ 2601 et seq.; the Water Pollution Control Act (also known as the Clean Water Act, 22 U.S.C. §§ 1251 et seq.), the Clean Air Act, 42 U.S.C. §§ 7401 et seq. and the Hazardous Materials Transportation Act, 49 U.S.C. §§ 1801 et seq.

“Equity Interests” shall mean, with respect to any Person, (a) any share, interest, participation and other equivalent (however denominated) of capital stock of (or other ownership, equity or profit interests in) such Person, (b) any warrant, option or other right for the purchase or other acquisition from such Person of any of the foregoing, (c) any security convertible into or exchangeable for any of the foregoing, and (d) any other ownership or profit interest in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such share, warrant, option, right or other interest is authorized or otherwise existing on any date.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and, as of the relevant date, any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

“ERISA Affiliate” shall mean any corporation or trade or business that is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which Seller is a member and (ii) solely for purposes of potential liability under Section 302(b) of ERISA and Section 412(b) of the Code and the lien created under Section 303(k) of ERISA and Section 430(k)(4) of the Code, described in Section 414(m) or (o) of the Code of which Seller is a member.

“Event of Default” shall mean a Facility Event of Default or a Transaction Event of Default.

“Excluded Taxes” shall mean any of the following Taxes imposed on or with respect to Buyer or required to be withheld or deducted from a payment to Buyer: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of Buyer being organized under the laws of, or having its principal office or the office from which it books the Transactions located in, the jurisdiction imposing such Taxes (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of Buyer with respect to an interest in the Repurchase Obligations pursuant to a law in effect on the date on which Buyer (i) acquires such interest in the Repurchase Obligations or (ii) changes the office from which it books the Transactions, except in each case to the extent that, pursuant to Section 29 hereof, amounts with respect to such Taxes were payable either to Buyer’s assignor immediately before Buyer became a party hereto or to Buyer immediately before it changed the office from which it books the Transactions, (c) Taxes attributable to Buyer’s failure to comply with Section 29(e) hereof, and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Exit Fee” shall have the meaning specified in the Letter Agreement. “Facility Amount” shall have the meaning specified in the Letter Agreement.

“Facility Default” shall mean any event which, with the giving of notice, the passage of time, or both, would constitute a Facility Event of Default.

“Facility Event of Default” shall have the meaning specified in Section 13(a)(I) hereof. “Facility Termination Date” shall have the meaning specified in the Letter Agreement. “FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this

Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such sections of the Code.

“FDIA” shall have the meaning specified in Section 22(c) hereof. “FDICIA” shall have the meaning specified in Section 22(d) hereof.

“Federal Reserve Bank of New York’s Website” shall mean the website of the Federal Reserve Bank of New York at https://www.newyorkfed.org, or any successor source.

“Filings” shall have the meaning specified in Section 6 hereof. “Fitch” shall mean Fitch Ratings.

“Foreign Buyer” shall mean a Buyer that is not a U.S. Person.

“Funding Fee” shall have the meaning set forth in the Letter Agreement.

“Future Funding Amount” shall have the meaning specified in Section 3(p) hereof. “Future Funding Date” shall have the meaning specified in Section 3(p) hereof.

“Future Funding Purchased Loan” shall mean any Purchased Loan with respect to which there exists a continuing obligation on the part of the holder of the Purchased Loan after the related closing date of such Purchased Loan to provide additional funding to Mortgagor upon the terms and conditions in the applicable Purchased Loan Documents and which is approved by Buyer as a Future Funding Purchased Loan as of the Purchase Date for such Purchased Loan, as such approval is indicated in the Confirmation therefor, or as may be approved from time to time pursuant to a Future Funding Transaction Request made by Seller under Section 3(p) hereof.

“Future Funding Transaction” shall have the meaning specified in Section 3(p) hereof. “Future Funding Transaction Request” shall have the meaning specified in Section 3(p)

hereof.

“GAAP” shall mean United States generally accepted accounting principles consistently applied as in effect from time to time.

“Governmental Authority” shall mean, as the context may require, either (i) the Board of Governors of the Federal Reserve System and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System and/or the Federal Reserve Bank of New York or any successor thereto, or (ii) any other national or federal government, any state, regional, local or other political subdivision thereof with jurisdiction and any Person with jurisdiction exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Guarantor” shall mean Claros Mortgage Trust, Inc., a Maryland corporation.

“Guaranty” shall mean that certain Guaranty, dated as of the Closing Date, from Guarantor to Buyer, as the same may be amended, modified and/or restated from time to time.

“Hazardous Materials” shall mean oil, flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, hazardous wastes, toxic or contaminated substances or similar materials or gases, including any substances which are “hazardous substances,” “hazardous wastes,” “hazardous materials,” “toxic substances,” “wastes,” “regulated substances,” “industrial solid wastes,” or “pollutants” under Environmental Laws and including arsenic, perchlorate, methane and carbon monoxide.

“Income” shall mean, with respect to any Purchased Loan at any time, the sum of (x) payments of principal, interest, dividends or other receipts, distributions, prepayments, recoveries, proceeds (including insurance and condemnation proceeds), prepayment fees, extension fees, exit fees, defeasance fees, transfer fees, make whole fees, late charges, late fees and all other fees or charges of any kind or nature, premiums, yield maintenance charges, penalties, default interest, dividends, gains, receipts, allocations, rents, interests, profits, payments in kind, returns or repayment of contributions, net sale, foreclosure, liquidation, securitization or other disposition proceeds, insurance payments, settlements and proceeds or collections (including, without limitation, make-whole prepayment penalties, defaulted interest and, when released to Seller in accordance with the terms of the related Purchased Loan Documents, all Underlying Purchased Loan Reserves) and (y) all net sale proceeds received by Seller or any Affiliate of Seller in connection with a sale of such Purchased Loan, other than any origination fees that were earned and paid on or prior to the related Purchase Date.

“Indemnified Amounts” shall have the meaning specified in Section 26 hereof. “Indemnified Parties” shall have the meaning specified in Section 26 hereof. “Indemnified Taxes” shall mean (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Seller under any Transaction Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Independent Appraiser” shall mean an independent professional real estate appraiser who is a member in good standing of the American Appraisal Institute, and, if the state in which the subject Mortgaged Property is located certifies or licenses appraisers, is certified or licensed in such state, and in each such case, who has a minimum of five years’ experience in the subject property type and is acceptable to Buyer in its sole and absolute discretion.

“Independent Manager” shall mean an individual who has prior experience as an independent director, independent manager or independent member with at least three years of employment experience and who is provided by CT Corporation, Corporation Service Company, National Registered Agents, Inc., Wilmington Trust Company, Stewart Management Company, Lord Securities Corporation or, if none of those companies is then providing professional Independent Managers, another nationally-recognized company reasonably approved by Buyer, in each case that is not an Affiliate of Seller and that provides professional Independent Managers and other corporate services in the ordinary course of its business, and which individual is duly appointed as an Independent Manager and is not, and has never been, and will not while serving as Independent Manager be, any of the following:

(A)
a member, partner, equityholder, manager, director, officer or employee of Seller or any of its equityholders or Affiliates (other than as an Independent Manager of Seller or an Affiliate of Seller that does not own a direct or indirect interest in Seller and that is required by a creditor to be a single purpose bankruptcy remote entity, provided that such Independent Manager is employed by a company that routinely provides professional Independent Managers or managers in the ordinary course of its business);

(B)
a creditor, supplier or service provider (including provider of professional services) to Seller or any of its equityholders or Affiliates (other than a nationally-

recognized company that routinely provides professional Independent Managers and other corporate services to Seller or any of its Affiliates in the ordinary course of its business);

(C)
a family member of any such member, partner, equityholder, manager, director, officer, employee, creditor, supplier or service provider of Seller or its Affiliates; or

(D)
a Person that controls (whether directly, indirectly or otherwise) any of the entities described in (A), (B) or (C) above.

A natural person who otherwise satisfies the foregoing definition and satisfies subparagraph (A) by reason of being the Independent Manager of a “single purpose entity” affiliated with Seller, that does not own a direct or indirect interest in Seller, shall be qualified to serve as an Independent Manager of Seller, provided that the fees that such individual earns from serving as an Independent Manager of affiliates of Seller in any given year constitute in the aggregate less than five percent (5%) of such individual’s annual income for that year. For purposes of this paragraph, a “single purpose entity” is an entity, whose organizational documents contain restrictions on its activities and impose requirements intended to preserve such entity’s separateness that are substantially similar to those contained in Section 12 hereof.

“Index Floor” shall mean the greater of (a) zero and (b) such higher percentage as may be specified with respect to any Transaction as set forth in the related Confirmation.

“Investment Company Act” shall mean the Investment Company Act of 1940, as amended. “Joinder Agreement” shall have the meaning specified in Section 3(n) hereof.

“Junior Interest” shall mean (a) a junior Participation Interest, or (b) a B-Note.

“Junior Interest Documents” shall mean, for any Junior Interest, the B-Note or participation certificate, as applicable, together with any co-lender agreements, participation agreements and/or other intercreditor agreements or other documents governing or otherwise relating to the priority, rights or obligations of such Junior Interest and the applicable Related Interest, and the Mortgage Loan Documents for the related underlying Mortgage Loan, and including, without limitation, those documents which are required to be delivered to Custodian under the Custodial Agreement.

“Last Endorsee” shall have the meaning specified in Section 7(b)(i) hereof.

“Letter Agreement” shall mean that certain letter agreement, dated as of the Closing Date, by and between Buyer and Master Seller, as the same may be amended, modified and/or restated from time to time.

“LIBOR” shall mean, with respect to each Pricing Rate Period and each Pricing Rate Determination Date, the rate per annum (rounded upwards, if necessary, to the nearest 1/1,000 of 1%) calculated by Buyer as set forth below:

(a)
The rate for deposits in U.S. Dollars for a one-month period that appears on “Thomson Reuters ICE LIBOR# Rates – LIBOR01” (or its equivalent or replacement) as of 11:00 a.m., London time, on such Pricing Rate Determination Date.

(b)
If such rate does not appear on Thomson Reuters ICE LIBOR# Rates - LIBOR01 (or its equivalent or replacement) as of 11:00 a.m., London time, on the applicable Pricing Rate Determination Date, Buyer shall request the principal London office of any four major reference banks in the London interbank market selected by Buyer to provide such reference bank’s offered quotation to prime banks in the London interbank market for deposits in United States dollars for a one-month period as of 11:00 a.m., London time, on such Pricing Rate Determination Date in a principal amount of not less than $1,000,000 that is representative for a single transaction in the relevant market at the relevant time. If at least two such offered quotations are so provided, LIBOR shall be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, Buyer shall request any three major banks in New York City selected by Buyer to provide such bank’s rates for loans in U.S. Dollars to leading European banks for a one-month period as of 11:00 a.m., New York City time, on such Pricing Rate Determination Date in a principal amount not less than $1,000,000 that is representative for a single transaction in the relevant market at the relevant time, and if at least two such rates are so provided, LIBOR shall be the arithmetic mean of such rates.

(c)
Notwithstanding the foregoing, if LIBOR, as determined pursuant to either of the foregoing clauses (a) and (b), shall be less than the applicable Index Floor, LIBOR shall be deemed to be the applicable Index Floor for the purposes of this Agreement.

“LIBOR Pricing Rate” shall mean, with respect to each Pricing Rate Period, the per annum rate equal to (i) the greater of LIBOR and the applicable Index Floor plus (ii) the Applicable Spread.

“LIBOR Transaction” shall mean, with respect to any Pricing Rate Period, any Transaction with respect to which the Pricing Rate is determined for such Pricing Rate Period with reference to LIBOR.

“LIBOR Transition Date” shall mean the earliest of:

(a)
the date that LIBOR has either (i) permanently or indefinitely ceased to be provided by the administrator of LIBOR; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide LIBOR or (ii) been announced by the regulatory supervisor of the administrator of LIBOR pursuant to public statement or publication of information to be no longer representative,
(b)
the Early Opt-in Effective Date; and
(c)
such other date as Buyer and Seller may mutually agree;

provided, however, (i) for any Purchased Loan with respect to which Seller funds a Future Funding Transaction, the “LIBOR Transition Date” for the Transaction related to such

Purchased Loan shall be the related Future Funding Date, and (ii) with respect to any extension of the Facility Termination Date on or after January 1, 2022, the “LIBOR Transition Date” for all remaining LIBOR Transactions shall be the effective date of any such extension of the Facility Termination Date.

“Manager” shall mean shall mean Claros REIT Management LP, a Delaware limited partnership, together with its permitted successors and assigns.

“Mandatory Early Repurchase” shall have the meaning specified in Section 3(l) hereof. “Mandatory Early Repurchase Date” shall have the meaning specified in Section 3(l)

hereof.

“Mandatory Early Repurchase Event” shall mean, with respect to all Purchased Loans, the occurrence and continuation of any Facility Event of Default or the occurrence of the Facility Termination Date and, with respect to any individual Purchased Loan, the occurrence of any of the following:

(i)
a payment default on such Purchased Loan which remains uncured for the greater of (A) five (5) Business Days or (B) the cure period specified in the applicable Purchased Loan Documents, Senior Interest Documents, Junior Interest Documents or Mezzanine Loan Documents;

(ii)
an Act of Insolvency with respect to the related Mortgagor or guarantor of such Purchased Loan;

(iii)
any other Purchased Loan Event of Default with respect to such Purchased Loan (including any other payment default other than a payment default described in clause

(i) of this definition with respect to such Purchased Loan);

(iv)
a material breach of a Purchased Loan Representation relating to such Purchased Loan as determined by Buyer in its sole and absolute discretion; provided that if the terms of any Purchased Loan Representation are qualified as to materiality, the foregoing materiality qualifier in this clause (iv) shall be disregarded with respect to such Purchased Loan Representation;

(v)
all or any material portion of the Mortgaged Property securing such Purchased Loan shall be (A) materially damaged or destroyed by fire, flood, wind, earthquake, decay, environmental condition or other casualty or (B) taken by any Governmental Authority having jurisdiction over such Mortgaged Property as the result, in lieu or in anticipation, of the exercise of the right of condemnation or eminent domain;

(vi)
such Purchased Loan ceases to be an Eligible Loan, other than as a direct result of any exceptions to such requirements that are specifically approved by Buyer in writing and set forth in the related Confirmation; provided that, if a Purchased Loan would otherwise qualify in all respects as an Eligible Loan, except that Buyer has revoked its discretionary approval of such Purchased Loan in Buyer’s sole discretion, such Purchased Loan shall not cease to be an Eligible Loan for purposes of this clause (vi) unless there was a material misstatement or omission by Seller contained in information provided to Buyer on or prior to the related Purchase Date for such Purchased Loan;

(vii)
such Purchased Loan fails to qualify for safe harbor treatment under applicable Bankruptcy Laws;

(viii)
for any Purchased Loan that is either a Junior Interest or a Mezzanine Loan, the repurchase by Seller for any reason, in whole or in part, or the repayment or prepayment in full, of the related Senior Interest (in the case of a Purchased Loan that is a Junior Interest) or the related Mortgage Loan (in the case of a Purchased Loan that is a Related Mezzanine Loan);

(ix)
any other event or condition specifically designated as a Mandatory Early Repurchase Event in the applicable Confirmation for such Purchased Loan; or

(x)
for which (x) all documents required to be delivered to Custodian under the Custodial Agreement have not been so delivered when and as required pursuant to this Agreement and the Custodial Agreement or (y) any portion of such documents have been released from the possession of Custodian under the Custodial Agreement to Seller for a period in excess of ten (10) calendar days.

“Margin Call Threshold” shall have the meaning specified in the Letter Agreement. “Margin Deficit” shall have the meaning specified in Section 4(a) hereof.

“Margin Deficit Deadline” shall have the meaning specified in Section 4(b) hereof. “Margin Excess” shall have the meaning specified in Section 4(a) hereof.

“Margin Notice” shall have the meaning specified in Section 4(b) hereof.

“Market Value” shall mean, with respect to any Eligible Loan or Purchased Loan, as of any relevant date, the lesser of (i) the price at which such Eligible Loan or Purchased Loan may be sold in an arms’ length transaction to a third party (without regard to any unpaid interest which has accrued but is not yet due and payable), determined by Buyer in its sole and absolute discretion exercised in good faith, and (ii) the Principal Balance thereof; provided, however, that Buyer shall not adjust the Market Value for any Purchased Loan for purposes of issuing a Margin Call pursuant to Section 4(a) hereof unless a Credit Event has occurred and is continuing with respect to such Purchased Loan.

“Market Value Percentage” shall mean, with respect to any Purchased Loan, as of any date, the fraction, expressed as a percentage and rounded to the next highest hundredth of a percent, the numerator of which is the then current Market Value of such Purchased Loan, and the denominator of which is the then current Principal Balance of such Purchased Loan.

“Master Seller” shall mean CMTG DB Finance LLC, a Delaware limited liability company.

“Master Seller LLC Agreement” shall mean the limited liability company agreement of Master Seller, as same may be amended, modified and/or restated with Buyer’s prior written consent, together with each completed Schedule III thereto hereafter executed with respect to each Series Seller.

“Material Action” shall mean any material amendment, waiver, extension, termination, rescission, cancellation, release, forbearance or other modification to the terms of, or any collateral, guaranty or indemnity for, any Purchased Loan or the related Purchased Loan Documents (other than an extension of the maturity date for or release of collateral for a Purchased Loan for which the related Purchased Loan Documents do not provide for any material lender discretion or consent rights), or the exercise of any material right or remedy of a holder (including all material lending, corporate and voting rights, remedies, consents, approvals, forbearances and waivers, and including any such rights as holders of A-Notes or B-Notes, or as a participant pursuant to any related inter-creditor and/or co-lender agreements) of any Purchased Loan or the related Purchased Loan Documents.

“Material Adverse Effect” shall mean a material adverse effect on or material adverse change in or to (a) the property, assets, business, operations, financial condition, prospects or credit quality of Seller, Member or Guarantor (taken as a whole), (b) the ability of Seller, Member or Guarantor to pay or perform its obligations under any of the Transaction Documents to which it is a party, (c) the validity or enforceability of any of the Transaction Documents, (d) the rights and remedies of Buyer under any of the Transaction Documents, (e) the timely payment of any amounts payable under this Agreement or any other Transaction Document or (f) the value of one or more Purchased Loans.

“Maximum Original Purchase Percentage” shall have the meaning specified in the Letter Agreement.

“Member” shall mean CMTG DB Finance Holdco LLC, a Delaware limited liability company, which is the sole member of Master Seller.

“Member Guaranty” shall mean that certain Member Guaranty, dated as of the Closing Date, from Member to Buyer, as the same may be amended, modified and/or restated from time to time.

“Mezzanine Loan” shall mean a loan made by, or assigned to, Seller secured by the direct ownership interest in a Mortgagor (the “Mezzanine Loan Collateral”) in connection with a Purchased Loan.

“Mezzanine Loan Collateral” shall have the meaning specified in the definition of “Mezzanine Loan”.

“Mezzanine Loan Documents” shall mean, with respect to a Mezzanine Loan, all documents, instruments and agreements evidencing and/or securing such Mezzanine Loan, and the Mortgage Loan Documents for the related underlying Mortgage Loan made to the borrower whose equity interests comprise the security for such Mezzanine Loan, as each of same may be amended, modified and/or restated in accordance with the terms of this Agreement and including, without limitation, those documents which are required to be delivered to Custodian under the Custodial Agreement.

“Mezzanine Note” shall mean the original promissory note that was executed and delivered in connection with a particular Mezzanine Loan.

“Moody’s” shall mean Moody’s Investor Services, Inc.

“Mortgage” shall mean a mortgage, deed of trust, deed to secure debt or other instrument, creating a valid and enforceable first lien on or a first priority ownership interest in an estate in fee simple or ground leasehold interest in real property and the improvements thereon, securing a mortgage note or similar evidence of indebtedness.

“Mortgage Loan” shall mean a loan made by, or assigned to, Seller to a Mortgagor and secured by a Mortgage.

“Mortgage Loan Documents” shall mean, with respect to a Purchased Loan that is a Mortgage Loan, all documents, instruments and agreements evidencing and/or securing such Mortgage Loan, as each of same may be amended, modified and/or restated in accordance with the terms of this Agreement.

“Mortgage Note” shall mean a note or other evidence of indebtedness of a Mortgagor secured by a Mortgage in connection with a Purchased Loan.

“Mortgaged Property” shall mean (a) with respect to any Eligible Loan or Purchased Loan that is a Mortgage Loan, the real property encumbered by the Mortgage(s) securing such Eligible Loan or Purchased Loan (including all improvements, buildings, fixtures, building equipment and personal property thereon and all additions, alterations and replacements made at any time with respect to the foregoing) and all other collateral directly or indirectly securing repayment of the debt evidenced by a Mortgage Note, (b) with respect to any Eligible Loan or Purchased Loan that is a Senior Interest or Junior Interest, the real property encumbered by the Mortgage(s) securing the Mortgage Loan (including all improvements, buildings, fixtures, building equipment and personal property thereon and all additions, alterations and replacements made at any time with respect to the foregoing) and all other collateral directly or indirectly securing repayment of the debt evidenced by the Mortgage Note for the Mortgage Loan to which such Senior Interest or Junior Interest relates, and (c) with respect to any Eligible Loan or Purchased Loan that is a Mezzanine Loan, the real property encumbered by the Mortgage(s) securing the Mortgage Loan (including all improvements, buildings, fixtures, building equipment and personal property thereon and all additions, alterations and replacements made at any time with respect to the foregoing) and all other collateral directly or indirectly securing repayment of the debt evidenced by a Mortgage Note for the Mortgage Loan with respect to which the Mortgagor’s parent is borrower under such Mezzanine Loan.

“Mortgaged Property Value” shall mean, with respect to any Mortgaged Property, the market value of such Mortgaged Property as determined by Buyer in its sole and absolute discretion.

“Mortgagee” shall mean the record holder of a Mortgage Note secured by a Mortgage. “Mortgagor” shall mean, with respect to any Purchased Loan, the obligor on a Mortgage

Note and the mortgagor/grantor under the related Mortgage.

“Multiemployer Plan” shall mean a multiemployer plan defined as such in Section 3(37) of ERISA and which is covered by Title IV of ERISA.

“Net Market Value Decrease” shall mean, with respect to any Purchased Loan, as of any date of determination, an amount equal to the greater of (i) zero and (ii) the product of (1) the then current Principal Balance of such Purchased Loan (or, in the case of either a Senior Interest or a Junior Interest, the applicable pro rata portion of the Principal Balance of the Mortgage Loan to which such Senior Interest or Junior Interest relates), (2) (x) the Purchase Date Market Value Percentage of such Purchased Loan, less (y) the current Market Value Percentage of such Purchased Loan, and (3) the Maximum Original Purchase Percentage of such Purchased Loan.

“New Collateral” shall mean an Eligible Loan that Seller proposes to be included as Collateral.

“OFAC” shall mean the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Other Connection Taxes” means, with respect to Buyer, Taxes imposed as a result of a present or former connection between Buyer and the jurisdiction imposing such Tax (other than connections arising from Buyer having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Transaction Document, or sold or assigned an interest in any Transaction or Transaction Document.

“Other Taxes” shall mean any and all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under any Transaction Document or from the execution, delivery, performance, or enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Transaction Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Participant Register” shall have the meaning specified in Section 18(d) hereof. “Participation Interest” shall mean a participation interest in a Mortgage Loan.

“Person” shall mean an individual, corporation, limited liability company, series limited liability company, statutory trust, partnership, joint tenant or tenant-in-common, grantor trust, unincorporated organization, or other entity, or a federal, state or local government or any agency or political subdivision thereof.

“Plan” shall mean an employee benefit or other plan that is covered by Title IV of ERISA or Section 302 of ERISA or Section 412 of the Code, other than a Multiemployer Plan.

“Plan Assets” shall have the meaning specified in Section 21(a) hereof. “Plan Party” shall have the meaning specified in Section 21(a) hereof.

“Pledged Collateral” shall have the meaning specified in the Pledge Agreement.

“Pledge Agreement” shall mean that certain Pledge Agreement, dated as of the Closing Date, from Member, as pledgor, in favor of Buyer, as same may be amended, modified and/or restated from time to time.

“Preliminary Due Diligence Package” shall mean Seller’s summary memorandum outlining the proposed transaction, including, to the knowledge of Seller, potential transaction benefits and all material underwriting risks, all Underwriting Issues and all other characteristics of the proposed transaction that a reasonable buyer would consider material, together with the following due diligence information relating to a proposed Eligible Loan or New Collateral, to be provided by Seller to Buyer pursuant to this Agreement (in each case, to the extent applicable and in Seller’s possession or reasonably obtainable by Seller):

(i)
all material documents that relate to such proposed Eligible Loan or New Collateral;

(ii)
current rent roll for the Mortgaged Property, if applicable, together with the following information: (A) recent leasing activity including related tenant improvement and leasing commission obligations, (B) a delinquency report, (C) outstanding rent abatements and concessions and (D) a description of all percentage rent, additional rent and escalations payable by tenants for taxes, operating expenses, electricity and other expenses, as applicable;

(iii)
(a) most recent audited financial statements, (b) three (3) years of operating statements, including current trailing twelve (12) month operating statement, and (c) Seller’s preliminary underwritten cash flow pro-forma for the Mortgaged Property, in each case, if available;

(iv)
description of the Mortgaged Property and the ownership structure of the borrower and the sponsor (including, without limitation, the board of directors, if applicable);

(v)
Seller’s indicative debt service coverage ratios;

(vi)
Seller’s indicative debt yield ratios;

(vii)
Seller’s indicative loan-to-value ratio;

(viii)
term sheet outlining the transaction generally including an abstract of the final terms of the proposed Eligible Loan or New Collateral (to the extent such information is not included in other “Preliminary Due Diligence Package” documents);

(ix)
final sources and uses schedule for the proceeds of the proposed Eligible Loan or New Collateral delivered in connection with the closing of the proposed Eligible Loan or New Collateral;

(x)
an organizational chart of the Mortgagor showing all direct and indirect ownership interests of 10% or greater in the Mortgagor (and disclosing any direct or indirect ownership interests of Seller or its Affiliates in the Mortgagor);

(xi)
an Appraisal of the Mortgaged Property, dated within twelve (12) months of the proposed Purchase Date;

(xii)
Seller’s credit memorandum, in a form reasonably acceptable to Buyer;

(xiii)
Seller’s underwriting model (in Excel) (but excluding internal rate of return or other internal metrics relating to the profitability of Guarantor or Seller);

(xiv)
any exceptions to the Purchased Loan Representations for such proposed Eligible Loan or New Collateral, which may be contained in an internal memorandum or offering document prepared by a third party; and

(xv)
Seller’s relationship with the Mortgagor, if any;

(xvi)
current and, to the extent available, historical real estate tax bills, or an estimate of expected taxes, for the Mortgaged Property;

(xvii)
budget and/or Business Plan for the Mortgaged Property; and

(xviii)
any other information reasonably requested by Buyer.

“Price Differential” shall mean, with respect to any Transaction as of any date of determination, the aggregate amount obtained by daily application of the Pricing Rate for such Transaction to the Purchase Price for such Transaction on a 360-day-per-year basis for the actual number of days during each Pricing Rate Period, commencing on (and including) the Purchase Date for such Transaction and ending on (but excluding) such date of determination (reduced by any amount of such Price Differential previously paid by Seller to Buyer with respect to each such Transaction).

“Pricing Rate” shall mean, with respect to each Pricing Rate Period, an interest rate per annum equal to (i) for a LIBOR Transaction, the LIBOR Pricing Rate, determined as of 24 the Pricing Rate Determination Date immediately preceding the commencement of such Pricing Rate Period, (ii) for a Term SOFR Transaction, the Term SOFR Pricing Rate, determined as of the Pricing Rate Determination Date immediately preceding the commencement of such Pricing Rate Period, (iii) for a Prime Rate Transaction, the Prime Pricing Rate, determined as of the Pricing Rate Determination Date immediately preceding the commencement of such Pricing Rate Period and (iv) for an Alternate Rate Transaction, the Alternate Pricing Rate, determined as of the Pricing Rate Determination Date immediately preceding the commencement of such Pricing Rate Period. The Pricing Rate shall be subject to adjustment and/or conversion as provided in the Transaction Documents or the related Confirmation.

“Pricing Rate Determination Date” shall mean (i) with respect to each Pricing Rate Period with respect to any Transaction that occurs while the Transaction is a LIBOR

Transaction, the date that is two (2) Business Days prior to the first day of such Pricing Rate Period, (ii) with respect to each Pricing Rate Period with respect to any Transaction that occurs while the Transaction is a Term SOFR Transaction, the date that is two (2) U.S. Government Securities Business Days prior to the first day of the applicable Pricing Rate Period, (iii) with respect to any Pricing Rate Period that occurs with respect to any Transaction that occurs while the Transaction is an Alternate Rate Transaction, the date that is two (2) U.S. Government Securities Business Days prior to the first day of the applicable Pricing Rate Period (or the time determined by Buyer in accordance with the Conforming Changes) and (iv) with respect to any Pricing Rate Period with respect to any Transaction that occurs while the Transaction is a Prime Rate Transaction, the date that is two (2) Business Days prior to the first day of the applicable Pricing Rate Period. So long as when any Transaction is a LIBOR Transaction, when used with respect to any Pricing Rate Determination Date, Business Day shall mean any day on which banks are open for dealing in foreign currency and exchange in London.

“Pricing Rate Period” shall mean, (a) in the case of the first Pricing Rate Period and first Remittance Date with respect to any Transaction, the period commencing on and including the Purchase Date for such Transaction and ending on but excluding such Remittance Date, and (b) in the case of any subsequent Pricing Rate Period and Remittance Date, the period commencing on and including the prior Remittance Date and ending on but excluding such Remittance Date; provided, however, that in no event shall any Pricing Rate Period for any Transaction end subsequent to the Repurchase Date for such Transaction.

“Prime Index” shall mean the rate of interest published in The Wall Street Journal from time to time as the “Prime Rate”. If more than one “Prime Rate” is published in The Wall Street Journal for a day, the average of such “Prime Rates” will be used, and such average will be rounded up to the nearest 1/1000th of one percent (0.001%). If The Wall Street Journal ceases to publish the “Prime Rate,” Buyer will select an equivalent publication that publishes such “Prime Rate,” and if such “Prime Rates” are no longer generally published or are limited, regulated or administered by a governmental or quasi-governmental body, then Buyer will select a comparable interest rate index.

“Prime Index Rate” shall mean, with respect to each Pricing Rate Period, the per annum rate of interest of the Prime Index, determined as of the Pricing Rate Determination Date 25 immediately preceding the commencement of such Pricing Rate Period; provided that in no event will the Prime Index Rate be less than applicable Index Floor.

“Prime Pricing Rate” shall mean, with respect to each Pricing Rate Period, the per annum rate of interest equal to the greater of (i) the sum of (A) the Prime Index Rate plus (B) the Prime Rate Spread and (ii) the sum of (A) the applicable Index Floor plus (B) the Applicable Spread.

“Prime Rate Spread” shall mean, in connection with the conversion of any

Transaction in accordance with the terms hereof to a Prime Rate Transaction, the sum (expressed as the number of basis points and determined at the time of such conversion) of the Applicable Spread for such Transaction and the Prime Rate Spread Adjustment; provided that the Prime Rate Spread shall not be less than a spread resulting in the Pricing Rate immediately after giving effect to the conversion to a Prime Rate Transaction being at least equal to the Pricing Rate immediately prior to conversion to a Prime Rate Transaction, and in no event will the Prime Rate Spread be less than the applicable Index Floor.

“Prime Rate Spread Adjustment” shall mean, in connection with any conversion of a Transaction in accordance with the terms hereof to a Prime Rate Transaction, a spread adjustment, expressed as the number of basis points and determined at the time of such conversion (which may be positive, negative or zero) equal to (1) (x) if the Transaction is being converted from a Term SOFR Transaction to a Prime Rate Transaction, the daily average of Term SOFR (with a floor of zero percent) or (y) if the Transaction is being converted from an Alternate Rate Transaction to a Prime Rate Transaction, the daily average of the Alternate Index Rate (with a floor of zero percent), in either case of (x) or (y), as applicable, over the one hundred eighty (180) day period (or such shorter period to the extent such historical rates are not available, and excluding days within such one hundred eighty (180) day or shorter period that are not U.S. Government Securities Business Days) ending two (2) U.S. Government Business Days prior to the date of conversion, and excluding from such average, if such period of averaging exceeds thirty (30) days, the five (5) highest days and the five (5) lowest days of such one hundred eighty (180) day period), minus (2) the daily average of the Prime Index Rate (with a floor of zero percent) over the one hundred eighty (180) day period (excluding days within such one hundred eighty (180) day period that are not U.S. Government Securities Business Days) ending two (2) U.S. Government Securities Business Days prior to the date of conversion (excluding from such average the five (5) highest days and the five (5) lowest days of such one hundred eighty (180) day period).

“Prime Rate Transaction” shall mean, with respect to any Pricing Rate Period, any Transaction with respect to which the Pricing Rate for such Pricing Rate Period is determined with reference to the Prime Index.

“Principal Balance” shall mean, as of any date of determination, the then current outstanding principal balance of a Purchased Loan less all Principal Payments received thereon.

“Principal Payment” shall mean, with respect to any Purchased Loan, any payment or prepayment of principal received by Seller or Depository in respect thereof and the proceeds of any sale of such Purchased Loan or any interest therein received by Seller or Depository without limitation, (i) scheduled or unscheduled principal payments and prepayments from any source and of any nature whatsoever, (ii) net insurance or net condemnation proceeds, to the extent applied to reduce the principal amount of the related Purchased Loan, or (iii) any net proceeds from any sale, refinancing, liquidation or other disposition of the underlying real property or interest relating to such Purchased Loan, to the extent applied to reduce the principal amount of the related Purchased Loan.

“Prohibited Person” shall mean, at any time, any Person with whom dealings are restricted or prohibited under the Sanctions Laws, including but not limited to any Person: (1) identified on any Sanctions Laws-related list of restricted Persons maintained by the U.S. Government (including, but not limited to OFAC’s SDN List); (2) Blocked by Operation of Law, or controlled or acting on behalf of a Person that is either described in clause (1) or Blocked by Operation of Law; (3) otherwise subject to the Sanctions Laws administered by OFAC (“OFAC Sanctions”) such that the entry into this Agreement or the performance of the obligation contemplated hereby would be prohibited; or (4) subject to the Sanctions Laws administered by any other Governmental Authority.

“Prohibited Transferees” shall have the meaning set forth in the Letter Agreement. “Purchase Date” shall mean the date on which a Purchased Loan is to be transferred by

Seller to Buyer.

“Purchase Date Market Value” shall mean, with respect to any Purchased Loan, the Market Value of such Purchased Loan as of the related Purchase Date, as set forth in the Confirmation for the related Transaction.

“Purchase Date Market Value Percentage” shall mean, with respect to any Purchased Loan, the fraction, expressed as a percentage and rounded to the next highest hundredth of a percent, the numerator of which is the Purchase Date Market Value of such Purchased Loan, and the denominator of which is the Principal Balance as of the related Purchase Date, and which Purchase Date Market Value Percentage shall be set forth in the Confirmation for the related Transaction.

“Purchase Price” shall mean, with respect to any Purchased Loan, (a) as of the applicable Purchase Date, the price at which such Purchased Loan is transferred by Seller to Buyer on such Purchase Date as set forth in the Confirmation for such Purchased Loan, which initial Purchase Price shall not exceed the product of (i) the Purchase Date Market Value of such Purchased Loan and (ii) the Maximum Original Purchase Percentage, and (b) as of any other date of determination, an amount (expressed in dollars) equal to the Purchase Price set forth in the foregoing clause (a) increased by any funds remitted by Buyer to or on account of Seller with respect to such Purchased Loan including, without limitation, any Future Funding Amounts and advances of Margin Excess made by Buyer under Sections 3(p) and 4(b), respectively, and decreased by any payments made to Buyer to be applied (or allocated, as applicable) in reduction of the Repurchase Price (other than

Price Differential, fees or penalties) of such Purchased Loan pursuant to the terms of this Agreement, including Sections 3(e), 3(k), 4(a), 5(c)(iii), 5(d)(iii), 5(d)(v) and 5(e)(iii) hereof.

“Purchased Loan” or “Purchased Loans” shall mean (a) with respect to any Transaction, the Eligible Loan or Eligible Loans sold by the applicable Series Seller to Buyer in such Transaction and (b) with respect to the Transactions in general, all Eligible Loans sold by Seller to Buyer, in each case, together with all related (i) Purchased Loan Documents, (ii) Servicing Agreements, (iii) Servicing Records, (iv) Servicing Rights, (v) Income, (vi) insurance policies and payments and proceeds thereunder, (vii) collection, escrow, reserve, collateral, lock-box or other demand or time deposit accounts and all amounts and property from time to time on deposit therein, (viii) supporting obligations of any kind, and (ix) proceeds relating to the sale, securitization or other disposition of such Eligible Loan(s).

“Purchased Loan Default” shall mean for any Purchased Loan, any event which, with (or without) the giving of notice, the passage of time, or both, could give rise to a Purchased Loan Event of Default.

“Purchased Loan Documents” shall mean the Mortgage Loan Documents, Senior Interest Documents, Junior Interest Documents or Mezzanine Loan Documents related thereto, as applicable.

“Purchased Loan Event of Default” shall mean for any Purchased Loan, an “Event of Default” as defined in the Purchased Loan Documents for such Purchased Loan (or any such other similar term as is used in such documents).

“Purchased Loan File” shall mean the documents specified as the Purchased Loan File in Section 7(b) hereof, together with any additional documents and information required to be delivered to Buyer or its designee (including Custodian) pursuant to this Agreement.

“Purchased Loan Representations” shall mean with respect to any Purchased Loan or prospective Purchased Loan, the representations and warranties set forth on Exhibit VI attached hereto, subject to such written exceptions, modifications, qualifications or additional representations and warranties as are set forth on Schedule 3 to the Confirmation for such Purchased Loan or as otherwise disclosed in writing by Seller and approved by Buyer in its sole and absolute discretion and set forth in the related Confirmation. It is acknowledged and agreed that Buyer, in its sole and absolute discretion, may from time to time, upon delivery of at least twenty (20) Business Days prior written notice to Seller, amend the representations and warranties set forth on Exhibit VI attached hereto applicable to any Purchased Loan prior to the related Purchase Date therefor. Any such amendment of the representations and warranties set forth on Exhibit VI shall not be effective with respect to any Purchased Loan for which the Purchase Date has occurred hereunder prior to the effective date of such amendment. Buyer may elect, in its sole and absolute discretion, to require any such amendment of the representations and warranties set forth on Exhibit VI to apply to all Purchased Loans with Purchase Dates occurring from and after the effective date of such amendment and, in such event, Seller and Buyer will each execute and deliver an amendment of this Agreement substituting the amended version of Exhibit VI for the version of Exhibit VI then in effect.

“Purchased Loan Schedule” shall mean a schedule of Purchased Loans attached to each Trust Receipt and Custodial Delivery, which may but is not required to, contain information substantially similar to the Collateral Information.

“Qualified Servicing Expenses” shall mean any fees and expenses payable to any third- party Servicer that is not an Affiliate of Seller, which fees and expenses are netted by such Servicer out of collections pursuant to a Servicing Agreement that has been approved by Buyer in its reasonable discretion, and which Servicer shall have entered into a Servicer Notice and Agreement substantially in the form attached hereto as Exhibit IX attached hereto.

“Rate Conversion” shall mean the conversion of any Transaction (i) from a LIBOR Transaction to a Term SOFR Transaction, (ii) from a Term SOFR Transaction to either a Prime Rate Transaction or an Alternate Rate Transaction, or (iii) from a Prime Rate Transaction to a Term SOFR Transaction or Alternate Rate Transaction, in each case, in accordance with Section 3(f) hereof.

“Rate Conversion Effective Date” shall have the meaning specified in Section 3(f) hereof.

“Rating Agencies” shall mean Morningstar Credit Ratings, LLC, DBRS, Inc., S&P, Moody’s, Kroll Bond Ratings and Fitch, in each case, together with their respective successors- in-interest, or, if any of such entities shall for any reason no longer perform the function of a securities rating agency, any other nationally recognized statistical rating agency designated by Buyer.

“Register” shall have the meaning specified in Section 18(c) hereof. “Registrar” shall have the meaning specified in Section 18(c) hereof.

“REIT” shall mean a Person satisfying the conditions and limitations set forth in Sections 856(b) and 856(c) of the Code and qualifying as a “real estate investment trust,” as defined in Section 856(a) of the Code.

“Related Interest” shall mean (a) a pari passu or junior participation interest in a commercial mortgage loan, (b) a pari passu “A note” or a “B note” or other subordinate note in an “A/B” or similar structure in a commercial mortgage loan, (c) a Mezzanine Loan or (d) a preferred equity interest or any other subordinate debt or equity interest relating to a Mortgaged Property or Mortgagor for any Transaction, with respect to which, in each such case, the Senior Interest or related Mortgage Loan of which is a Purchased Loan hereunder.

“Related Mezzanine Loan” shall mean any Mezzanine Loan that is identified as such pursuant to the terms of the related Confirmation and that satisfies the definition of Eligible Loan.

“Remittance Date” shall mean the fifteenth (15th) calendar day of each month, or the next succeeding Business Day, if such calendar day shall not be a Business Day, or such other day as is mutually agreed to by Seller and Buyer.

“Repurchase Date” shall mean, for any Purchased Loan, the earliest of (i) the Facility Termination Date as same may be extended pursuant to Section 3 of the Letter Agreement, (ii) the date specified in the Confirmation for such Purchased Loan as may be extended pursuant to Section 3 of the Letter Agreement, (iii) if applicable, the related Early Repurchase Date, Mandatory Early Repurchase Date, Accelerated Repurchase Date or Accelerated Transaction Repurchase Date and

(iv) the date that is two (2) Business Days prior to the maturity date of such Purchased Loan or, in the case of a Participation Interest, the maturity date of the underlying Mortgage Loan (subject to extension, if applicable, in accordance with the related Purchased Loan Documents); provided, that, solely with respect to this clause (iv), the settlement with respect to such Repurchase Date and Purchased Loan may occur two (2) Business Days later.

“Repurchase Obligations” shall have the meaning specified in Section 6 hereof. “Repurchase Price” shall mean, with respect to any Purchased Loan as of any date, the price at which such Purchased Loan is to be transferred from Buyer to Seller upon the termination of the related Transaction; such price will be determined in each case as the sum of (i) the then outstanding Purchase Price of such Purchased Loan, and (ii) the accrued but unpaid Price Differential with respect to such Purchased Loan as of the date of such determination.

“Repurchase Price Cap” shall mean, with respect to any Purchased Loan, as of any date of determination, an amount equal to (i) the product of (x) the then-current Principal Balance of such Purchased Loan, (y) the Purchase Date Market Value Percentage of such Purchased Loan, and (z) the Maximum Original Purchase Percentage of such Purchased Loan, less (ii) the Net Market Value Decrease of such Purchased Loan and less (iii) any mandatory reductions of the Repurchase Price for such Purchased Loan required under the Confirmation therefor.

“Requirement of Law” shall mean any law, treaty, rule, regulation, code, directive, policy, order or requirement or determination of an arbitrator or a court or other governmental authority whether now or hereafter enacted or in effect.

“S&P” shall mean Standard & Poor’s Ratings Services, a Division of The McGraw-Hill Companies.

“Sanctions Laws” shall mean economic or financial sanctions, trade embargoes, or other restrictive economic or financial measures enacted, imposed, administered or enforced from time to time pursuant to statute, executive order, or regulation by: (1) the U.S. Government, including those administered by OFAC, the U.S. Department of State, and the U.S. Department of Commerce; (2) the United Nations Security Council; (3) the European Union or any of its member states; (4) Her Majesty’s Treasury; (5) the Swiss Government; (6) the Canadian Government; or

(7) Governmental Authorities of any other country in which Buyer, Seller or Guarantor operates.

“SDN List” shall mean OFAC’s List of Specially Designated Nationals and Blocked Persons.

“SEC” shall have the meaning specified in Section 23(a) hereof.

“Seller” shall have the meaning specified in the introductory paragraph of this Agreement.

“Senior Interest” shall mean (a) a senior (or pari passu senior) Participation Interest, or (b) an A-Note.

“Senior Interest Documents” shall mean, with respect to any Purchased Loan that is a Senior Interest, the A-Note or participation certificate, as applicable, together with any co-lender agreements, participation agreements and/or other intercreditor agreements or other documents governing or otherwise relating to the priority, rights or obligations of such Senior Interest and the applicable Related Interest, and the Mortgage Loan Documents for the related underlying Mortgage Loan, and including, without limitation, those documents which are required to be delivered to Custodian under the Custodial Agreement.

“Senior Interest Side Letter” shall mean, with respect to any Mortgage Loan or Senior Interest proposed to be included in a Transaction hereunder, if Seller, Guarantor or an Affiliate of Seller shall hold any other Related Interest related to such Mortgage Loan or Senior Interest, and such other Related Interest is not also a Purchased Loan, a letter agreement to be entered into on or before the Purchase Date of such Mortgage Loan or Senior Interest hereunder among Seller, Guarantor or any such Affiliate of Seller that holds the Related Interest (or any portion thereof) and Buyer, in form and substance reasonably acceptable to Buyer, pursuant to which the parties shall agree: (a) that any Transfer by such holder of the Related Interest (or such portion thereof) or any interest therein shall be subject to the provisions of Section 10(q) of this Agreement; (b) that for so long as the Related Interest (or such portion thereof) is held by Seller or an Affiliate of Seller, notwithstanding anything to the contrary contained in the Senior Interest Documents, upon Buyer’s exercise of any of its remedies with respect to the applicable Mortgage Loan or Senior Interest pursuant to Sections 13(b)(iii) or 13(c)(iii) hereunder, such holder of the Related Interest (or portion thereof) shall not be entitled to (i) appoint or replace, or consent to the appointment or replacement of, the servicer or special servicer for the related Mortgage Loan, (ii) consent or approve of any major decisions with respect to the related Mortgage Loan or exercise any other rights of a “controlling holder” or “operating advisor” under the Senior Interest Documents, (iii) exercise any additional cure rights with respect to any Purchased Loan Event of Default or default under any Purchased Loan Documents that are granted to the holder of the Related Interest pursuant to the applicable Senior Interest Documents; provided that the foregoing shall not restrict Seller from exercising any of Seller’s cure rights with respect thereto provided under this Agreement or the other Transaction Documents, subject to Buyer’s consent or (iv) exercise any right to purchase the related Senior Interest at a purchase price that is less than the sum of all amounts which would be payable by the Mortgagor to the holder of the Senior Interest pursuant to the Purchased Loan Documents during the continuance of a Purchased Loan Event of Default; and

(c) to such other matters with respect to such Mortgage Loan or Senior Interest as Buyer may require in its sole discretion.

“Series” shall have the meaning specified in the introductory paragraph of this Agreement. “Series Seller” shall have the meaning specified in the introductory paragraph of this

Agreement.

“Servicer” shall have the meaning specified in Section 28(a) hereof.

“Servicer Notice and Agreement” shall have the meaning specified in Section 28(a) hereof. “Servicing Agreement” shall have the meaning specified in Section 28(a) hereof. “Servicing Records” shall have the meaning specified in Section 28(b) hereof.

“Servicing Rights” shall mean all right, title and interest in and to any and all of the following, in each case as the same may be subject to the terms of any applicable Servicing Agreements and the provisions of the documentation for the applicable Purchased Loans: (a) any and all rights of Seller to service the Purchased Loans or to appoint (or terminate the appointment of) any third party as servicer of the Purchased Loans; (b) any payments to or monies received by or payable to Seller (as opposed to any third-party servicer) as compensation for servicing the Purchased Loans (including, without limitation, workout fees, consent fees, liquidation fee, late fees, penalties or similar amounts payable to Seller); (c) all agreements or documents creating, defining or evidencing any such servicing rights to the extent they relate to such servicing rights and all rights of Seller (individually or as servicer) thereunder (including all rights to set the compensation of any third-party servicer); (d) the right, if any, to appoint a special servicer or liquidator of the Purchased Loans; and (e) all rights of Seller to give directions with respect to the management and distribution of any collections, escrow accounts, reserve accounts or other similar payments or accounts in connection with the Purchased Loans.

“Single-Purpose Entity” shall mean a corporation, limited partnership, limited liability company or trust that, since the date of its formation (unless otherwise indicated in this Agreement) and at all times on and after the Closing Date, has complied with and shall at all times comply with the provisions of Section 12 hereof.

“SIPA” shall have the meaning specified in Section 23(a) hereof.

“SOFR” shall mean a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” shall mean the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” shall mean the Federal Reserve Bank of New York’s Website for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Average” shall mean, for any Pricing Rate Period and the Pricing Rate Determination Date for such Pricing Rate Period, the compounded average of SOFR over a rolling calendar period of thirty (30) days (“30-Day SOFR Average”) on such Pricing Rate Determination Date, with the rate, or methodology for this rate, and conventions for this rate being established by Buyer in accordance with:

(1)
the “30-day Average SOFR” published on the SOFR Administrator’s Website at https://apps.newyorkfed.org/markets/autorates/sofr-avg-ind or any successor or successor page thereto established by the SOFR Administrator (as calculated by Agent and rounded upwards, if necessary, to the nearest 1/1,000 of 1%); provided, that if as of 5:00 p.m. (New York City time) on any Pricing Rate Determination Date such 30-Day SOFR Average has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to the SOFR Average has not occurred, then SOFR Average for the related Pricing Rate Period will be the 30- Day SOFR Average as published on the SOFR Administrator’s Website on the first preceding U.S. Government Securities Business Day for which such 30-Day SOFR Average was published on the SOFR Administrator’s Website so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Pricing Rate Determination Date; and provided further, that:

(2)
if, and to the extent that, Buyer determines in its sole good faith discretion that 30- Day Average SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that have been selected by Buyer giving due consideration to any industry accepted market practice for similar U.S. dollar-denominated commercial real estate repurchase facilities and/or floating rate commercial real estate loans;

provided, further, that if Buyer determines in its sole good faith discretion that any such rate, methodology or convention determined in accordance with clause (1) or clause (2) is not administratively feasible for Buyer, then SOFR Average will be deemed unable to be determined for purposes of the definition of “Benchmark Replacement”.

Notwithstanding the foregoing or anything herein to the contrary, in no event shall SOFR Average be less than the Index Floor.

“Supplemental Due Diligence List” shall mean, with respect to any New Collateral, information or deliveries concerning the New Collateral that Buyer shall reasonably request in addition to the Preliminary Due Diligence Package.

“Survey” shall mean a certified ALTA/ACSM (or applicable state standards for the state in which the property is located) survey of a Mortgaged Property prepared by a registered independent surveyor or engineer and in form and content satisfactory to Buyer and the company issuing the title policy for such Mortgaged Property.

“Table Funded Purchased Loan” shall mean a Purchased Loan which Buyer agrees in its sole and absolute discretion to purchase hereunder simultaneously with the origination or acquisition thereof, which origination or acquisition is financed, in part, with the Purchase Price, pursuant to Seller’s request, paid directly to a title company or other settlement agent, in each case, approved by Buyer, for disbursement in connection with such origination or acquisition. A Purchased Loan shall cease to be a Table Funded Purchased Loan after Custodian has delivered a Trust Receipt to Buyer certifying its receipt of the Purchased Loan File therefor.

“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR” shall mean, with respect to each Pricing Rate Period, the Term SOFR Reference Rate for a one-month period as determined by Buyer on the Pricing Rate Determination Date for such Pricing Rate Period, as such rate is published by the Term SOFR Administrator (as calculated by Buyer and rounded upwards, if necessary, to the nearest 1/1,000 of 1%); provided, that if as of 5:00 p.m. (New York City time) on any Pricing Rate Determination Date the Term SOFR Reference Rate for a one-month period has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR for the related Pricing Rate Period will be the Term SOFR Reference Rate for a one-month period as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for a one-month period was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Pricing Rate Determination Date. Notwithstanding the foregoing or anything herein to the contrary, in no event shall Term SOFR be less than the Index Floor.

“Term SOFR Adjustment” shall mean 0.11448% per annum.

“Term SOFR Administrator” shall mean CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Buyer in its sole but good faith discretion).

“Term SOFR Pricing Rate” shall mean, with respect to each Pricing Rate Period, the per annum rate of interest equal to the sum of (i) Term SOFR and (ii) the Applicable Spread.

“Term SOFR Reference Rate” shall mean the forward-looking term rate for a one-month period based on SOFR, currently identified on the Term SOFR Administrator’s website at https://www.cmegroup.com/market-data/cme-group-benchmark-administration/term-sofr.html.

“Term SOFR Transaction” shall mean any Transaction at such time as the Pricing Rate applicable thereto accrues at a rate of interest based upon Term SOFR.

“Transaction” shall have the meaning specified in Section 1 hereof.

“Transaction Conditions Precedent” shall mean, with respect to each proposed Transaction,

(i)
no Default or Event of Default under this Agreement shall have occurred and be continuing and no uncured Margin Deficit shall exist, in each case, as of the Purchase Date for such proposed Transaction;

(ii)
Seller shall have provided Buyer with evidence of the acquisition cost of each Mortgage Loan, Senior Interest, Junior Interest or Related Mezzanine Loan proposed to be sold in such Transaction (or, in the case of any Mortgage Loan, Senior Interest, Junior Interest or Related Mezzanine Loan purchased from an Affiliate, the original acquisition cost of such Mortgage Loan, Senior Interest, Junior Interest or Related Mezzanine Loan at the time it was acquired by an Affiliate of Seller from a non-Affiliate) (including therein reasonable supporting documentation required by Buyer, if any) or if the related Mortgage Loan was originated by Seller, the outstanding principal balance of such Mortgage Loan, Senior Interest, Junior Interest or Related Mezzanine Loan;

(iii)
Seller shall have delivered to Buyer all information which Seller believes to be reasonably necessary for Buyer to make an informed business decision with respect to the purchase of each such Mortgage Loan, Senior Interest, Junior Interest or Related Mezzanine Loan and Seller shall have certified to Buyer in the Preliminary Due Diligence Package that Seller has no knowledge of any material information concerning any such Mortgage Loan, Senior Interest, Junior Interest or Related Mezzanine Loan which is not reflected in the related Diligence Materials or otherwise disclosed to Buyer in writing;

(iv)
the representations and warranties made by Seller or Guarantor in any of the Transaction Documents (including the Purchased Loan Representations with respect to the Eligible Loans then being transferred, subject to any exceptions to such representations and warranties disclosed in writing by Seller to Buyer which are approved by Buyer in its sole and absolute discretion and set forth on Schedule 3 to the Confirmation for such Eligible Loan) shall be true and correct in all material respects as of the Purchase Date for such Transaction (except to the extent such representations and warranties are made as of a particular date, in which case such representations and warranties shall be true and correct in all material respects as of such particular date);

(v)
Seller has paid all fees and expenses of Buyer (subject to Section 27 hereof) then due and payable hereunder (which, upon the agreement of Buyer and Seller, may be held back from funds remitted to Seller by Buyer), including without limitation the related Funding Fee specified in the Letter Agreement;

(vi)
Seller has satisfactorily completed its “Know Your Customer” and OFAC diligence (as to the related Mortgagor, guarantor and all other related parties that own a 10% or greater direct or indirect interest in the Mortgagor) and the results of such diligence shall be acceptable to Buyer in its sole discretion;

(vii)
the Servicer of the proposed Mortgage Loan, Senior Interest, Junior Interest or Related Mezzanine Loan shall have entered into a Servicer Notice and Agreement substantially in the form attached hereto as Exhibit IX;

(viii)
Buyer shall have (A) determined, in accordance with the applicable provisions of Section 3(a) hereof, that each Mortgage Loan, Senior Interest, Junior Interest or Related Mezzanine Loan proposed to be sold to Buyer by Seller in the related Transaction is an Eligible Loan and (B) obtained internal credit approval for the inclusion of each such Eligible Loan as a Purchased Loan in a Transaction;

(ix)
Buyer shall have received a Custodial Delivery and a Trust Receipt with respect to the assets proposed to be sold to Buyer by Seller in the related Transaction pursuant to Section 7(b) hereof;

(x)
Master Seller shall have established the Series Seller which will be entering the proposed Transaction and such Series Seller shall have executed and/or delivered to Buyer (1) a Joinder Agreement with respect to such Series Seller, (2) any organizational documents and amendments and (3) any other documents and agreements required in connection with such new Series Seller or the proposed Transaction under Section 3(n) hereof;

(xi)
Seller shall have delivered an Appraisal of the related Mortgaged Property, which Appraisal is dated no later than (i) six (6) months prior the origination date of the related Mortgage Loan, and (ii) twelve (12) months prior to the Purchase Date of the related Purchased Loan

(xii)
Buyer shall have received all such other and further documents and, in the case of the initial Transaction only, legal opinions (including, without limitation, opinions regarding the valid grant and the perfection of Buyer’s security interests granted under this Agreement and the Pledge Agreement, an opinion with respect to the applicability of the Investment Company Act to Seller, Member and Guarantor, and the applicability and validity of the bankruptcy safe harbor with a respect to all Transactions hereunder, in each case as Buyer and its counsel shall request);

(xiii)
In addition to such certificates or other evidence of insurance coverage, for each such Eligible Loan, Buyer shall have received, reviewed and approved an insurance risk analysis report (an “Insurance Review Report”) in form reasonably satisfactory to Buyer, by an insurance consultant that is reasonably approved by Buyer, which report shall, inter alia, unless otherwise approved by Buyer in its sole and absolute discretion (i) confirm that the above-referenced insurance requirements have been satisfied, (ii) expressly provide that such report shall run to, and may be relied upon by, Seller’s successors and/or assigns, including, without limitation, any entity providing warehouse or repo financing secured by the applicable mortgage loan, and (iii) expressly include the following language regarding such insurance coverage:

“As a result of our review and analysis, and based on insurance certificates delivered by or on behalf of the Borrower, our analysis has determined that adequate coverages and associated limits, as evidenced by such certificates and summarized below are in place and meet the insurance levels required by the lenders, including any permitted exceptions to those requirements, where applicable. In addition, the insurance provisions required in the loan agreements (including any permitted exceptions) is generally in line with market standards for prudent lenders on comparable transactions.”

To the extent that the applicable Insurance Review Report does not include the language required in the foregoing clauses (ii) and (iii), with respect to such Eligible Loan, Buyer shall obtain (at

Seller’s sole cost and expense) an Insurance Review Reliance Letter from Harbor Consulting Group; and

(xiv)
any other conditions as may be reasonably required by Buyer.

The Transaction Conditions Precedent shall be deemed to be complied with or waived by Buyer on the related Purchase Date; except to the extent that (x) Buyer subsequently determines that any untrue or incorrect material information, certificate or similar item was provided on or prior to the related Purchase Date to, and relied upon by, Buyer, and (y) if reasonably susceptible of being cured, Seller has failed to either cure the effect of such untrue or incorrect material information, certificate or similar item or terminate the related Transaction and repurchase the related Purchased Loan on an Early Repurchase Date, in either case, within five (5) Business Days of receipt of notice of, or Seller otherwise having knowledge that, such information was untrue or incorrect.

“Transaction Default” shall mean any event which, with the giving of notice, the passage of time, or both, would constitute a Transaction Event of Default.

“Transaction Documents” shall mean, collectively, this Agreement, the Letter Agreement, the Guaranty, Member Guaranty, the Custodial Agreement, the Controlled Account Agreement, the Pledge Agreement, all Confirmations and Joinder Agreements executed pursuant to this Agreement in connection with specific Purchased Loans, each Servicing Agreement, each Servicer Notice and Agreement, each Senior Interest Side Letter, and any and all other documents and agreements executed and delivered by Seller, Member and/or Guarantor in connection with this Agreement or any Transactions hereunder, as each may be amended, modified and/or restated from time to time.

“Transaction Event of Default” shall have the meaning set forth in Section 13(a)(II) hereof. “Transfer” shall have the meaning specified in Section 10(b) hereof.

“Treasury Regulations” shall mean the U.S. federal income tax regulations, including temporary regulations, promulgated under the Code, as such regulations are amended from time to time.

“Trust Receipt” shall mean a trust receipt issued by Custodian to Buyer confirming Custodian’s possession of certain Purchased Loan Files which are the property of and held by Custodian for the benefit of Buyer (or any other holder of such trust receipt) or a bailment arrangement with counsel or other third party reasonably acceptable to Buyer.

“UCC” shall have the meaning specified in Section 6 hereof.

“Unadjusted Benchmark Replacement” shall mean the applicable Benchmark Replacement, as determined under clause (1)(a)(i) or (1)(b)(i) of the definition thereof, excluding the related Benchmark Replacement Adjustment.

“Underlying Purchased Loan Reserves” shall mean, with respect to any Purchased Loan, the escrows, reserve funds or other similar amounts properly retained in accounts maintained by Servicer (or a third-party control bank) of such Purchased Loan unless and until such funds are, pursuant to and in accordance with the terms of the related Purchased Loan Documents, either (i) released or otherwise available to Seller for its own account (but not if such funds are used for the purpose for which they were maintained), (ii) released to the related Mortgagor, or (iii) applied for the purposes required under the Purchased Loan Documents (which, for the avoidance of doubt, shall not require Buyer consent if the applicable provisions of the related Purchased Loan Documents relating to such application or release do not provide for lender discretion or consent over the terms or circumstances of such application or release).

“Underwriting Issues” shall mean, with respect to any Collateral as to which Seller intends to request a Transaction, all material information known by Seller that, based on the making of reasonable inquiries and the exercise of reasonable care and diligence under the circumstances, would be considered a “negative” factor (either separately or in the aggregate with other information), or a defect in loan documentation or closing deliveries (such as any absence of any material Purchased Loan Document(s)), to a reasonable institutional commercial mortgage buyer in determining whether to originate or acquire the Collateral in question.

“U.S. Government Securities Business Day” shall mean any day except for (a) a Saturday,

(b) a Sunday, or (c) a day on which the Securities Industry and Financial Markets Association, or any successor thereto, recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” shall mean any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” shall have the meaning specified in Section 29(e)

hereof.

(b)
Under this Agreement, all accounting terms not specifically defined herein shall be construed in accordance with GAAP and all accounting determinations made and all financial statements prepared hereunder shall be made and prepared in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9. The words “herein,” “hereof,” and “hereunder” and other words of similar import refer to this Agreement as a whole, including the exhibits and schedules hereto, as the same may from time to time be amended or supplemented and not to any particular paragraph, section, subsection, or clause contained in this Agreement. Each of the definitions set forth in Section 2 hereof shall be equally applicable to both the singular and plural forms of the defined terms. Unless specifically stated otherwise, all references herein to any agreements, documents or instruments shall be references to the same as amended, restated, supplemented or otherwise modified from time to time.

3.
INITIATION; CONFIRMATION; TERMINATION; FEES; EXTENSION

(a)
Subject to the terms and conditions set forth in this Agreement (including, without limitation, the satisfaction of the Transaction Conditions Precedent set forth herein), Buyer may enter into Transactions from time to time, in its sole and absolute discretion, pursuant to written request at the initiation of Master Seller as provided in this Agreement. Seller shall give Buyer written notice of each proposed Transaction and Buyer shall inform Master Seller of its determination with respect to any assets proposed to be sold to Buyer by Seller in accordance with Exhibit VIII attached hereto, which may be amended from time to time by Buyer in its sole and absolute discretion. Buyer shall have the right to (x) review all Eligible Loans proposed to be sold to Buyer in any Transaction and to conduct its own due diligence investigation of such Eligible Loans as Buyer determines in its sole and absolute discretion and (y) with respect to Construction Loans, review the related Business Plan and include in the Confirmation applicable to the Transaction for such Purchased Loan any additional terms and conditions and additional representations and warranties that shall be applicable thereto. Buyer shall be entitled to make a determination, in its sole and absolute discretion, whether it shall or shall not purchase any or all of the Eligible Loans proposed to be sold to Buyer by Seller. In addition, Buyer shall not be required to enter into any Transaction if an Event of Default has occurred and is continuing with respect to any Transaction Documents.

(b)
Upon agreeing to enter into a Transaction hereunder, provided each of the Transaction Conditions Precedent shall have been either satisfied, as determined by Buyer in its sole and absolute discretion, or affirmatively waived by Buyer (but subject to the last paragraph of the definition of Transaction Conditions Precedent), and which satisfaction or affirmative waiver, as applicable, shall be evidenced by Buyer’s funding of the related Purchase Price, Buyer shall promptly deliver to Master Seller a written confirmation (which shall also be in electronic form) in the form of Exhibit I attached hereto of each Transaction (a “Confirmation”). Such Confirmation shall describe each Purchased Loan to be included in such Transaction, shall identify Buyer and the applicable Series Seller for such Transaction, and shall set forth:

(i)
the Purchase Date;

(ii)
the Principal Balance;

(iii)
the Purchase Date Market Value;

(iv)
the Purchase Date Market Value Percentage;

(v)
the Actual Original Purchase Percentage;

(vi)
the Maximum Original Purchase Percentage;

(vii)
the Purchase Price;

(viii)
the Repurchase Date;

(ix)
the initial Pricing Rate (including the Applicable Spread) applicable to the Transaction;

(x)
if such Purchased Loan is a Construction Loan, the related Business Plan and such other conditions, documents and representations and warranties applicable to such Construction Loan, in each case, as Buyer may require in its sole discretion;

(xi)
each Additional Confirmation Condition (if applicable);

(xii)
the total future funding obligations of Seller under the terms of the related Purchased Loan Documents; and

(xiii)
any additional terms or conditions not inconsistent with this Agreement.

With respect to any Transaction, the Pricing Rate shall be determined initially on the Pricing Rate Determination Date applicable to the first Pricing Rate Period for such Transaction, and shall be reset on each Pricing Rate Determination Date for the next succeeding Pricing Rate Periods for such Transaction. Buyer or its agent shall, in accordance with the terms of this Agreement, determine the Pricing Rate on each Pricing Rate Determination Date for the related Pricing Rate Period and notify Seller of such rate for such period on such Pricing Rate Determination Date.

(c)
Each Confirmation that has been agreed to and executed by Buyer and Seller, together with this Agreement, shall be conclusive evidence of the terms of the Transactions covered thereby. In the event of any conflict between the terms of such Confirmation and the terms of this Agreement, the Confirmation shall prevail.

(d)
Except upon the occurrence and during the continuance of an Event of Default, Master Seller, on behalf of the applicable Series Seller, shall be entitled to terminate any Transaction on demand, in whole or in part, and repurchase any or all of the Purchased Loans subject to such Transaction (each an “Early Repurchase”) on any Business Day prior to the Repurchase Date therefor (an “Early Repurchase Date”); provided, however, that:

(i)
Seller notifies Buyer in writing of its intent to terminate such Transaction and repurchase such Purchased Loan(s) no later than five (5) Business Days prior to such Early Repurchase Date; provided that no such notice shall be required if such Early Repurchase would cure in full a Margin Deficit for which a Margin Notice has been sent or an existing Default or Event of Default;

(ii)
on such Early Repurchase Date, the applicable Series Seller (or Master Seller on behalf of such Series Seller) pays to Buyer an amount equal to the sum of the Repurchase Price for such Transaction, and any other amounts payable under this Agreement or the Transaction Documents (including, without limitation, any amounts payable under Section 3(h) hereof and any Exit Fees payable pursuant to Section 2(b) of the Letter Agreement) with respect to such Transaction against transfer to the applicable Series Seller or its agent of such Purchased Loan(s); and

(iii)
no Margin Deficit for which a Margin Notice has been sent, Default or Event of Default exists which is not cured by or simultaneously with such repurchase or would exist as a result of such repurchase.

(e)
On the applicable Repurchase Date for any Transaction, termination of such Transaction will be effected by transfer to the applicable Series Seller or its designee in writing of the applicable Purchased Loan(s) and any Income in respect thereof received by Buyer (and not previously credited or transferred to, or applied to the obligations of, Master Seller, such Series Seller or any other Series Seller pursuant to Section 5 hereof), against the simultaneous transfer of the Repurchase Price for such Transaction to an account of Buyer.

(f)
Subject to the terms and conditions of this Section 3(f):

(i)
each Transaction entered into on or after January 1, 2022 shall be a Term SOFR Transaction and shall bear interest at the Term SOFR Pricing Rate applicable to such Transaction.

(ii)
In connection with the use or administration of Term SOFR, Buyer shall have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Conforming Changes as provided in the definition thereof will become effective without any further action or consent of Seller. Buyer will promptly notify Seller of the effectiveness of any such Conforming Changes in connection with the use or administration of Term SOFR.

(iii)
In the event that Buyer shall have determined in its sole but good faith discretion (which determination shall be conclusive and binding upon Seller absent manifest error) that one or more Benchmark Transition Events shall have occurred, Buyer shall determine the corresponding Benchmark Replacement Date in accordance with the definition thereof, and Buyer shall, at any time after the Benchmark Replacement Date, have the sole and exclusive right at its election, to be exercised in its sole but good faith discretion, to convert any Transaction from a Term SOFR Transaction to an Alternate Rate Transaction based on the applicable Benchmark Replacement selected by Buyer as provided in the definition thereof, or if any Transaction had previously been converted to an Alternate Rate Transaction based upon a Benchmark Replacement, to an Alternate Rate Transaction based on the applicable alternative Benchmark Replacement selected by Buyer as provided in the definition thereof, provided in each case that such conversion shall be subject to satisfaction of the following conditions: (A) at the time of conversion, such applicable Benchmark Replacement is a floating rate index that is then commonly used by Buyer in its commercial real estate repurchase facilities and/or floating rate commercial real estate loans as an alternative to the then-current Benchmark, as determined by Buyer in its sole but good faith discretion, and (B) such applicable Benchmark Replacement is administratively and commercially reasonable for Buyer to implement, as determined by Buyer in its sole but good faith discretion. In the event the foregoing conditions shall be satisfied and the applicable Transaction is converted to an Alternate Rate Transaction as provided above, the Transaction shall bear interest at the applicable Alternate Pricing Rate effective as of the first day of the next succeeding Pricing Rate Period which is at least five (5) Business Days after notice has been provided to Seller hereunder. Buyer will promptly notify Seller of the conversion of any Transaction to an Alternate Rate Transaction. Notwithstanding any provision of this Agreement to the contrary, in no event shall Seller have the right to convert (x) a Term SOFR Transaction to an Alternate Rate Transaction or (y) an Alternate Rate Transaction accruing interest at a rate based upon the then-current Benchmark Replacement to an alternative Alternate Rate Transaction accruing interest at a rate based upon any alternative Benchmark Replacement.

(iv)
In the event that Buyer has determined in its sole but good faith discretion (which determination shall be conclusive and binding upon Seller absent manifest error) that Term SOFR cannot be ascertained as provided in the definition of Term SOFR as set forth herein, and any Term SOFR Transaction has not previously been converted to an Alternate Rate Transaction in accordance with Section 3(f)(iii) above, Buyer may, in its sole and absolute discretion elect to give notice thereof to Seller (which may be by telephone or email, followed promptly by written notice). If such notice is given, such Term SOFR Transaction shall be converted, as of the first day of the next succeeding Pricing Rate Period which is at least five (5) Business Days after notice has been provided to Seller hereunder, or upon such earlier date as may be required by law, at Buyer’s option (in Buyer’s sole and absolute discretion), to a Prime Rate Transaction bearing interest at the Prime Pricing Rate. Notwithstanding any provision of this Agreement to the contrary, in no event shall Seller have the right to convert a Term SOFR Transaction to a Prime Rate Transaction or an Alternate Rate Transaction.

(v)
If, pursuant to Section 3(f)(iv) hereof, any Transaction has been converted to a Prime Rate Transaction and Buyer shall determine in its sole but good faith discretion (which determination shall be conclusive and binding upon Seller absent manifest error) that the event(s) or circumstance(s) which resulted in such conversion shall no longer be applicable and Term SOFR can be determined as provided in the definition of Term SOFR as set forth herein, Buyer shall give notice thereof to Seller (which may be by telephone or email, followed promptly by written notice) prior to the next succeeding Pricing Rate Determination Date, but in making such determination, Buyer shall not treat Seller differently than other similarly situated customers of Buyer under commercial real estate loan repurchase facilities of Buyer similar to this Agreement (provided that in no event shall Buyer be required to disclose confidential information concerning any other customer of Buyer). Upon the giving of such notice, the applicable Transaction shall be converted, as of the first day of the next succeeding Pricing Rate Period, to a Term SOFR Transaction. Notwithstanding any provision of this Agreement to the contrary, in no event shall Seller have the right to convert a Prime Rate Transaction to a Term SOFR Transaction or a Term SOFR Transaction to a Prime Rate Transaction.

(vi)
If, pursuant to Section 3(f)(iii) hereof, any Transaction has been converted to an Alternate Rate Transaction but thereafter Buyer shall determine in its sole but good faith discretion (which determination shall be conclusive and binding upon Seller absent manifest error) that the applicable Alternate Index cannot be ascertained, or that the adoption of any Requirement of Law or any change therein or in the interpretation or application thereof, shall make it unlawful for any Buyer to maintain an Alternate Rate Transaction as contemplated hereunder, or the applicable Alternate Index Rate would be in excess of the maximum interest rate that Seller may by law pay, Buyer shall give notice thereof to Seller (which may be by telephone or e-mail, followed promptly by written notice) prior to the next succeeding Pricing Rate Determination Date. If such notice is given, the Alternate Rate Transaction shall be converted, as of the first day of the next Pricing Rate Period, to a Prime Rate Transaction; provided, however, that notwithstanding the foregoing, Buyer shall not deliver such notice to Seller converting any Transaction to a Prime Rate Transaction unless Buyer is also converting the pricing rate (or interest rate, as applicable) under commercial real estate loan repurchase facilities of Buyer similar to this Agreement with other similarly situated customers of Buyer to a rate based on the Prime Index (provided that in no event shall Buyer be required to disclose confidential information concerning any other customer of Buyer).

(vii)
If, pursuant to the terms of this Section 3(f), any Transaction has been converted to a Prime Rate Transaction and thereafter Buyer has determined in its sole but good faith discretion that Term SOFR has been succeeded by an Alternate Index and such Alternate Index can be determined, then Buyer shall have the sole and exclusive right, to be exercised in its sole but good faith discretion, to convert the Transaction from a Prime Rate Transaction to an Alternate Rate Transaction in accordance with, and subject to satisfaction of the conditions set forth in, the provisions of Section 3(f)(iii) above, and Buyer shall give notice thereof to Seller (which may be by telephone or e-mail, followed promptly by written notice) prior to the next succeeding Pricing Rate Determination Date, and if such notice is given, the Transaction shall be converted, as of the first day of the next succeeding Pricing Rate Period, to an Alternate Rate Transaction. In making such determination, Buyer shall not treat Seller differently than other similarly situated customers of Buyer under commercial real estate loan repurchase facilities of Buyer similar to this Agreement (provided that in no event shall Buyer be required to disclose confidential information concerning any other customer of Buyer). Notwithstanding any provision of this Agreement to the contrary, in no event shall Seller have the right to elect to convert an Alternate Rate Transaction to a Prime Rate Transaction or a Prime Rate Transaction to an Alternate Rate Transaction.

(viii)
Seller hereby agrees to promptly pay to Buyer, upon demand, any additional amounts necessary to compensate Buyer for any actual out of pocket costs (not to include any lost profit or opportunity) incurred by Buyer in making any conversion in accordance with this Agreement, including without limitation, any interest or fees payable by Buyer to Buyers of funds obtained by it in order to make or maintain any Term SOFR Transaction (or Alternate Rate Transaction) hereunder. Buyer’s notice of such costs, as certified to Seller, shall be conclusive absent manifest error.

(ix)
In connection with the use, administration, adoption or implementation of a Benchmark Replacement, Buyer shall have the right to make any Conforming Changes from time to time as Buyer determines, in Buyer’s sole but good faith discretion, are necessary in connection with such Rate Conversion and/or the implementation thereof, and notwithstanding anything to the contrary contained herein or in any other Transaction Documents, any amendments implementing such Conforming Changes will become effective without any further action or consent of Seller or any other party to this Agreement.

(x)
Any determination, decision or election that may be made by Buyer pursuant to this Section 3(f), including, but not limited to, any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date, the necessity and amount of any spread adjustment, any Conforming Changes and any decision to take or refrain from taking any action or any selection made in accordance with the terms of this Section 3(f), will be conclusive and binding absent manifest error and may be made in its sole discretion (unless another standard is expressly set forth herein) and without consent from Seller.

(xi)
If any such conversion of a Transaction occurs on a day which is not the last day of the then current Pricing Rate Period with respect to such Transaction, Seller shall pay to Buyer such amounts, if any, as may be required pursuant to Section 3(i) hereof.

(xii)
Notwithstanding anything to the contrary herein or in any other Transaction Document, with respect to any LIBOR Transaction, if the LIBOR Transition Date has occurred prior to the Pricing Rate Determination Date in respect of any setting of LIBOR for any Pricing Rate Period of such LIBOR Transaction, then each LIBOR Transaction hereunder shall be permanently converted to being a Term SOFR Transaction as of the first day of such Pricing Rate Period without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document (such date on which the LIBOR Transactions are converted to Term SOFR Transactions, the “Rate Conversion Effective Date”); provided, that except as otherwise expressly specified in any Confirmation (or amended and restated Confirmation) entered into by Buyer and Seller following the Closing Date, from and after the Rate Conversion Effective Date, the Applicable

Spread (as in effect immediately prior to the effectiveness of such Rate Conversion) for each such LIBOR Transaction converted to a Term SOFR Transaction shall be increased by an amount equal to the Term SOFR Adjustment without any amendment to, or further action or consent of any other party to, this Agreement or any other Repurchase Document.

(g)
Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for Buyer to effect or continue Transactions as contemplated by the Transaction Documents, Buyer shall give notice (which notice may be given by email, followed promptly by written notice, provided that Buyer’s failure to give any such written notice shall in no way diminish any of Buyer’s rights under this Section 3(g)) thereof to Seller as soon as practicable thereafter, and (a) the commitment of Buyer hereunder to enter into new Transactions and to continue Transactions as such shall forthwith be canceled, and (b) if such adoption or change makes it unlawful to maintain a Pricing Rate as used in (i) a Term SOFR Transaction and/or (ii) an Alternate Rate Transaction, then such Transactions then outstanding shall be converted automatically to Prime Rate Transactions on the last day of the then current Pricing Rate Period or within such earlier period as may be required by law; provided, however, that in making any determination pursuant to this Section 3(g), Buyer shall treat Seller in the same manner as Buyer treats its other similarly situated customers in similar lending or repurchase facilities; provided further that, without limiting Buyer’s aforementioned covenant in the first proviso to this clause (g) with respect to treatment of Seller, in no event shall Buyer be required to disclose information concerning any of Buyer’s other customers, including but not limited to disclosing the terms of any transaction documentation with such customers. If any such conversion of a Transaction occurs on a day which is not the last day of the then current Pricing Rate Period with respect to such Transaction, Seller shall pay to Buyer such amounts, if any, as may be required pursuant to Section 3(h) hereof.

(h)
Upon written demand by Buyer, Seller shall indemnify Buyer and hold Buyer harmless from any out of pocket loss or expense (not to include any lost profit or opportunity) (including, without limitation, reasonable attorneys’ fees and disbursements) which Buyer may sustain or incur as a consequence of (i) default by Seller in terminating any Transaction after Seller has given a notice in accordance with Section 3(d) hereof of a termination of a Transaction, (ii) any payment of the Repurchase Price for any Purchased Loan on any day other than a Remittance Date or the applicable Repurchase Date for such Purchased Loan (including, without limitation, any out-of-pocket loss or expense arising from the reemployment of funds obtained by Buyer to maintain Transactions hereunder or from customary and reasonable fees payable to terminate the deposits from which such funds were obtained) or (iii) conversion of the Transaction to either a Prime Rate Transaction or an Alternate Rate Transaction pursuant to Section 3(f) hereof on a day which is not the last day of the then current Pricing Rate Period. A certificate as to such actual costs, losses, damages and expenses, setting forth the calculations therefor shall be submitted promptly by Buyer to Seller and shall be conclusive evidence of the information set forth therein.

(i)
If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof by any Governmental Authority or compliance by Buyer with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority having jurisdiction over Buyer made subsequent to the date hereof:

(i)
shall subject Buyer to any Tax of any kind whatsoever with respect to the Transaction Documents, any Purchased Loan or any Transaction, or change the basis of taxation of payments to Buyer in respect thereof (in each case except for (A) Taxes described in clauses (b) through (d) in the definition of Excluded Taxes, (B) Connection Income Taxes, and (C) Indemnified Taxes);

(ii)
shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of Buyer which is not otherwise included in the determination of the then-current Benchmark hereunder; or

(iii)
shall impose on Buyer any other condition;

and the result of any of the foregoing is to increase the cost to Buyer, by an amount which Buyer deems, in its sole and absolute discretion, exercised in good faith, to be material, of entering into, continuing or maintaining Transactions or to reduce any amount receivable under the Transaction Documents in respect thereof; then, in any such case, Seller shall promptly pay Buyer, upon its demand, any additional amounts necessary to compensate Buyer for such increased cost or reduced amount receivable (in the case of Taxes, in an amount such that, after deduction of the applicable Tax, Buyer receives the amount to which it would have been entitled if no Tax were deductible); provided, however, in making any determination pursuant to this Section 3(i), Buyer shall treat Seller in the same manner as Buyer treats its other similarly situated customers in similar lending or repurchase facilities; provided further that, without limiting Buyer’s aforementioned covenant in the first proviso to this paragraph with respect to treatment of Seller, in no event shall Buyer be required to disclose information concerning any of Buyer’s other customers, including but not limited to disclosing the terms of any transaction documentation with such customers. If Buyer becomes entitled to claim any additional amounts pursuant to this Section 3(i), it shall use reasonable efforts to promptly notify Seller in writing of the event by reason of which it has become so entitled; provided further that failure to give any such notification should in no way diminish any of Buyer’s rights under this Section 3(i). Such notification as to the calculation of any additional amounts payable pursuant to this subsection shall be submitted by Buyer to Seller and shall be conclusive evidence of such additional amounts. This covenant shall survive the termination of this Agreement and the repurchase by Seller of any or all of the Purchased Loans.

(j)
If Buyer shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by Buyer or any Person controlling Buyer with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof does or shall have the effect of increasing the amount of capital to be held by Buyer in respect of any Transaction hereunder or reducing the rate of return on Buyer’s or such controlling Person’s capital as a consequence of its obligations hereunder to a level below that which Buyer or such controlling Person could have achieved but for such adoption, change or compliance (taking into consideration Buyer’s or such controlling Person’s policies with respect to capital adequacy) by an amount deemed by Buyer to be material, then from time to time, after submission by Buyer to Seller of a written request therefor, Seller shall pay to Buyer such additional amount or amounts as will compensate Buyer for such reduction; provided, however, in making any determination pursuant to this Section 3(j), Buyer shall treat Seller in the same manner as Buyer treats its other similarly situated customers in similar lending or repurchase facilities; provided further that, without limiting Buyer’s aforementioned covenant in the first proviso to this clause (j) with respect to treatment of Seller, in no event shall Buyer be required to disclose information concerning any of Buyer’s other customers, including but not limited to disclosing the terms of any transaction documentation with such customers. Such notification as to the calculation of any additional amounts payable pursuant to this subsection shall be submitted by Buyer to Seller and shall be conclusive evidence of such additional amounts. This covenant shall survive the termination of this Agreement and the repurchase by Seller of any or all of the Purchased Loans.

(k)
Master Seller, on behalf of any Series Seller, shall have the right at any time, upon one (1) Business Day prior notice to Buyer, to transfer cash to Buyer for the purpose of reducing the Repurchase Price of, but not terminating, the Transaction to which such Series Seller is a party.

(l)
Upon the occurrence of a Mandatory Early Repurchase Event with respect to any Purchased Loan, Buyer may, upon written notice to the applicable Series Seller, accelerate the Repurchase Date of such Purchased Loan to the date (the “Mandatory Early Repurchase Date”) which is three (3) Business Days following such notice, and require that the applicable Series Seller repurchase such Purchased Loan from Buyer on such Mandatory Early Repurchase Date (a “Mandatory Early Repurchase”), which repurchase by the applicable Series Seller shall be conducted pursuant to and in accordance with Section 3(d) hereof.

(m)
[Reserved].

(n)
On or before the Purchase Date for any Transaction, Member shall establish, pursuant to the provisions of the Master Seller LLC Agreement and in accordance with Delaware law, a new Series Seller to enter into such Transaction pursuant to the related Confirmation, and deliver copies of the completed Schedule III to the Master Seller LLC Agreement with respect to such Series Seller and same shall be reasonably acceptable to Buyer. On or prior to the Purchase Date for any Transaction, Master Seller and such new Series Seller shall execute and deliver to Buyer a joinder agreement substantially in form attached hereto as Exhibit X (a “Joinder Agreement”) pursuant to which such Series Seller shall be added as a party hereto and to the other Transaction Documents and any other documents and agreements as Buyer may reasonably require with respect to such Series Seller or in connection with such Transaction. If required by Buyer in its sole discretion, Master Seller hereby authorizes Buyer, on behalf of itself and such Series Seller, to file UCC financing statements in all applicable filing offices with respect to such new Series Seller, which UCC financing statements shall be in form and substance satisfactory to Buyer and may describe the collateral as “All assets of such new Series Seller, whether now owned or existing or hereafter acquired or arising and wheresoever located, and all proceeds and products thereof” or words to that effect.

(o)
[Reserved].

(p)
With respect to any Transaction involving a Purchased Loan with future advances, in the event a future advance is made or is to be made by Seller pursuant to the Purchased Loan Documents, Senior Interest Documents, Junior Interest Documents or Mezzanine Loan Documents for such Purchased Loan, Seller may submit to Buyer a request (a “Future Funding Transaction Request”) that Buyer transfer cash to Seller in an aggregate amount, together with all previous future advances not to exceed the product of (x) the Maximum Original Purchase Percentage multiplied by (y) the aggregate amount of such future advances (such aggregate amount so funded by Buyer hereunder, the “Future Funding Amount” and any Transaction where any such Future Funding Amount is paid, a “Future Funding Transaction”). Other than with respect to Future Funding Amounts relating to Purchased Loans approved by Buyer in its sole and absolute discretion as Future Funding Purchased Loans as of the related Purchase Dates as set forth in the Confirmation therefor or otherwise approved in writing for the applicable Purchased Loan and the applicable Future Funding Transaction (“Approved Future Funding Amounts”), Buyer shall have no obligation to fund Future Funding Amounts. With respect to Approved Future Funding Amounts, Buyer shall transfer cash in the applicable portion of the Future Funding Amount, which funds shall increase the outstanding Purchase Price for the related Future Funding Purchased Loan, on the date requested by Seller in the related Future Funding Transaction Request (each a “Future Funding Date”) and in accordance with the wire instructions provided by Seller therein subject to satisfaction (or, in Buyer’s sole discretion, waiver in writing) of the following conditions precedent:

(i)
the related Future Funding Transaction Request shall have been delivered no later than five (5) Business Days prior to the related Future Funding Date;

(ii)
Seller shall have demonstrated to Buyer’s reasonable satisfaction that all related conditions precedent to the related future funding advance under the related Purchased Loan Documents have been satisfied;

(iii)
no Margin Deficit for which a Margin Notice has been sent, Default or Event of Default has occurred and is continuing under this Agreement (unless same shall be cured in connection with the funding of such Future Funding Amount); and

(iv)
previously or simultaneously with Buyer’s funding of the requested portion of the Future Funding Amount, Seller shall have funded or caused to be funded to Mortgagor (or to an escrow agent or as required under the Purchased Loan Documents or as otherwise directed by Mortgagor in accordance with the terms of the Purchased Loan Documents) all of, or Seller’s pro rata portion of (taking into account the amount of Buyer’s related portion of the Future Funding Amount), such Future Funding Purchased Loan, as applicable.

(q)
Notwithstanding anything to the contrary contained herein, Buyer shall not be required to purchase any Eligible Loan proposed by Seller for sale under this Agreement if, after giving effect to such Transaction, the aggregate Repurchase Price (other than Price Differential) for all Transactions then outstanding would exceed the Facility Amount.

(r)
All amounts payable by Seller under the Transaction Documents shall be paid without notice, demand, counterclaim, set-off, deduction or defense (as to any Person and for any reason whatsoever) and without abatement, suspension, deferment, diminution or reduction (as to any Person and for any reason whatsoever), and the Repurchase Obligations shall not be released, discharged or otherwise affected, except as expressly provided herein, by reason of: (i) any Act of Insolvency relating to Seller, any Mortgagor or any other loan participant under a Related Interest, or any action taken with respect to any Transaction Document or Purchased Loan Document by any trustee or receiver of Seller, any Mortgagor or any other loan participant under a Related Interest, or by any court in any such proceeding, (ii) any claim that Seller has or might have against Buyer under any Transaction Document or otherwise, (iii) any default or failure on the part of Buyer to perform or comply with any Transaction Document or other agreement with Seller, (iv) the invalidity or unenforceability of any Purchased Loan, Transaction Document or Purchased Loan Document, or (v) any other occurrence whatsoever, whether or not similar to any of the foregoing, and whether or not Seller has notice or knowledge of any of the foregoing. The Repurchase Obligations shall be full recourse to Seller and recourse to Guarantor as and to the extent set forth in the Guaranty. This Section 3(r) shall survive the termination of the Transaction Documents and the payment in full of the Repurchase Obligations.

4.
MARGIN MAINTENANCE

(a)
Buyer shall determine the Repurchase Price Cap of each Purchased Loan on each Business Day and shall determine the amount, if any, by which the Repurchase Price (excluding Price Differential) of the related Purchased Loan exceeds the Repurchase Price Cap for such Purchased Loan (a “Margin Deficit”). If at any time a Margin Deficit exists with respect to one or more Purchased Loans in an amount greater than the Margin Call Threshold, and a Credit Event has occurred and is continuing with respect to such Purchased Loan, then Buyer may, by notice (which notice shall include a copy sent by electronic mail in accordance with Section 16 hereof) (a “Margin Notice”) to Master Seller on behalf to the applicable Series Seller(s), require the applicable Series Seller(s), or the Master Seller on behalf of the applicable Series Seller(s), to transfer to Buyer cash in the amount of the Margin Deficit for such Purchased Loan by no later than 2 P.M. (New York City time) on the date that is three (3) Business Days following the date of receipt of such Margin Notice.

(b)
At the request of Seller, which may be delivered to Buyer at any time after a Margin Notice has been delivered to Seller by Buyer as set forth in Section 4(a) above, but only if the related Margin Deficit had previously been paid in full and the related Credit Event is no longer continuing, Buyer shall re-determine, in its sole and absolute discretion exercised in good faith, the Repurchase Price Cap of the related Purchased Loan and, if the Repurchase Price Cap as so determined by Buyer in its sole and absolute discretion exercised in good faith (which determination may include Buyer obtaining credit approval with respect to such re-determination) exceeds the then-current Repurchase Price for such Purchased Loan (excluding Price Differential)

(any such excess, “Margin Excess”), Buyer shall transfer to Master Seller on behalf of the applicable Series Seller cash in an amount up to the Margin Excess by no later than the date that is three (3) Business Days following Buyer’s receipt of such notice from Master Seller; provided, however, that (1) any such transfer of cash shall not cause the Repurchase Price for the applicable Purchased Loan to exceed the Repurchase Price Cap for such Transaction, and (2) no Default or Event of Default under this Agreement shall have occurred and be continuing.

(c)
The failure of, or delay by, Buyer or Seller on any one or more occasions, to exercise its rights under Section 4(a) or Section 4(b) hereof, respectively, shall not (i) change or alter the terms and conditions to which this Agreement is subject, (ii) limit the right of Buyer or Seller to do so at a later date, (iii) limit Buyer’s or Seller’s rights under this Agreement or otherwise existing by law, or (iv) in any way create additional rights for Buyer or Seller.

(d)
If either Master Seller and/or any applicable Series Sellers transfers cash to Buyer on account of Margin Deficits relating to more than one Purchased Loan, but such cash is insufficient to fully satisfy all Margin Deficits then currently outstanding for which Margin Notices have been sent (after giving effect to any netting pursuant to Section 4(e) hereof), Buyer shall have the right to designate the Purchased Loan(s) and amounts of such Margin Deficit(s) to which such payments shall be applied, which application shall be made in Buyer’s sole discretion, exercised in good faith, and, to the extent reasonably practicable, shall be implemented so as to minimize the number of related Margin Deficit(s).

(e)
Buyer and Master Seller acknowledge and agree that, so long as no Default or Event of Default shall have occurred and be continuing, then notwithstanding the provisions of Sections 4(a) and 4(b) hereof, Margin Excess and Margin Deficit shall be netted for all the Transactions under this Agreement, and the aggregate amount of the Margin Excess (if any) for all Transactions shall be credited against the aggregate Margin Deficit owed under Section 4(a) hereof and only the net amount need be paid; provided, that any net payment to Master Seller shall be subject to the conditions set forth in Section 4(b) hereof.

(f)
Notwithstanding anything contained in Section 16 hereof to the contrary, notice of a Margin Deficit may be delivered by Buyer via email, without the need to also deliver such notice by one of the other means set forth in Section 16 hereof, and shall be deemed received upon the sending of such email.

5.
INCOME PAYMENTS AND PRINCIPAL PAYMENTS

(a)
On each Remittance Date, each Series Seller shall be obligated to pay to Buyer (to the extent not paid on such date through the distributions required pursuant to Sections 5(c), (d) and (e) hereof) the accrued but unpaid Price Differential for its applicable Transaction(s) due as of such Remittance Date (along with any other amounts then due and payable), by wire transfer in immediately available funds. A Cash Management Account shall be established by Master Seller, on behalf of itself and each Series Seller, at Depository. Buyer shall have sole dominion and control over the Cash Management Account at all times until this Agreement is terminated and Seller has satisfied all of the Repurchase Obligations. All Available Income in respect of the Purchased Loans shall be deposited by Master Seller and each Series Seller or the applicable

Servicer (i) directly into the Cash Management Account without any further action of Buyer or (ii) directly into the Applicable Servicer Account for further remittance by the applicable Servicer to the Cash Management Account, subject in all cases to the terms and conditions of the related Servicer Notice and Agreement. All such amounts transferred into the Cash Management Account shall be remitted by Depository in accordance with the applicable provisions of Sections 5(b), 5(c), 5(d), 5(e), 13(b)(iii) and 13(c)(iii) hereof.

(b)
Seller shall cause the Servicer of each Purchased Loan to enter into a Servicer Notice and Agreement in the form attached as Exhibit IX to this Agreement, which provides, inter alia, that the Servicer shall deposit all Available Income with respect to such Purchased Loan into the Applicable Servicer Account for further remittance by the applicable Servicer into the Cash Management Account, all in accordance with the terms of the Servicing Agreement and the related Servicer Notice and Agreement. If a Servicer forwards any Available Income with respect to a Purchased Loan to Master Seller, any Series Seller or any other Person, rather than directly to the Cash Management Account or directly into the Applicable Servicer Account for further remittance by the applicable Servicer to the Cash Management Account, subject in all cases to the terms and conditions of the related Servicer Notice and Agreement, Master Seller shall (i) redeliver an executed copy of the Servicer Notice and Agreement to the applicable Servicer, and make other commercially reasonable efforts to cause such Servicer to forward such amounts directly to the Cash Management Account, (ii) hold such amounts in trust for the benefit of Buyer and (ii) immediately deposit in the Cash Management Account any such amounts. If a Mortgagor, issuer of a Participation Interest or paying agent with respect to the Purchased Loan or borrower forwards any Income or other amounts with respect to a Purchased Loan to such Series Seller, any Affiliate of such Series Seller or any other Person rather than directly into the Applicable Servicer Account or Cash Management Account, as applicable pursuant to the requirements of Section 5(a) hereof, such Series Seller shall, or shall cause such Affiliate to, (i) to the extent required under Section 7(c), deliver a separate Re-direction Letter to the applicable Mortgagor, issuer of a Participation Interest, servicer, paying agent or similar Person with respect to the Purchased Loan, and make other commercially reasonable efforts to cause such Mortgagor, issuer of a Participation Interest, servicer, paying agent or similar Person with respect to the Purchased Loan or borrower to forward such amounts directly to the Cash Management Account and (ii) deposit in the Applicable Servicer Account or Cash Management Account, as applicable pursuant to the requirements of Section 5(a) hereof, any such amounts within one (1) Business Day of such Series Seller’s (or its Affiliate’s) receipt thereof.

(c)
So long as no Event of Default shall have occurred and be continuing, all Available Income received by Depository in respect of the Purchased Loans (other than Principal Payments and net sale proceeds) during each Collection Period shall be applied by Depository on the related Remittance Date in the following order of priority:

(i)
first, to remit to (a) Custodian an amount equal to any accrued and unpaid custodial fees and expenses due and payable under the Custodial Agreement, and (b) Depository an amount equal to any accrued and unpaid fees and expenses due and payable under the Controlled Account Agreement;

(ii)
second, to remit to Buyer an amount equal to the aggregate Price Differential which has accrued and is outstanding in respect of all of the Purchased Loans as of such Remittance Date;

(iii)
third, to make a payment to Buyer on account of any outstanding and unpaid Margin Deficit required to be paid pursuant to Section 4(b) hereof;

(iv)
fourth, to remit to Buyer on account of any other unpaid fees, costs, expenses, indemnity amounts and any and all other amounts due and payable from Seller under this Agreement or the other Transaction Documents, including but not limited to any amounts that remain unpaid after application of Principal Payments as provided in Section 5(d) hereof; and

(v)
fifth, to remit to Master Seller, on behalf of all applicable Series Sellers, the remainder, if any; provided that, if any Default has occurred and is continuing on such date that has not become an Event of Default, all amounts otherwise payable to Master Seller hereunder shall be retained in the Cash Management Account until the earlier of (x) the day on which Buyer provides written notice to the Depository that such Default has been cured to the satisfaction of Buyer in its sole discretion and no other Default or Event of Default has occurred and is continuing, at which time the Depository shall apply all such amounts pursuant to this priority fifth; and

(y) the day that the related Default becomes an Event of Default, at which time the Depository shall apply all such amounts pursuant to Section 5(e).

(d)
So long as no Event of Default shall have occurred and be continuing, (A) any unscheduled Principal Payments and any scheduled principal payments at maturity in respect of the Purchased Loans received by Depository during each Collection Period shall be applied by Depository within two (2) Business Days following the later to occur of (x) the day on which such funds are deposited in the Cash Management Account and (y) Seller’s delivery to Buyer of written notice of such Principal Payment, which notice shall include the date of such Principal Payment, and (B) any scheduled Principal Payment (other than at maturity) in respect of the Purchased Loans shall be applied by Depository on the related Remittance Date in the following order of priority:

(i)
first, to remit to (a) Custodian an amount equal to any accrued and unpaid custodial fees and expenses due and payable under the Custodial Agreement, and (b) Depository an amount equal to any accrued and unpaid fees and expenses due and payable under the Controlled Account Agreement (in each case, to the extent not paid pursuant to Section 5(c)(i) hereof);

(ii)
second, to remit to Buyer an amount equal to the aggregate Price Differential which has accrued and is outstanding in respect of all of the Purchased Loans as of such Remittance Date (to the extent not paid pursuant to Section 5(c)(ii) hereof);

(iii)
third, to make a payment to Buyer on account of any outstanding and unpaid Margin Deficit and required to be paid pursuant to Section 4(b) hereof (to the extent not paid pursuant to Section 5(c)(iii) hereof);

(iv)
fourth, to remit to Buyer on account of any other unpaid fees, costs, expenses, indemnity amounts and any and all other amounts due and payable from Seller under this Agreement or the other Transaction Documents (to the extent not paid pursuant to Section 5(c)(iv) hereof);

(v)
fifth, to make a payment to Buyer on account of the Repurchase Price of each of the Purchased Loans in respect of which such Principal Payment(s) have been received, in an amount equal to such Principal Payment(s) multiplied by the respective Allocable Percentages applicable thereto; and

(vi)
sixth, to remit to Master Seller the remainder, if any; provided that, if any Default has occurred and is continuing on such date that has not become an Event of Default, all amounts otherwise payable to Master Seller hereunder shall be retained in the Cash Management Account until the earlier of (x) the day on which Buyer provides written notice to the Depository that such Default has been cured to the satisfaction of Buyer in its sole discretion and no other Default or Event of Default has occurred and is continuing, at which time the Depository shall apply all such amounts pursuant to this priority sixth; and (y) the day that the related Default becomes an Event of Default, at which time the Depository shall apply all such amounts pursuant to Section 5(e).

(e)
If an Event of Default shall have occurred and be continuing, all Available Income (including, for the avoidance of doubt, all Principal Payments) received by Buyer or Depository in respect of the Purchased Loans during each Collection Period shall be applied by Buyer or Depository on the Business Day following the day on which such funds are deposited in the Cash Management Account as follows:

(i)
first, to remit to (a) Custodian in an amount equal to any accrued and unpaid custodial fees and expenses due and payable under the Custodial Agreement, and (b) Depository in an amount equal to any accrued and unpaid fees and expenses due and payable under the Controlled Account Agreement;

(ii)
second, to remit to Buyer an amount equal to the aggregate Price Differential which has accrued and is outstanding in respect of all of the Purchased Loans as of such Business Day;

(iii)
third, to make a payment to Buyer in an amount equal to (a) the Repurchase Price of each of the Purchased Loans if a Facility Event of Default exists (which amount may be allocated by Buyer to one or more of the Purchased Loans in such amounts as Buyer may determine in its sole and absolute discretion), or (b) the Repurchase Price of each of the Purchased Loans with respect to which a Transaction Event of Default has occurred and is continuing (but no Facility Event of Default then exists), in each case until the Repurchase Price for each of such Purchased Loans has been reduced to zero; provided, however, that any amounts under this Section 5(e)(iii) representing Principal Payments received by Buyer or Depository shall be allocated (x) first, to the Repurchase Price of the applicable Purchased Loan in respect of which such Principal Payment has been received, until the Repurchase Price for such Purchased Loan has been reduced to zero, and

(y) second, any remaining portion of such Principal Payment shall be allocated to the other Purchased Loans as determined by Buyer in its sole discretion;

(iv)
fourth, to remit to Buyer on account of any other unpaid fees, costs, expenses, indemnity amounts and any and all other amounts due and payable from Seller under this Agreement or the other Transaction Documents, until the Repurchase Obligations are paid in full; and

(v)
fifth, to remit to Master Seller, on behalf of all applicable Series Sellers, the remainder, if any.

(f)
Notwithstanding that each Series Seller shall be responsible for its own Available Income, the distribution and allocation of Available Income in accordance with the foregoing provisions of this Section 5 may, for administrative convenience, be accomplished on an aggregate basis for all Series Sellers. In the event that the amounts remitted pursuant to Sections 5(c), (d) and (e) above on any Remittance Date are insufficient to pay the accrued Price Differential due with respect to each of the Transactions at the respective Pricing Rates as of such Remittance Date, then Buyer, in its sole and absolute discretion, shall determine which Series Seller(s) had insufficient Available Income to pay all accrued and unpaid Price Differential at the applicable Pricing Rate as of such Remittance Date and any applicable Margin Deficit payments related to the Transaction(s) to which such Series Seller(s) is a party (together with each such Series Seller’s share of the custodial fees and any other joint expenses allocated ratably according to the Available Income received by each of the Series Sellers) and deliver notice (which may be delivered via email) to Master Seller, on behalf of each of the Series Sellers, on (or as soon as possible after) the Remittance Date of the portion of such Cash Flow Deficiency payable by the respective Series Sellers. Each applicable Series Seller shall be required to pay the portion of the Cash Flow Deficiency allocable to such Series Seller (as set forth in such notice from Buyer) to Buyer by wire transfer in immediately available funds within one (1) Business Day after the earlier to occur of the receipt of such notice or such Remittance Date. If any Series Seller shall fail to pay the portion of the Cash Flow Deficiency due from such Series Seller within one (1) Business Day after such Remittance Date, such failure shall constitute a Transaction Event of Default with respect to the Transaction(s) to which each such Series Seller is a party.

(g)
All Underlying Purchased Loan Reserves for any Purchased Loan must be held with the applicable Servicer in accordance with Section 28 hereof in segregated accounts held for the benefit of Seller or otherwise subject to control agreements approved by Buyer. If no Servicer holds any such Underlying Purchased Loan Reserves for a Purchased Loan and Seller would otherwise hold the Underlying Purchased Loan Reserves directly, it shall forward such Underlying Purchased Loan Reserves to the Cash Management Account to be held and applied by Depository in accordance with the Purchased Loan Documents.

6.
SECURITY INTEREST

Buyer and Seller intend, for all purposes other than those described in Section 22(e) hereof, that all Transactions hereunder be sales to Buyer of the Purchased Loans and not loans from Buyer to Seller secured by the Purchased Loans. However, in the event any such Transaction is deemed to be a loan, and as security for the performance by Seller of all of Seller’s obligations to Buyer under the Transaction Documents and the Transactions entered into hereunder, or in the event that a transfer of a Purchased Loan is otherwise ineffective to effect an outright transfer of such Purchased Loan to Buyer, each Seller hereby pledges all of its right, title, and interest in, to and under and grants a lien on, and security interest in (which lien and security interest shall be of first priority), all of its right, title, and interest in the following property, whether now owned or hereafter acquired, now existing or hereafter created and wherever located (collectively, the “Collateral”) to Buyer to secure the payment and performance of all other amounts or obligations owing to Buyer pursuant to this Agreement and the other Transaction Documents (the “Repurchase Obligations”) (it being understood that the grant of security interest in any items described below which are otherwise sold to Buyer pursuant to any Transaction hereunder is made to secure Buyer’s interest therein in the event any such Transaction is deemed to be a loan):

(a)
the Purchased Loans;

(b)
the related Servicing Rights;

(c)
all related Purchased Loan Documents, Servicing Agreements and Servicing Records;

(d)
all insurance policies related to the Purchased Loans and payments and proceeds thereof;

(e)
all related Income;

(f)
the Cash Management Account and all monies from time to time on deposit therein and all collection and escrow accounts relating to the Purchased Loans;

(g)
all “general intangibles”, “accounts”, “chattel paper”, “deposit accounts”, “securities accounts”, “instruments”, “securities”, “financial assets”, “uncertificated securities”, “security entitlements” and “investment property” (as each such term is defined in the UCC) relating to or constituting any and all of the foregoing; and

(h)
all replacements, substitutions or distributions on or proceeds, payments, Income and profits of, and records (but excluding any financial models or other proprietary information) and files relating to any and all of any of the foregoing.

Without limiting the generality of the foregoing, Seller hereby pledges, assigns and grants to Buyer as further security for Seller’s obligations to Buyer hereunder, a continuing first priority security interest in and Lien upon all of its right, title and interest in, to and under each Related Mezzanine Loan, if any, as additional security and as a credit enhancement for payment and performance of the Repurchase Obligations with respect to the related Purchased Loan hereunder, and Buyer shall have all the rights and remedies of a “secured party” under the Uniform Commercial Code with respect thereto. For purposes of the grant of the security interest pursuant to Section 6 hereof, this Agreement shall be deemed to constitute a security agreement under the UCC. Buyer shall have all of the rights and may exercise all of the remedies of a secured creditor under the UCC and the other laws of the State of New York. In furtherance of the foregoing, (a) Buyer, at Seller’s sole cost and expense, shall cause to be filed in such locations as may be necessary to perfect and maintain perfection and priority of the security interest granted hereby, UCC financing statements and continuation statements (collectively, the “Filings”), and shall forward copies of such Filings to Seller upon the filing thereof, and (b) Seller shall from time to time take such further actions as may be reasonably requested by Buyer to maintain and continue the perfection and priority of the security interest granted hereby.

Seller hereby irrevocably authorizes Buyer at any time and from time to time to file in any filing office in any appropriate jurisdiction any initial financing statements and amendments thereto that (1) indicate the Collateral (i) as all Purchased Loans or words of similar effect, regardless of whether the description of the Purchased Loans in such financing statements includes every component set forth in the definition, or (ii) as being of an equal or lesser scope or with greater detail, and (2) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including whether Seller is an organization, the type of organization and any organization identification number issued to Seller. Seller also ratifies its authorization for Buyer to have filed in any jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof. Without limiting the foregoing, Seller also hereby irrevocably authorizes Buyer and its counsel to file UCC financing statements in form and substance satisfactory to Buyer, describing the collateral as “All assets of Seller and all assets of each series of interests now or hereafter established by Seller or its member, in each case, whether now owned or existing or hereafter acquired or arising and wheresoever located, and all proceeds and products thereof” or words to that effect, and any limitations on such collateral description.

Buyer’s security interest in a Purchased Loan, or the Collateral as a whole, shall terminate only upon (i) in the case of an individual Purchased Loan, the repurchase and release thereof in accordance with this Agreement, and (ii) in the case of the Collateral as a whole, the termination of Seller’s obligations under this Agreement and the documents delivered in connection herewith and therewith. Upon any such termination, Buyer shall deliver to Seller such UCC termination statements and other release documents as may be commercially reasonable to evidence the release of Buyer’s lien on and security interest in the applicable Purchased Loan, or the Collateral, as applicable and to return the Purchased Loan Documents for such Purchased Loan to Seller.

7.
PAYMENT, TRANSFER AND CUSTODY

(a)
On the Purchase Date for each Transaction, ownership of the Purchased Loans on a servicing –released basis shall be transferred to Buyer or its designee (including Custodian) against the simultaneous transfer to an account of Seller specified in the Confirmation relating to such Transaction of the difference between (i) the Purchase Price for the Purchased Loan(s) minus

(ii) any and all fees, costs and expenses including, without limitation, reasonable attorneys’ fees and disbursements payable to Buyer pursuant to Sections 27 or 30(d) hereof in connection with such Transaction. The Servicing Rights and other servicing provisions under this Agreement are not severable from or to be separated from the Purchased Loans under this Agreement. Such Servicing Rights and other servicing provisions of this Agreement constitute (a) ”related terms” under this Agreement within the meaning of Section 101(47)(A)(i) of the Bankruptcy Code and/or

(b)
a security agreement or other arrangement or other credit enhancement related to the Transaction Documents.

(b)
On or before such Purchase Date, Seller shall deliver or cause to be delivered to Buyer or its designee the Custodial Delivery in the form attached hereto as Exhibit IV. In connection with each sale, transfer, conveyance and assignment of a Purchased Loan that is not a Table Funded Purchased Loan, not later than 1:00 p.m. New York City time on the Purchase Date with respect to such Purchased Loan, Seller shall deliver or cause to be delivered and released to Custodian, and shall cause Custodian to deliver a Trust Receipt on the Purchase Date concerning the receipt of, the Purchased Loan File (as defined below). In the case of any Purchased Loan that is a Table Funded Purchased Loan, Seller shall (i) no later than 11:00 a.m. (New York City time) on the Purchase Date, deliver or cause the bailee named in the related Bailee Letter to deliver to Custodian and Buyer by Electronic Transmission, PDF copies of the related Purchased Loan File (as defined below), and shall cause Custodian to deliver a Trust Receipt on the Purchase Date concerning the receipt of copies of the Purchase Loan File, and (ii) within three (3) Business Days after the Purchase Date for such Purchased Loan, deliver or cause to be delivered and released to Custodian the following documents (collectively, the “Purchased Loan File”) pertaining to each of the Purchased Loans identified in the Custodial Delivery delivered therewith; provided, that Seller shall deliver a certificate of an Authorized Representative of Seller certifying that any copies of documents delivered represent true and correct copies of the originals of such documents:

(A)
With respect to each Purchased Loan that is a Mortgage Loan, Senior Interest or Junior Interest:

(i)
The original Mortgage Note (or A-Note with respect to any Senior Interest or B-Note with respect to any Junior Interest) (and if applicable, one or more allonges) bearing all intervening endorsements, endorsed “Pay to the order of [ ], without recourse” and signed in the name of the last endorsee (the “Last Endorsee”) by an authorized Person (in the event that the Purchased Loan was acquired by the Last Endorsee in a merger, the signature must be in the following form: “[Last Endorsee], successor by merger to [name of predecessor]”; in the event that the Purchased Loan was acquired or originated by the Last Endorsee while doing business under another name, the signature must be in the following form: “[Last Endorsee], formerly known as [previous name]”).

(ii)
An original of each guarantee executed in connection with the Mortgage Note (if any).

(iii)
The original Mortgage with evidence of recording thereon, or a copy thereof.

(iv)
The originals of all assumption, modification, consolidation or extension of mortgage agreements (if any) with evidence of recording thereon, or copies thereof.

(v)
The original Assignment of Mortgage in blank for each Purchased Loan, in form and substance acceptable for recording in the relevant jurisdiction, and in form and substance otherwise acceptable to Buyer and signed in the name of the Last Endorsee (in the event that the Purchased Loan was acquired by the Last Endorsee in a merger, the signature must be in the following form: “[Last Endorsee], successor by merger to [name of predecessor]”; in the event that the Purchased Loan was acquired or originated while doing business under another name, the signature must be in the following form: “[Last Endorsee], formerly known as [previous name]”).

(vi)
The originals of all intervening assignments of mortgage (if any) with evidence of recording thereon, or copies thereof.

(vii)
The original attorney’s opinion of title and abstract of title or the original mortgagee title insurance policy, or if the original mortgagee title insurance policy has not been issued, the irrevocable marked commitment to issue the same or irrevocable signed proforma policy.

(viii)
The original or copy of any security agreement, chattel mortgage or equivalent document executed in connection with the Purchased Loan (if any).

(ix)
The original Assignment of Leases, if any, with evidence of recording thereon, or a copy thereof.

(x)
The originals of all intervening assignments of Assignment of Leases, if any, or copies thereof, with evidence of recordation, or submission for recordation, from the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located.

(xi)
A copy of the UCC financing statements, certified as true and correct by Seller, and all necessary UCC continuation statements with evidence of filing thereon or copies thereof, and UCC assignments, which UCC assignments shall be in form and substance acceptable for filing.

(xii)
An environmental indemnity agreement (if any).

(xiii)
The originals of all lockbox agreements, cash management agreements and other Purchased Loan Documents, Senior Interest Documents, Junior Interest Documents or Mezzanine Loan Documents, and all legal opinions, officers’ certificates, organizational documents and other documents delivered by Mortgagor, any guarantor or other party in connection with the closing of such Purchased Loan.

(xiv)
An omnibus assignment in blank (if any).

(xv)
For any Senior Interest or Junior Interest which is a Participation Interest, the original participation certificate evidencing such Senior Interest or Junior Interest endorsed “Pay to the order of [ ], without recourse” and signed in the name of the Last Endorsee by an authorized Person (in the event that the Purchased Loan was acquired by the Last Endorsee in a merger, the signature must be in the following form: “[Last Endorsee], successor by merger to [name of predecessor]”; in the event that the Senior Interest or Junior Interest was acquired or originated by the Last Endorsee while doing business under another name, the signature must be in the following form: “[Last Endorsee], formerly known as [previous name]”).

(xvi)
For any Senior Interest or Junior Interest, the original or a copy of the participation agreement or co-lender agreement, as applicable, and all other Senior Interest Documents or Junior Interest Documents, as applicable executed in connection with the related Senior Interest or Junior Interest.

(xvii)
For any Senior Interest, the original Senior Interest Side Letter (if applicable).

(xviii)
The original or a copy of the intercreditor or co-lender agreement (if any) executed in connection with the Purchased Loan to the extent the subject borrower, or an affiliate thereof, has encumbered its assets with mezzanine or other subordinate financing in addition to the Purchased Loan.

(xix)
Mortgagor’s certificate or title affidavit (if any).

(xx)
A survey of the Mortgaged Property (if any) as accepted by the title company for issuance of the mortgagee title policy.

(xxi)
A copy of the Mortgagor’s and (if applicable) any guarantor’s opinions of counsel and any other legal opinions delivered with respect to the Purchased Loan.

(xxii)
An assignment of permits, contracts and agreements (if any).

(xxiii)
The original of all letters of credit issued and outstanding in connection with such Purchased Loan, with any modifications, amendments or endorsements necessary to permit Buyer to draw upon them when and if it is contractually permitted to do so pursuant to this Agreement (if any).

(xxiv)
a copy of any power of attorney related to the Mortgage Loan, Senior Interest, Junior Interest or Related Mezzanine Loan.

(xxv)
a copy of any Ground Lease or Ground Lease estoppels related to the related Mortgaged Property.

(xxvi)
As applicable, any additional documents identified on the related Purchased Loan File Checklist (as such term is defined in the Custodial Agreement) delivered to Custodian in accordance with Section 2 of the Custodial Agreement.

(B)
With respect to each Purchased Loan that is a Mezzanine Loan:

(i)
The original Mezzanine Note (and if applicable, one or more allonges) bearing all intervening endorsements, endorsed “Pay to the order of [ ], without recourse” and signed in the name of the Last Endorsee (in the event that the Purchased Loan was acquired by the Last Endorsee in a merger, the signature must be in the following form: “[Last Endorsee], successor by merger to [name of predecessor]”; in the event that the Purchased Loan was acquired or originated by the Last Endorsee while doing business under another name, the signature must be in the following form: “[Last Endorsee], formerly known as [previous name]”).

(ii)
As applicable, an original or copy of the related intercreditor agreement and the related Mezzanine Loan pledge agreement.

(iii)
As applicable, an original or copy of any intervening assignment, assumption, modification, consolidation or extension made in respect of such Mezzanine Note or any document or agreement referred to in clause (B)(ii) above, evidencing a complete chain of assignment and transfer from the originating Person to Seller, as applicable.

(iv)
As applicable, each original certificate, representing the related pledged stock, together with an undated stock power covering each such certificate, executed in blank.

(v)
As applicable, copies of all UCC financing statements filed in respect of such Mezzanine Loan, including all amendments and assignments related thereto, which are necessary to show a complete chain of title from the originating Person to Seller, in each case with evidence of recording or copies thereof certified by Seller that such financing statements have been sent for filing, and UCC assignments.

(vi)
As applicable, an original assignment of each UCC financing statement filed in respect of such Mezzanine Loan, prepared in blank by Seller.

(vii)
As applicable, the related original omnibus assignment, executed in blank by Seller.

(viii)
As applicable, the original or copy of an Eagle 9 or substantially similar insurance policy, or if such insurance policy has not been issued, the irrevocable marked commitment to issue the same or irrevocable signed proforma policy.

(ix)
As applicable, any additional documents identified on the related Purchased Loan File Checklist (as such term is defined in the Custodial Agreement) delivered to Custodian in accordance with Section 2 of the Custodial Agreement.

(c)
In addition, with respect to each Purchased Loan, Seller shall deliver to Custodian an irrevocable direction letter, each in the form acceptable to Buyer (the “Re-direction Letter”), undated and signed in blank, instructing, as applicable, each Mortgagor, issuer of a Participation Interest, servicer, paying agent or similar Person with respect to such Purchased Loan (as applicable) to pay all amounts payable under the related Purchased Loan into the Cash Management Account, instead of into the Applicable Servicer Account or any other account or to any other Person, which instruction letter shall be held by Buyer or such designee and shall be delivered to such borrower only (i) after the occurrence and during the continuance of an Event of Default or (ii) at any time that the related borrower, issuer of a Participation Interest, servicer or paying agent with respect to the Purchased Loan is not required to remit Income to a servicer approved by Buyer which has signed a Servicing Agreement and, if applicable, a Servicer Notice and Agreement acceptable to Buyer; provided, however, no such Re-direction Letter shall be required to be delivered to the related borrower if no Event of Default has occurred and is continuing, and the applicable borrower, issuer of a Participation Interest, servicer or paying agent with respect to the Purchased Loan has been instructed in writing to direct all such sums to the Servicer for deposit in the Applicable Servicer Account prior to the applicable Purchase Date for such Purchased Loan. If the borrower, issuer of a Participation Interest, servicer or paying agent with respect to the Purchased Loan remits any sums required to be remitted to the holder of such Purchased Loan under the related Purchased Loan Documents to Seller or its Affiliate, Seller shall, within one (1) Business Day after receipt thereof, (i) remit such sums (other than Underlying Purchased Loan Reserves) to Depository for deposit in the Cash Management Account as set forth in Section 5 hereof or as otherwise directed in the written notice signed by Seller and Buyer, and

(ii) deliver (or cause Servicer to deliver), as applicable, either (x) an additional Re-direction Letter directing such borrower, issuer of a Participation Interest, servicer or paying agent with respect to the Purchased Loan to pay all amounts payable under the related Purchased Loan into the Cash Management Account or (y) if Seller is not required to deliver a Re-direction Letter to such borrower, issuer of a Participation Interest, servicer or paying agent with respect to the Purchased Loan under the terms of this paragraph, an additional instruction letter from Seller or Servicer, as applicable, to the borrower, issuer of a Participation Interest, servicer or paying agent with respect to the Purchased Loan under the applicable Purchased Loan, instructing such Person to remit all sums required to be remitted to the holder of the Purchased Loan under the related Purchased Loan Documents to the Servicer for deposit in the Applicable Servicer Account or as otherwise directed in a written notice signed by Seller and Buyer.

(d)
From time to time, Seller shall forward to Custodian additional original documents or additional copies of documents evidencing any assumption, modification, consolidation or extension of a Purchased Loan approved in accordance with the terms of this Agreement, and upon receipt of any such other documents, Custodian shall hold such other documents as Custodian shall request from time to time. With respect to any documents which have been delivered or are being delivered to recording offices for recording and have not been returned to Seller in time to permit their delivery hereunder at the time required, in lieu of delivering such original documents, Seller shall deliver to Buyer a true copy thereof with an officer’s certificate certifying that such copy is a true, correct and complete copy of the original, which has been transmitted for recordation. Seller shall deliver such original documents to Buyer or its designee promptly when they are received. With respect to all of the Purchased Loans delivered by Seller to Buyer or its designee (including Custodian), Seller shall execute an omnibus power of attorney substantially in the form of Exhibit V attached hereto irrevocably appointing Buyer its attorney-in-fact with full power to, upon the occurrence and during the continuance of an Event of Default, (i) complete and record the Assignment of Mortgage, (ii) complete the endorsement of the Mortgage Note, (iii) request and receive progress reports, revised, amended or supplemented construction budgets, construction manager reports and any material notices or other documents with respect to any Construction Loans and (iv) take such other steps as may be reasonably necessary or desirable to enforce Buyer’s rights against such Purchased Loans and the related Purchased Loan Files and the Servicing Records. Buyer shall deposit the Purchased Loan Files representing the Purchased Loans, or direct that the Purchased Loan Files be deposited directly, with Custodian. The Purchased Loan Files shall be maintained in accordance with the Custodial Agreement. Any Purchased Loan Files not delivered to Buyer or its designee (including Custodian) are and shall be held in trust by Seller or its designee for the benefit of Buyer as the owner thereof. Seller or its designee shall maintain a copy of the Purchased Loan File and the originals of the Purchased Loan Files not delivered to Buyer or its designee. The possession of the Purchased Loan Files by Seller or its designee is at the will of Buyer for the sole purpose of servicing the related Purchased Loan, and such retention and possession by Seller or its designee is in a custodial capacity only. The books and records (including, without limitation, any computer records or tapes) of Seller or its designee shall be marked appropriately to reflect clearly the sale of the related Purchased Loan to Buyer. Seller or its designee (including Custodian) shall release its custody of the Purchased Loan Files only in accordance with written instructions from Buyer and in accordance with the provisions of the Custodial Agreement, unless such release is required as incidental to the servicing of the Purchased Loans, is in connection with a repurchase of any Purchased Loan by Seller or as otherwise required by law.

(e)
Other than with respect to any Material Action (which shall require Buyer’s prior written consent in its sole and absolute discretion; provided that, where Seller is bound to a stated standard of discretion for consenting to a Material Action under the terms of the related Purchased Loan Documents, Buyer, in exercising its consent rights to such Material Action, shall be bound by the same standard of discretion as Seller under such Purchased Loan Documents), unless an Event of Default shall have occurred and be continuing, Seller shall exercise all voting, consent, corporate and decision-making rights with respect to the Purchased Loans. Upon the occurrence and during the continuance of a Facility Event of Default, Buyer shall be entitled to exercise all voting, consent, corporate, and decision-making rights with respect to any or all of the Purchased Loans without regard to Seller’s instructions. Upon the occurrence and during the continuation of a Transaction Event of Default, Buyer shall be entitled to exercise all voting, consent, corporate and decision-making rights with respect to the applicable Purchased Loan(s) in respect of which such Transaction Event of Default exists.

8.
SALE, TRANSFER, HYPOTHECATION OR PLEDGE OF PURCHASED LOANS

(a)
Title to all Purchased Loans shall pass to Buyer on the applicable Purchase Date, and Buyer shall have free and unrestricted use of all Purchased Loans, subject, however, to the terms of this Agreement. Subject to Section 18 hereof, nothing in this Agreement or any other Transaction Document shall preclude Buyer from engaging in repurchase transactions with the Purchased Loans or otherwise selling, transferring, pledging, repledging, hypothecating, or rehypothecating the Purchased Loans, but no such transaction shall relieve Buyer of its obligations to transfer the Purchased Loans to Seller pursuant to Section 3 hereof or affect Seller’s rights to receive Available Income or Buyer’s obligation to apply Available Income to Seller’s obligations pursuant to Section 5 hereof.

(b)
Nothing contained in this Agreement or any other Transaction Document shall obligate Buyer to segregate any Purchased Loans delivered to Buyer by Seller. Notwithstanding anything to the contrary in this Agreement or any other Transaction Document, no Purchased Loan shall remain in the custody of Seller or an Affiliate of Seller.

9.
REPRESENTATIONS

Seller represents and warrants to Buyer that as of the Closing Date and the Amendment and Restatement Date, as of each Purchase Date and as of each date that any funds are remitted by Buyer to Seller hereunder (including any funds remitted by Buyer with respect to Margin Excess) and at all times that this Agreement and any Transaction is in effect; provided that, for purposes hereof, all references to the term “Seller” in this Section 9 hereof shall be deemed to mean and refer to Master Seller together with each Series Seller which is a party to this Agreement as of the date the applicable representation and warranty is made or deemed made:

(i)
Organization. Seller is duly formed, validly existing and in good standing under the laws and regulations of the state of Seller’s formation and is duly licensed, qualified, and in good standing in every state where such licensing or qualification is necessary for the transaction of Seller’s business except to the extent failure to be so licensed or qualified could not reasonably be expected to result in a Material Adverse Effect. Seller has the power to own and hold the assets it purports to own and hold, to carry on its business as now being conducted and proposed to be conducted, and to execute, deliver, and perform its obligations under this Agreement and the other Transaction Documents.

(ii)
Due Execution; Enforceability. The Transaction Documents have been duly executed and delivered by Seller, for good and valuable consideration. The Transaction Documents constitute the legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms subject to bankruptcy, insolvency, and other limitations on creditors’ rights generally and to equitable principles.

(iii)
Non-Contravention. None of the execution and delivery of the Transaction Documents, the consummation by Seller of the transactions contemplated by the Transaction Documents (or any of them), nor compliance by Seller with the terms, conditions and provisions of the Transaction Documents (or any of them) will conflict with or result in a breach of any of the terms, conditions or provisions of (i) the organizational documents of Seller, (ii) any contractual obligation to which Seller is now a party or to which the assets of Seller are subject or constitute a default thereunder, or result thereunder in the creation or imposition of any lien upon any of the assets of Seller, other than pursuant to the Transaction Documents, (iii) any judgment or order, writ, injunction, decree or demand of any court applicable to Seller, or (iv) any applicable Requirement of Law, in the case of clauses (ii)-(iv) above, to the extent that such conflict or breach is reasonably likely to result in a Material Adverse Effect. Seller has all necessary licenses, permits and other consents from Governmental Authorities necessary to acquire, own and sell the Purchased Loans and for the performance of its obligations under the Transaction Documents except to the extent failure to obtain such consent could not reasonably be expected to result in a Material Adverse Effect.

(iv)
Litigation; Requirements of Law. There is no action, suit, proceeding, investigation, or arbitration pending or, to the actual knowledge of Seller, threatened against Seller or any of its respective assets, which, if determined adversely to Seller, could reasonably be expected to result in a Material Adverse Effect. Seller is in compliance in all material respects with all Requirements of Law applicable to Seller. Neither Seller nor Guarantor is in default in any material respect with respect to any judgment, order, writ, injunction, decree, rule or regulation of any arbitrator or Governmental Authority.

(v)
No Broker. Seller has not dealt with any broker, investment banker, agent, or other Person (other than Buyer or an Affiliate of Buyer) who may be entitled to any commission or compensation in connection with the sale of Purchased Loans pursuant to any of the Transaction Documents.

(vi)
Good Title to Purchased Loans. Immediately prior to the purchase of any Purchased Loan by Buyer from Seller, Seller owned such Purchased Loan free and clear of any lien, encumbrance or impediment to transfer (including any “adverse claim” as defined in Section 8-102(a)(1) of the UCC), and Seller is the record and beneficial owner of and has good and marketable title to and the right to sell and transfer such Purchased Loan to Buyer and, upon transfer of such Purchased Loan to Buyer, Buyer shall be the owner of such Purchased Loan free of any adverse claim, subject to the rights of Seller pursuant to the terms of this Agreement, and subject to the terms and conditions of any participation agreement, co-lender agreement, intercreditor agreement or similar agreement with respect to any Purchased Loan that is a Senior Interest or a Junior Interest. In the event that any Transaction is characterized as a secured financing of the related Purchased Loans, the provisions of this Agreement are effective to create in favor of Buyer a valid “security interest” (as defined in Section 1-201(b)(37) of the UCC) in all rights, title and interest of Seller in, to and under the Collateral and Buyer shall have a valid perfected first priority security interest in such Purchased Loans.

(vii)
No Default. No Facility Default or Facility Event of Default exists under or with respect to the Transaction Documents that has not been disclosed to Buyer in writing. No Default exists under or with respect to the Transaction Documents that has not been disclosed to Buyer in writing.

(viii)
Representations and Warranties Regarding the Purchased Loans; Delivery of Preliminary Due Diligence Package and Purchased Loan File. With respect to each Purchased Loan, the Preliminary Due Diligence Package delivered to Buyer in connection with such Purchased Loan is complete, true and accurate in all material respects (including but not limited to, complete, true and accurate in all material respects with respect to the disclosure of any direct or indirect ownership interests of Seller or its Affiliates in the related Mortgagor). With respect to each Purchased Loan, the Mortgage Note the Mortgage, the Assignment of Mortgage and any other documents required to be delivered under this Agreement and the Custodial Agreement for such Purchased Loan have been delivered to Buyer or Custodian on its behalf. Seller or its designee is in possession of a complete, true and accurate Purchased Loan File with respect to each Purchased Loan, except for such documents the originals of which have been delivered to Custodian.

(ix)
Adequate Capitalization; No Fraudulent Transfer. Seller has, as of each Purchase Date, adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations. Seller is generally able to pay, and as of the date hereof is paying, its debts as they come due. Seller is not insolvent nor will Seller be made insolvent by virtue of Seller’s execution of or performance under any of the Transaction Documents within the meaning of the bankruptcy laws or the insolvency laws of the United States, the State of New York or any other jurisdiction under which Seller is organized or qualified to do business.

(x)
Consents. No consent, approval or other action of, or filing by Seller with, any Governmental Authority or any other Person is required to authorize, or is otherwise required in connection with, the execution, delivery and performance by Seller of any of the Transaction Documents (other than consents, approvals and filings that have been obtained or made, as applicable).

(xi)
Ownership. The direct and indirect ownership interests in Seller, Member and Guarantor as of the date hereof are as set forth on the organizational chart attached hereto as Exhibit VII hereto.

(xii)
Organizational Documents. Seller has delivered to Buyer certified copies of its organizational documents, together with all amendments thereto, if any.

(xiii)
No Encumbrances. Subject to the terms of this Agreement, and subject to the terms and conditions of any participation agreement, co-lender agreement, intercreditor agreement with respect to any Purchased Loan that is a Senior Interest or a Junior Interest, there are (i) no outstanding rights, options, warrants or agreements on the part of Seller for a purchase, sale or issuance, in connection with the Purchased Loans, and (ii) no agreements on the part of Seller to issue, sell or distribute the Purchased Loans.

(xiv)
Federal Regulations. None of Master Seller, any Series Seller or Member is required to register as an “investment company” under the Investment Company Act based on exceptions to registration set forth in the Investment Company Act other than the exceptions set forth in Section 3(c)(1) or Section 3(c)(7) thereof.

(xv)
Taxes. Seller and Member have filed or caused to be filed all federal and other material Tax returns which would be delinquent if they had not been filed on or before the date hereof and have paid all Taxes shown to be due and payable on or before the date hereof on such returns or on any assessments made against them or any of their property and all other Taxes, fees or other charges imposed on them and any of their assets by any Governmental Authority except for any such Taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided in accordance with GAAP; no Tax liens have been filed against any Seller’s or Member’s assets and, to the knowledge of Seller, no claims are being asserted with respect to any such Taxes, fees or other charges.

(xvi)
ERISA. Neither Seller nor any ERISA Affiliate sponsors, maintains, makes contributions to or has any obligation to make contributions to, or has any liability or obligation (direct or contingent) with respect to, any Plan or Multiemployer Plan.

(xvii)
Judgments/Bankruptcy/Liens. Except as disclosed in writing to Buyer there are no judgments against Seller, Member or Guarantor unsatisfied of record or docketed in any court located in the United States of America, no Act of Insolvency has ever occurred with respect to Seller, Member or Guarantor, and Seller has no liens of any nature against it, except for the liens created in favor of Buyer under this Agreement or the other Transaction Documents.

(xviii)
Full and Accurate Disclosure. No information contained in the Transaction Documents, or any written statement furnished by or on behalf of Seller pursuant to the terms of the Transaction Documents, contains any untrue statement of a material fact or, to the knowledge of Seller, omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

(xix)
Financial Information. All financial data concerning Seller, Guarantor and Member that has been delivered by or on behalf of Seller, Guarantor and/or Member to Buyer is true, complete and correct in all material respects and, other than financial models and projections with respect to which GAAP is inapplicable, has been prepared in accordance with GAAP. Since the delivery of such data, except as otherwise disclosed in writing to Buyer, there has been no change in the financial position of Seller, Guarantor and/or Member, or in the results of the operations of Seller, Guarantor and/or Member, which change is reasonably likely to result in a Material Adverse Effect.

(xx)
[Reserved].

(xxi)
Notice Address; Jurisdiction of Organization. On the date of this Agreement, Seller’s address for notices is as set forth on Annex I attached hereto. Seller’s jurisdiction of formation is Delaware. The location where Seller keeps its books and records, including all computer tapes and records relating to the Collateral, is its notice address.

(xxii)
Prohibited Person. (a) None of the funds or other assets of Seller or Guarantor constitute property of, or are, to the knowledge of Seller, beneficially owned, directly or indirectly, by a Prohibited Person with the result that the investment in Seller or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the entering into this Agreement by Buyer is in violation of law; (b) to the knowledge of Seller, no Prohibited Person has any interest of any nature whatsoever in Seller or Guarantor, as applicable, with the result that the investment in Seller or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the entering into this Agreement is in violation of law; (c) to the knowledge of Seller, none of the funds of Seller or Guarantor, as applicable, have been derived from any unlawful activity with the result that the investment in Seller or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the entering into this Agreement is in violation of law; (d) to the knowledge of Seller, neither Seller nor Guarantor has conducted or will conduct any business or has engaged or will engage in any transaction dealing with any Prohibited Person; and (e) neither Seller nor Guarantor is a Prohibited Person or has been convicted of a felony or a crime which if prosecuted under the laws of the United States of America would be a felony.

(xxiii)
Authorized Representatives. The duly authorized representatives of Seller are listed on, and true signatures of such authorized representatives are set forth on, Exhibit II attached to this Agreement.

(xxiv)
Solvency. Neither the Transaction Documents nor any Transaction or Future Funding Transaction thereunder are entered into in contemplation of insolvency or with intent to hinder, delay or defraud any creditor of Seller, Guarantor or an Affiliate of Seller or Guarantor. As of each Purchase Date, Seller is not insolvent within the meaning of 11 U.S.C. Section 101(32) or any successor provision thereof and the transfer and sale of the respective Purchased Loan pursuant hereto and the obligation to repurchase such Purchased Loan (A) will not cause the liabilities of Seller to exceed the assets of Seller, (B) will not result in Seller having unreasonably small capital, and (C) will not result in debts that would be beyond Seller’s ability to pay as the same mature. Seller received reasonably equivalent value in exchange for the transfer and sale of the Purchased Loans. Seller has only entered into agreements on terms that would be considered arm’s length (provided that preferential pricing and other economic terms based on the business relationship between Seller and its affiliates on the one hand, and their customers on the other hand, shall not be deemed to violate this requirement) and otherwise on terms consistent with other similar agreements with other similarly situated entities.

(xxv)
Servicing Agreements. Seller has delivered to Buyer all Servicing Agreements pertaining to the Purchased Loans and to the actual knowledge of Seller, as of the date of this Agreement and as of the Purchase Date for the purchase of any Purchased Loans subject to a Servicing Agreement, each such Servicing Agreement is in full force and effect in accordance with its terms and no default or event of default exists thereunder. Each Servicing Agreement related to any Purchased Loan, may be terminated at will by Seller without payment of any penalty or fee.

(xxvi)
No Reliance. Seller has made its own independent decisions to enter into the Transaction Documents and each Transaction and as to whether such Transaction is appropriate and proper for it based upon its own judgment and upon advice from such advisors (including without limitation, legal counsel and accountants) as it has deemed necessary. Seller is not relying upon any advice from Buyer as to any aspect of the Transactions, including without limitation, the legal, accounting or tax treatment of such Transactions.

(xxvii)
Ownership of Property. Seller does not own, and has not ever owned, any assets other than (A) the Purchased Loans and (B) such incidental personal property related thereto.

(xxviii)
REIT Status. Guarantor is a REIT. Guarantor is entitled to a dividends paid deduction under Section 857 of the Code with respect to any dividends paid by it with respect to each taxable year for which it claims a deduction on its Form 1120-REIT filed with the United States Internal Revenue Service. Seller is, and always has been, a disregarded entity for U.S. federal income tax purposes.

(xxix)
Anti-Corruption. Seller, Guarantor, each of their Subsidiaries and their respective directors, officers and employees and, to the knowledge of Seller or Guarantor, the agents of Seller, Guarantor and their Subsidiaries, are in compliance with all applicable Anti-Corruption Laws in all material respects. Seller, Guarantor and their Subsidiaries have instituted, or remain subject to, policies and procedures reasonably designed to ensure compliance with applicable Anti-Corruption Laws.

10.
NEGATIVE COVENANTS OF SELLER

During the term of this Agreement and so long as any Transaction is in effect hereunder, Seller shall not without the prior written consent of Buyer (for purposes hereof, all references to the term “Seller” in this Section 10 shall be deemed to mean and refer to Master Seller together with each Series Seller which is a party to this Agreement as of the applicable date):

(a)
take any action which would directly or indirectly impair or adversely affect Buyer’s title to any of the Purchased Loans;

(b)
except for any Purchased Loan which has been repurchased by Seller from Buyer in accordance with this Agreement, transfer, assign, convey, grant, bargain, sell, set over, deliver or otherwise dispose of, including, without limitation, any effective transfer or other disposition as a result of a Division of Seller, or pledge, encumber or hypothecate, directly or indirectly (any of the foregoing, a “Transfer”), any interest in the Purchased Loans (or any of them) to any Person other than Buyer, or engage in repurchase transactions or similar transactions with respect to the Purchased Loans (or any of them) with any Person other than Buyer;

(c)
change its name or its jurisdiction of organization from the jurisdiction referred to in Section 9(b)(xxi) hereof unless it shall have provided Buyer at least 30 days’ prior written notice of such change;

(d)
create, incur or permit to exist any lien, encumbrance or security interest in or on Seller’s interest in any of the Purchased Loans or the other Collateral, except for any liens created in favor of Buyer under this Agreement or the other Transaction Documents;

(e)
modify or terminate the Master Seller LLC Agreement or any of the organizational documents of Seller, provided that Buyer shall not unreasonably withhold or delay its consent to any proposed modification to the Master Seller LLC Agreement (excluding any modification to the special purpose entity provisions set forth therein);

(f)
[reserved];

(g)
with respect to any Purchased Loan that is a Construction Loan, agree, consent or suffer to exist any change to any Business Plan or budget, other than reallocation of individual line items on a budget or changes to a line item on a budget in amounts that the Mortgagor is permitted to effect without any lender consent or discretion pursuant to the terms of the related Purchased Loan Documents;

(h)
take any action, file any Tax return, or make any election inconsistent with the treatment of Seller, for purposes of U.S. federal, state and local income taxes, as a disregarded entity, including making an election under Section 301.7701-3(a) of the Treasury Regulations to be treated as an association taxable as a corporation for U.S. federal income tax purposes;

(i)
after the occurrence and during the continuation of any Event of Default, make any distribution, payment on account of, or set apart assets for, a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of any direct or indirect equity or ownership interest of Seller, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Seller;

(j)
send a payment redirection letter to the Mortgagor of any Purchased Loan, or otherwise instruct any Mortgagor, to make any payment due on a Purchased Loan to any account, other than the Applicable Servicer Account or Cash Management Account;

(k)
sponsor or maintain any Plans or make any contributions to, or have any liability or obligation (direct or contingent) with respect to, any Plan or Multiemployer Plan or permit any ERISA Affiliate to sponsor or maintain any Plans or make any contributions to, or have any liability or obligation (direct or contingent) with respect to, any Plan or any Multiemployer Plan;

(l)
engage in any transaction that would cause any obligation or action taken or to be taken hereunder (or the exercise by Buyer of any of its rights under this Agreement, the Purchased Loans or any Transaction Document) to be a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or substantially similar provisions under any other federal, state or local laws, rules or regulations;

(m)
make any future advances under any Purchased Loan to any underlying obligor that are not permitted by the related Purchased Loan Documents;

(n)
seek its dissolution, liquidation or winding up, in whole or in part;

(o)
incur any Indebtedness except as provided in Section 12(i) hereof or otherwise cease to be a Single-Purpose Entity.

(p)
(i) exercise any remedies under the Purchased Loan Documents for any Purchased Loan as to which a Purchased Loan Event of Default has occurred including, without limitation, the commencement or prosecution of any foreclosure proceeding, the exercise of any power of sale, the taking of a deed-in-lieu of foreclosure or other realization upon the security for any Purchased Loan; (provided that nothing herein shall prohibit Seller from sending any notices of default or event of default); or (ii) in connection with any foreclosure or exercise of remedies relating to any Purchased Loan, take title to or otherwise obtain an ownership interest in any underlying Mortgaged Property, in each case, without Buyer’s prior written consent (not to be unreasonably withheld);

(q)
except as otherwise expressly permitted in any intercreditor agreement, co-lender agreement or participation agreement for the applicable Purchased Loan as in effect on the Purchase Date, or any such similar agreement or amendment thereto entered into subsequent to the applicable Purchase Date that has been approved by Buyer, or as otherwise expressly agreed by Buyer pursuant to the terms of the Confirmation and/or the Senior Interest Side Letter for the applicable Purchased Loan, Transfer or permit to be Transferred, in whole or in part, any Related Interest with respect to any Purchased Loan held by Seller or any Affiliate of Seller or consent to the Transfer, in whole or in part, of any Related Interest with respect to any Purchased Loan held by any other Person;

(r)
consent to, or grant of any waiver with respect to, any incurrence of additional debt by the Mortgagor or any mezzanine loan by any direct or indirect beneficial owner of the Mortgagor;

(s)
knowingly: (i) conduct any business, nor engage in any transaction or dealing, with any Prohibited Person, including, but not limited to, the making or receiving of any contribution of funds, goods, or services, to or for the benefit of a Prohibited Person; or (ii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order 13224 issued on September 24, 2001 or in any Sanctions Laws. Seller further covenants and agrees to deliver (from time to time) to Buyer any such certification or other evidence as may be requested by Buyer in its sole and absolute discretion, confirming that neither of Seller nor Guarantor has, to the actual knowledge of Seller, engaged in any business, transaction or dealings with a Prohibited Person, including, but not limited to, the making or receiving of any contribution of funds, goods, or services, to or for the benefit of a Prohibited Person;

(t)
cause any Purchased Loan to be serviced by any servicer other than a Servicer, unless expressly approved in writing by Buyer pursuant to Section 28 hereof;

(u)
amend, modify or waive in any material respect or terminate any provision of any Servicing Agreement;

(v)
acquire or maintain any right or interest in any Purchased Loan or Mortgaged Property that is senior to or pari passu with the rights and interests of Buyer therein under this Agreement and the other Transaction Documents;

(w)
use any part of the proceeds of any Transaction hereunder for any purpose which violates, or would be inconsistent with, the provisions of Regulations T, U or X of the Board of Governors of the Federal Reserve System or otherwise for the purpose of acquiring or purchasing “Margin Stock” as such term is defined in Regulation U of the Board of Governors of the Federal Reserve System;

(x)
take any action, cause, allow, or permit any of Seller, Guarantor or any Subsidiary of Guarantor that is also a direct or indirect parent of Seller to be required to register as an “investment company,” or a company “controlled by an investment company,” within the meaning of the Investment Company Act, or to violate any provisions of the Investment Company Act, including Section 18 thereof or any rules or regulations promulgated thereunder;

(y)
use, or permit Guarantor to, directly or indirectly, use the proceeds of any Transaction, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of Anti-Corruption Laws;

(z)
enter into (or agree to enter into) any Division/Series Transaction, except, in each case, for the establishment of any new Series Seller in connection with any Transaction in accordance with the provisions of Section 3(n) hereof; or

(aa) permit either (i) any “person” or “group” (within the meaning of Section 13(d) or 14(d) of the 1934 Act) to become, or obtain rights (whether by means of warrants, options or otherwise) to become, the beneficial owner, directly or indirectly, of 10% or more of the total ownership interests of Guarantor, entitled to vote generally in the election of the directors (or the applicable equivalent of such Person) or (ii) an Affiliate of the Manager to act as the external manager of Guarantor, unless, in each case, (x) Buyer has completed all “Know Your Customer” and OFAC diligence as to such “person” or “group” or such Affiliate of Manager, as applicable, and (y) the results of such diligence are acceptable to Buyer in its sole discretion; provided that, notwithstanding the foregoing, compliance with this clause (aa) shall not be required in connection with a sale, issurance or transfer of publicly traded shares in Guarantor.

11.
AFFIRMATIVE COVENANTS OF SELLER

During the term of this Agreement and so long as any Transaction is in effect hereunder (for purposes hereof, all references to the term “Seller” in this Section 11 shall be deemed to mean and refer to Master Seller together with each Series Seller which is a party to this Agreement as of the applicable date):

(a)
Seller shall notify Buyer of any Material Adverse Effect promptly following receipt by Seller of notice or obtaining actual knowledge thereof; provided, however, that nothing in this Section 11 shall relieve Seller of its obligations under this Agreement.

(b)
Seller shall provide Buyer with copies of such documents as Buyer may reasonably request evidencing the truthfulness of the representations set forth in Section 9 hereof.

(c)
Seller (i) shall defend the right, title and interest of Buyer in and to the Collateral against, and take such other action as is necessary to remove, the liens, security interests, claims and demands of all Persons (other than security interests by or through Buyer), (ii) to the extent any additional limited liability company is formed by division of Seller, shall cause any such additional limited liability company to assign, pledge and grant to Buyer all of its assets, and shall cause any owner of such additional limited liability company to pledge all of the Equity Interests and any rights in connection therewith of such additional limited liability company, to Buyer in support of all Repurchase Obligations in the same manner and to the same extent as the assignment, pledge and grant by Seller of all of Seller’s assets hereunder, and in the same manner and to the same extent as the pledge by Member of all of Member’s right, title and interest in all of the Equity Interests of the applicable Seller and any rights in connection therewith, in each case pursuant to the Pledge Agreement, and (iii) shall, at Buyer’s request, take all action necessary to ensure that Buyer will have a first priority security interest in the Purchased Loans subject to any of the Transactions in the event such Transactions are recharacterized as secured financings.

(d)
Seller shall notify Buyer and Depository of the occurrence of any Default or Event of Default as soon as possible but in no event later than the second (2nd) Business Day after obtaining actual knowledge of such event.

(e)
Seller shall give notice to Buyer of the following (accompanied by an officer’s certificate setting forth details of the occurrence referred to therein and stating what actions Seller has taken or proposes to take with respect thereto, as applicable):

(i)
with respect to any Purchased Loan subject to a Transaction hereunder, promptly (and in any event within two (2) Business Days) following receipt of any unscheduled Principal Payment (in full or in part);

(ii)
with respect to any Purchased Loan subject to a Transaction hereunder, promptly following receipt by Seller of notice or knowledge that the related Mortgaged Property has been damaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, or otherwise damaged so as, in each case, to materially adversely affect the value of such Mortgaged Property;

(iii)
promptly (and in any event within two (2) Business Days) following receipt of notice by Seller or knowledge of (i) the occurrence of any payment default or other material default under the Purchased Loan Documents for any Purchased Loan, (ii) any lien or security interest (other than security interests created hereby) on, or claim asserted against, any Purchased Loan or the underlying collateral therefor or (iii) any event or change in circumstances that has or could reasonably be expected to have a material adverse effect on the market value of a Purchased Loan;

(iv)
promptly (and in any event within two (2) Business Days) after service of process on any of the following, give to Buyer notice of all litigation, actions, suits, arbitrations, investigations (including, without limitation, any of the foregoing which are pending or threatened) or other legal or arbitrable proceedings affecting Guarantor, Seller or Member or affecting any of the assets of Guarantor, Seller or Member before any Governmental Authority that (i) questions or challenges the validity or enforceability of any of the Transaction Documents or any action to be taken in connection with the transactions contemplated hereby, (ii) makes a claim or claims in an aggregate amount greater than $250,000 against either Seller or Member, or

$10,000,000 against Guarantor, or (iii) which, individually or in the aggregate, if adversely determined could reasonably be likely to have a Material Adverse Effect; and

(v)
promptly following receipt of notice by Seller, or Seller having knowledge, of the loss of Guarantor’s status as a REIT.

(f)
Seller shall deliver to Buyer (i) notice of the occurrence of any Purchased Loan Event of Default promptly (and in any event not later than two (2) Business Days) after the earlier of the date that Seller receives notice or has actual knowledge thereof and (ii) any other information with respect to any Purchased Loan as may be reasonably requested by Buyer from time to time in each case to the extent in Seller’s possession or obtainable by Seller with the exercise of commercially reasonable efforts.

(g)
Seller will permit Buyer or its designated representative to inspect Seller’s records with respect to the Collateral and the conduct and operation of its business related thereto upon reasonable prior written notice from Buyer or its designated representative, at such reasonable times and with reasonable frequency, and to make copies of extracts of any and all thereof, subject to the terms of any confidentiality agreement between Buyer and Seller.

(h)
At any time from time to time upon the reasonable request of Buyer, at the sole expense of Seller, Seller will promptly and duly execute and deliver to Buyer such further instruments and documents and take such further actions as Buyer may reasonably request for the purposes of obtaining or preserving the full benefits of this Agreement including the security interests granted hereunder and of the rights and powers herein granted (including, among other things, filing such UCC financing statements as Buyer may reasonably request). If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other instrument or chattel paper, such note, instrument or chattel paper shall be immediately delivered to Buyer, duly endorsed in a manner reasonably satisfactory to Buyer, to be held as Collateral pursuant to this Agreement, and the documents delivered in connection herewith.

(i)
Seller shall provide Buyer with the following financial and reporting information:

(i)
Within 45 days after the last day of each of the first three fiscal quarters in any fiscal year, Guarantor’s unaudited, consolidated statements of income and statements of changes in cash flow for such quarter and balance sheets as of the end of such quarter, in each case presented fairly in accordance with GAAP and certified as being true and correct by an officer’s certificate;

(ii)
Within 120 days after the last day of its fiscal year, Guarantor’s audited, consolidated statements of income and statements of changes in cash flow for such year and balance sheets as of the end of such year, in each case presented fairly in accordance with GAAP, and accompanied, in all cases, by an unqualified report of PriceWaterhouseCoopers or another independent certified public accounting firm reasonably acceptable to Buyer;

(iii)
Within 30 days after the last day of each calendar month, any and all property level financial information (including without limitation rent rolls and operating statements) received with respect to the Purchased Loan by Seller or an Affiliate during such calendar month; and

(iv)
Within 45 days after the last day of each quarter in any fiscal year, an officer’s certificate from Master Seller addressed to Buyer certifying that, as of the end of such quarter, (x) no Default or Event of Default exists and

(y) Guarantor is in compliance with the financial covenants set forth in Section 5 of the Guaranty (including a calculation of each such financial covenant).

(j)
Seller shall at all times comply in all material respects with all laws, ordinances, rules and regulations of any federal, state, municipal or other public authority having jurisdiction over Seller or any of its assets and Seller shall do or cause to be done all things reasonably necessary to preserve and maintain in full force and effect its legal existence, and all licenses material to its business.

(k)
Seller shall at all times keep proper books of records and accounts in which full, true and correct entries shall be made of its transactions in accordance with GAAP and set aside on its books from its earnings for each fiscal year all such proper reserves in accordance with GAAP.

(l)
Seller shall observe, perform and satisfy all the terms, provisions, covenants and conditions required to be observed, performed or satisfied by it, and shall pay when due all costs, fees and expenses required to be paid by it, under the Transaction Documents. Seller shall pay and discharge all Taxes, levies, liens and other charges on its assets and on the Collateral that, in each case, in any manner would create any lien or charge upon the Collateral, except for any such Taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided in accordance with GAAP in all material respects. Seller shall timely file all Tax returns required to be filed by it or with respect to all or any portion of the Collateral.

(m)
Seller shall advise Buyer in writing of the opening of any new chief executive office or the closing of any such office and of any change in Seller’s name or organizational structure or the places where the books and records pertaining to the Purchased Loan are held not less than five

(5) Business Days prior to taking any such action.

(n)
Seller will maintain records with respect to the Collateral and the conduct and operation of its business with no less a degree of prudence than if the Collateral were held by Seller for its own account and will furnish Buyer, upon reasonable request by Buyer or its designated representative, with reasonable information reasonably obtainable by Seller with respect to the Collateral and the conduct and operation of its business.

(o)
Seller shall provide Buyer with reasonable access to any operating statements, any occupancy status and any other property level information with respect to the Mortgaged Properties, plus any such additional reports as Buyer may reasonably request, in each case to the extent in Seller’s possession or reasonably obtainable by Seller.

(p)
If Seller shall at any time become entitled to receive or shall receive any rights, whether in addition to, in substitution of, as a conversion of, or in exchange for a Purchased Loan, or otherwise in respect thereof, Seller shall accept the same as Buyer’s agent, hold the same in trust for Buyer and deliver the same forthwith to Buyer (or Custodian, as appropriate) in the exact form received, duly endorsed by Seller to Buyer, if required, together with all related necessary transfer documents, to be held by Buyer hereunder as additional collateral security for the Transactions. If any sums of money or property are paid or distributed in respect of the Purchased Loans and received by Seller, Seller shall, until such money or property is paid or delivered to Buyer, hold such money or property in trust for Buyer, segregated from other funds of Seller, as additional collateral security for the Transactions.

(q)
Master Seller, and to the extent applicable, each Series Seller, shall maintain its existence as a limited liability company, organized solely and in good standing under the law of the State of Delaware (unless Seller shall have given Buyer at least ten (10) Business Days’ prior written notice that Seller intends to change the jurisdiction of its organization) and shall not dissolve, liquidate, merge with or into any other Person or otherwise change its organizational structure or documents or incorporate or organize in any other jurisdiction, without the prior written approval of Buyer, which approval shall not be unreasonably withheld, conditioned or delayed.

(r)
[Reserved].

(s)
Seller shall be solely responsible for the fees and expenses of Custodian, Depository and each servicer of any or all of the Purchased Loans.

(t)
[Reserved].

(u)
Seller shall promptly notify Buyer of the resignation or termination of any servicer under any Servicing Agreement with respect to any Purchased Loan of which Seller has knowledge.

(v)
Seller shall promptly notify Buyer of the establishment of a rating by any Rating Agency applicable to Guarantor and any downgrade in or withdrawal of such rating once established of which Seller has knowledge.

(w)
Seller and Guarantor will maintain, or remain subject to, policies and procedures reasonably designed to ensure compliance by such party, its Subsidiaries, and their respective directors, officers, employees and agents with applicable Anti-Corruption Laws.

(x)
Guarantor shall at all times continue to be (A) a REIT as defined in Section 856 of the Code (after giving effect to any cure or corrective periods or allowances, including pursuant to Sections 856(c), 857 and 860 of the Code), and (B) be entitled to a dividends paid deduction under Section 857 of the Code with respect to dividends paid by it with respect to each taxable year for which it claims a deduction on its Form 1120-REIT filed with the United States Internal Revenue Service. Seller shall at all times be a disregarded entity for U.S. federal income tax purposes.

12.
SINGLE-PURPOSE ENTITY

Seller hereby represents and warrants to Buyer, and covenants with Buyer, with respect to each of Seller and Member, that as of the Closing Date, the Amendment and Restatement Date and so long as this Agreement or any of the Transaction Documents shall remain in effect (for purposes hereof, all references to the term “Seller” in this Section 12 shall be deemed to mean and refer to Master Seller and each Series Seller which is a party to this Agreement as of the applicable date):

(a)
It is and will remain, Solvent and it has paid and will pay its debts and liabilities (including employment and overhead expenses) from its own assets as the same shall become due; provided, however, that nothing contained in this Section 12 or otherwise in this Agreement shall require any direct or indirect owners of Seller or Member to make any additional capital contributions to Seller or Member.

(b)
It has complied and will comply with the provisions of its organizational documents.

(c)
It has done or caused to be done and will, to the extent under its control, do all things necessary to observe all limited liability company formalities and to preserve its separate existence.

(d)
It has maintained and will maintain all of its books, records and bank accounts separate from those of its Affiliates, its members and any other Person, and will file its own Tax returns, if any, which are required by applicable law.

(e)
It has held itself out and will at all times hold itself out to the public as, in the case of Master Seller and Member, a legal entity separate and distinct from any other entity (including any Affiliate), and, in the case of any Series Seller, distinct from any other entity (including any Affiliate, Master Seller or any other Series), it will correct any known misunderstanding regarding such status, it will conduct business in its own name, it will not identify itself or any of its Affiliates as a division or part of the other (except any Series Seller may refer to itself as a “series” of Master Seller), it will maintain and utilize separate stationery, invoices and checks, and Master Seller, any Series Seller and Member will pay to any Affiliate that incurs costs for office space and administrative services that it uses, the amount of such costs allocable to its use of such office space and administrative services.

(f)
It has not owned and will not own any property or any other assets other than (i) in the case of Seller, the Purchased Loans, cash and other assets incidental to the origination, acquisition, ownership, hedging, administering, financing and disposition of Purchased Loans and

(ii) in the case of Member, its limited liability company interest in Seller.

(g)
It has not engaged and will not engage in any business other than (i) in the case of Seller, the origination, acquisition, reacquisition, ownership, hedging, administering, financing, refinancing, and disposition of the Purchased Loans in accordance with the applicable provisions of the Transaction Documents and (ii) in the case of Member, acting as a member of Seller and entering into the Pledge Agreement.

(h)
Except for capital contributions and capital distributions permitted under the terms and conditions of its organizational documents and property reflected on its books and records, it has not entered into, and will not enter into, any contract or agreement with any of its Affiliates (other than the Transaction Documents), except upon terms and conditions that are commercially reasonable and substantially similar to those that would be available on an arm’s-length basis with Persons other than such Affiliate.

(i)
It has not incurred and will not incur any indebtedness or obligation, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation), other than (i) in the case of Seller (A) obligations under the Transaction Documents and (B) unsecured trade payables, in an aggregate amount not to exceed $250,000 at any one time outstanding, incurred in the ordinary course of originating, acquiring, owning, financing, and disposing of Eligible Loans; provided, however, that any such trade payables incurred by Seller shall be paid within sixty (60) days of the date incurred, and (ii) in the case of Member, obligations under the Pledge Agreement.

(j)
Except to the extent expressly permitted under this Agreement, it has not made and will not make any loans or advances (other than Eligible Loans) to any other Person, and shall not acquire obligations or securities of any member or any Affiliate of any member (other than in connection with the acquisition, financing or refinancing of the Eligible Loans) or any other Person.

(k)
It has maintained and intends to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations; provided, however, that nothing contained in this Section 12 or otherwise in this Agreement shall require any direct or indirect owners of Seller to make any additional capital contributions to Seller.

(l)
It has not commingled and will not commingle its funds and other assets with those of any of its Affiliates or any other Person (except with Master Seller and other Series Sellers as contemplated under Section 5 hereof).

(m)
It has maintained and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any of its Affiliates or any other Person.

(n)
It has not held and will not hold itself out to be responsible for the debts or obligations of any other Person.

(o)
Without the affirmative vote of the Independent Manager, it shall not file any insolvency or reorganization case or proceeding, institute any proceeding to be adjudicated as bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against it, or file a petition or answer or consent seeking reorganization or relief under the Bankruptcy Laws, or effect any similar procedure under any similar law, or consent to the filing of any such petition or to the appointment of a receiver, rehabilitator, conservator, liquidator, assignee, trustee or sequestrator (or other similar official) of Seller or of any substantial part of its property, or make an assignment for the benefit of creditors, or admit in writing its inability to pay its debts generally as they become due, or take any action in furtherance of any of the foregoing.

(p)
It has no liabilities, contingent or otherwise, other than those normal and incidental to the origination, acquisition, ownership, hedging, financing and disposition of the Purchased Loans.

(q)
It is an entity disregarded as a separate entity or treated as a partnership for U.S. federal income tax purposes and has not made any election under Section 301.7701-3(a) of the Treasury Regulations to be treated as an association taxable as a corporation for U.S. federal income tax purposes.

(r)
It has maintained and shall maintain a sufficient number of employees (if any) in light of its contemplated business purpose.

(s)
Each of Master Seller and Member will have at all times at least one (1) Independent Manager and will provide Buyer with up-to-date contact information for all Independent Manager(s) and a copy of the agreement pursuant to which each Independent

Manager consents to and serves as an “Independent Manager” for Master Seller and each Series Seller.

(t)
It has not pledged and will not pledge its assets to secure the obligations of any other Person, except in the case of Member, as contemplated by the Pledge Agreement.

(u)
It has not and will not guarantee any obligation of any Person, including any Affiliate or become obligated for the debts of any other Person or hold out its credit as being available to pay the obligations of any other Person, except in the case of Member, as contemplated by the Pledge Agreement.

(v)
It will not, to the fullest extent permitted by law, (i) engage in any dissolution, liquidation, consolidation, merger, division into two (2) or more limited liability companies or other legal entities, or (ii) engage in any sale or transfer of all or substantially all of its assets, except as expressly contemplated by this Agreement.

(w)
It will not form, acquire or hold any subsidiary (whether corporate, partnership, limited liability company or other) or own any equity interest in any other entity or make any investment in any such Person.

(x)
It has maintained and will maintain separate financial statements, showing its assets and liabilities separate and apart from those of any other Person and not have its assets listed on any financial statement of any other Person; provided, however, that its assets may have been and may be included in a consolidated financial statement of its Affiliate provided that (i) appropriate notation shall be made on such consolidated financial statements to indicate its separateness from such Affiliate and to indicate that its assets and credit are not available to satisfy the debts and other obligations of such Affiliate or any other Person and (ii) such assets shall also be listed on its own separate balance sheet.

(y)
Master Seller has not established and shall not establish, and has not had and shall not have, any series of limited liability company, except for series that are intended to be and do become Series Sellers pursuant to this Agreement.

(z)
The Master Seller LLC Agreement shall provide that (i) no Independent Manager of Seller may be removed or replaced without Cause, (ii) Buyer be given at least five (5) Business Days prior notice of the removal and/or replacement of the Independent Manager, together with the name and contact information of the replacement Independent Manager and evidence of the replacement’s satisfaction of the definition of Independent Manager and (iii) to the fullest extent permitted by law, and notwithstanding any duty otherwise existing in law or in equity, any Independent Manager of Seller shall consider only the interests of the applicable Seller, including its respective creditors, with respect to taking of, or otherwise voting on, any of the actions contemplated by Section 12(o) hereof, and, except for the duties to Seller as set forth in the immediately preceding clause (including duties to Member and Seller’s creditors solely to the extent of their economic interests in Seller, but excluding (A) all other interests of Member, (B) the interests of other Affiliates of Seller, and (C) the interests of any group of Affiliates of which Seller is a part), the Independent Manager shall not have any fiduciary duties to Member, any officer of Seller or any other Person; provided, that the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing.

(aa) It will not have its obligations guaranteed other than as contemplated in the Transaction Documents.

13.
EVENTS OF DEFAULT; REMEDIES

(a)
After the occurrence and during the continuance of an Event of Default, Seller hereby appoints Buyer as attorney-in-fact of Seller for the purpose of carrying out the provisions of this Agreement and taking any action and executing or endorsing any instruments that Buyer may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest.

(I)
Each of the following shall constitute a “Facility Event of Default”:

(i)
an Act of Insolvency occurs with respect to Seller, Guarantor or Member;

(ii)
An authorized representative of Seller, Guarantor or Member shall admit in writing its inability to, or its intention not to, perform any of its obligations hereunder or under any of the Transaction Documents,

(iii)
either (A) the Transaction Documents shall for any reason not cause, or shall cease to cause, Buyer to be the owner free of any adverse claim (other than the rights of Seller pursuant to this Agreement) of any of the Purchased Loans; provided that, if such breach is not causing imminent material harm to Buyer’s rights or protections under this Agreement and such breach is capable of being cured, Seller shall have up to two (2) Business Days to cure such breach following the earlier of notice thereof from Buyer and Seller’s knowledge thereof, (B) the Transaction Documents with respect to any Transaction shall for any reason cease to create a valid first priority security interest in favor of Buyer in any of the Purchased Loans; provided that, if such breach is not causing imminent material harm to Buyer’s rights or protections under this Agreement and such breach is capable of being cured, Seller shall have up to two (2) Business Days to cure such breach following the earlier of notice thereof from Buyer and Seller’s knowledge thereof or (C) any provision of the Transaction Documents, any right or remedy of Buyer or obligation, covenant, agreement or duty of Seller thereunder, or any lien, security interest or control granted under in connection with the Transaction Documents or Purchased Loans terminates, is declared null and void, ceases to be valid and effective, ceases to be the legal, valid, binding and enforceable obligation of Seller or any other Person, or the validity, effectiveness, binding nature or enforceability thereof is contested, challenged, denied or repudiated by Seller or any Affiliate thereof, in each case directly, indirectly, in whole or in part;

(iv)
failure of Master Seller to make any payment owing to Buyer which has become due and payable under this Agreement or any other Transaction Document (other than any monetary Transaction Event of Default by any Series Seller under Sections 13(a)(II)(i)-(iv) hereof), whether by acceleration or otherwise under the terms of this Agreement or the other Transaction Documents, which failure is not remedied within five (5) Business Days after the earlier of notice thereof from Buyer to Seller or Seller’s actual knowledge thereof;

(v)
any governmental, regulatory, or self-regulatory authority shall have taken any action to (A) remove, limit, restrict, suspend or terminate the rights, privileges, or operations of Seller, which removal, limitation, restriction, suspension or termination results in or is reasonably likely to result in a Material Adverse Effect in the determination of Buyer or (B) condemn, seize or appropriate, or assume custody or control of, all or any substantial part of the property of Seller;

(vi)
a Change of Control shall have occurred that has not been consented to by Buyer in writing;

(vii)
any representation (other than a Purchased Loan Representation) made by Seller or Guarantor in this Agreement or the other Transaction Documents shall have been incorrect or untrue in any material respect when made or repeated or deemed to have been made or repeated, as determined by Buyer in its sole and absolute discretion, applied in good faith, which incorrect or untrue representation, to the extent such breach is reasonably susceptible to cure, is not cured within the earlier of (A) five (5) Business Days after Seller obtains actual knowledge of such breach and (B) five (5) Business Days after notice from Buyer to Seller that such representation is incorrect or untrue;

(viii)
either (A) Guarantor (1) shall fail to observe any of the financial covenants set forth in the Guaranty or (2) shall have defaulted or failed to perform any payment obligation under the Guaranty, or (B) Member shall have defaulted or failed to perform any payment obligation under the Member Guaranty, or (C) the Guaranty or Member Guaranty shall have been revoked, rescinded or otherwise cease to be in full force and effect;

(ix)
a final, non-appealable judgment by any competent court in the United States of America having jurisdiction over Seller, Member or Guarantor, as applicable for the payment of money in an amount greater than $250,000 (in the case of Seller or Member) or $10,000,000 (in the case of Guarantor) shall have been rendered against Seller, Member or Guarantor, as applicable, and remained undischarged or unpaid for a period of forty-five

(45) days, during which period execution of such judgment is not effectively stayed by bonding over or other means acceptable to Buyer;

(x)
Guarantor shall have defaulted or failed to perform under any note, indenture, loan agreement, guaranty, repurchase agreement, short sale, futures contract (including Eurodollar futures) or options contract or any interest rate swap, cap or collar agreement or derivatives transaction to which it is a party (other than a Transaction Document), which default (A) involves the failure to pay a monetary obligation of $10,000,000 or more, or (B) permits the acceleration of the maturity of obligations, or the declaration of a mandatory early repurchase date or termination date with respect to indebtedness or obligations of $10,000,000 or more, by any other party to or beneficiary of such note, indenture, loan agreement, guaranty, repurchase agreement, swap agreement or other contract agreement or transaction; provided, however, that any such default, failure to perform or breach shall not constitute a Facility Event of Default if Guarantor cures such default, failure to perform or breach, as the case may be, within the grace period, if any, expressly provided under the applicable agreement;

(xi)
Seller or Member shall have defaulted or failed to perform under any note, indenture, loan agreement, guaranty, repurchase agreement, short sale, futures contract (including Eurodollar futures) or options contract or any interest rate swap, cap or collar agreement or derivatives transaction to which it is a party (other than a Transaction Document), which default (A) involves the failure to pay a monetary obligation of $250,000 or more, or

(B) permits the acceleration of the maturity of obligations, or the declaration of a mandatory early repurchase date or termination date with respect to indebtedness or obligations of $250,000 or more, by any other party to or beneficiary of such note, indenture, loan agreement, guaranty, repurchase agreement, swap agreement or other contract agreement or transaction; provided, however, that any such default, failure to perform or breach shall not constitute a Facility Event of Default if Seller or Member, as applicable, cures such default, failure to perform or breach, as the case may be, within the grace period, if any, expressly provided under the applicable agreement;

(xii)
if Seller, Member or Guarantor defaults beyond any applicable grace period in paying any amount or performing any obligation due to Buyer or any Affiliate of Buyer under any other financing, swap, hedging, security or credit agreement between Seller or Guarantor and Buyer or any Affiliate of Buyer;

(xiii)
any breach of any of the negative covenants set forth in Section 10 hereof; provided, however, that, solely with respect to a breach of clauses (a), (c), (e), (g), (h), (j), (k), (l), (m), (q), (t), (u) or (v) of Section 10 (and subject to the condition with respect to a breach of clauses (a), (k), (l), (m), (q) or (v) of Section 10 only, that such breach could not reasonably be expected to cause a Material Adverse Effect), such breach shall not be considered to be an Event of Default if, within ten (10) Business Days following the earlier of (1) delivery of notice of such breach to Seller by Buyer and (2) Seller otherwise having actual knowledge of such breach, Seller either (x) cures such breach if such breach is reasonably susceptible to cure, or (y) terminates the affected Transaction and repurchases the related Purchased Loan in full for the related Repurchase Price therefor;

(xiv)
if Seller, Member or Guarantor shall breach or fail to perform any of the terms, covenants, obligations or conditions of this Agreement or any other Transaction Document, other than as specifically otherwise referred to in this definition of “Facility Event of Default”, and such breach or failure to perform is not remedied within ten (10) Business Days after written notice thereof to Seller, Member or Guarantor, as applicable, by Buyer, or such other (shorter or longer) cure period (if any) as may be expressly provided herein or in such Transaction Document (unless this Agreement or such other Transaction Document expressly provides that such breach or failure constitutes an immediate Facility Event of Default, in which case no notice or cure period shall apply);

(xv)
(A) Seller or an ERISA Affiliate shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan that is not exempt from such Sections of ERISA and the Code, (B) any material “accumulated funding deficiency” (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the Pension Benefit Guaranty Corporation or a Plan shall arise on the assets of Seller or any ERISA Affiliate, (C) a Reportable Event (as referenced in Section 4043(b)(3) of ERISA) shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Plan, which Reportable Event (as so defined) or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of Buyer, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (D) any Plan shall terminate for purposes of Title IV of ERISA, (E) Seller or any ERISA Affiliate shall, or in the reasonable opinion of Buyer is likely to, incur any liability in connection with a withdrawal from, or the insolvency or reorganization of, a Multiemployer Plan or (F) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (A) through (F) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect;

(xvi)
if Seller enters into, consents or assents to or takes any Material Action with respect to any Purchased Loan or Purchased Loan Document and Seller fails to obtain Buyer’s prior written consent; provided that, except with respect to any Material Action relating to (i) a change in the term of a Purchased Loan, the principal amount of a Purchased Loan or the interest rate of a

Purchased Loan, (ii) any release of material collateral for a Purchased Loan or any guarantor in respect of a Purchased Loan (other than in accordance with the Purchased Loan Documents), or (iii) with respect to a waiver of any material event of default under and as defined in the related Purchased Loan Documents, such breach shall not be considered to be an Event of Default if, within five (5) Business Days following the earlier of (1) delivery of notice of such breach to Seller by Buyer and (2) Seller otherwise having actual knowledge of such breach, Seller either (x) cures such breach if such breach is reasonably susceptible to cure, or (y) terminates the affected Transaction and repurchases the related Purchased Loan in full for the related Repurchase Price therefor;

(xvii)
Guarantor (A) fails (x) to qualify as a REIT (after giving effect to any cure or corrective periods or allowances or other actions, including pursuant to Sections 856(c), 857 and 860 of the Code), permitted to be taken by Guarantor to maintain its REIT status), or (y) to continue to be entitled to a dividends paid deduction under Section 857 of the Code with respect to dividends paid by it and therefore fails the requirements of Section 857(a)(1) of the Code (after giving effect to any cure or corrective provisions, including pursuant to Section 860 of the Code) or (B) enters into a “prohibited transaction” as defined in Section 857(b)(6)(B)(iii) of the Code (taking into account Sections 857(b)(6)(C), 857(b)(6)(D) and 857(b)(6)(E) of the Code) that results in “prohibited transactions taxes” having an amount greater than $10,000,000 for any taxable year being imposed on Guarantor; or

(xviii)
Guarantor’s audited annual financial statements or the notes thereto or other opinions or conclusions stated therein are qualified or limited by reference to the status of Guarantor’ as a “going concern” or a reference of similar import, other than a qualification or limitation expressly related to Buyer’s rights in the Purchased Loans.

(II)
Each of the following shall constitute a “Transaction Event of Default”:

(i)
the applicable Series Seller fails to repurchase a Purchased Loan upon the applicable Repurchase Date therefor;

(ii)
the applicable Series Seller fails to pay any Margin Deficit with respect to a Purchased Loan when required pursuant to Section 4 hereof;

(iii)
the applicable Series Seller fails to repurchase a Purchased Loan which is the subject of a Mandatory Early Repurchase, as and when required pursuant to Section 3(l) hereof;

(iv)
the failure of Buyer to receive on any Remittance Date any amount due to Buyer for a Transaction pursuant to Sections 5(c) or 5(d) hereof; or

(v)
any Purchased Loan Representation (subject to any exceptions to such representations and warranties disclosed in writing by Seller to Buyer that are approved by Buyer in writing in its sole and absolute discretion and set forth on Schedule 3 to the related Confirmation) with respect to any Purchased Loan in any Transaction Document shall have been incorrect or untrue in any material respect when made or repeated or deemed to have been made or repeated and such incorrect or untrue Purchased Loan Representation, to the extent such breach is reasonably susceptible to cure, continues unremedied for five (5) Business Days after the earlier of notice thereof from Buyer or Seller obtaining actual knowledge of such breach (unless Seller shall have made any such representation with actual knowledge that it was materially incorrect or untrue at the time made, in which case such breach shall constitute an immediate Transaction Event of Default); provided that a Transaction Event of Default shall not be deemed to have occurred if the applicable Series Seller terminates the related Transaction and repurchases the related Purchased Loan(s) on an Early Repurchase Date no later than five (5) Business Days after notice from Buyer to the applicable Series Seller that such Purchased Loan Representation is incorrect or untrue.

(b)
If a Facility Event of Default shall occur and be continuing, the following rights and remedies shall be available to Buyer:

(i)
At the option of Buyer, exercised by written notice to Seller (which option shall be deemed to have been exercised, even if no written notice is given, automatically and immediately upon the occurrence of an Event of Default under Section 13(a)(I)(i) hereof), the Repurchase Date for each Transaction hereunder shall, if it has not already occurred, be deemed immediately to occur (the date on which such option is exercised or deemed to have been exercised being referred to hereinafter as the “Accelerated Repurchase Date”).

(ii)
If Buyer exercises or is deemed to have exercised the option referred to in Section 13(b)(i) hereof:

(A)
Seller’s obligations hereunder to repurchase all Purchased Loans shall become immediately due and payable on and as of the Accelerated Repurchase Date; and

(B)
the Repurchase Price with respect to each Transaction (determined as of the Accelerated Repurchase Date) shall include the accrued and unpaid Price Differential with respect to each Purchased Loan accrued at the Pricing Rate applicable upon the occurrence of an Event of Default commencing upon the occurrence of such Event of Default and continuing for long as such Event of Default continues; and

(C)
Custodian shall, upon the request of Buyer, deliver to Buyer all Purchased Loan Documents, instruments, certificates and other documents then held by Custodian relating to the Purchased Loans.

(iii)
Upon the occurrence of a Facility Event of Default, Buyer may (A) immediately sell, on a servicing released basis, at a public or private sale in a commercially reasonable manner and at such price or prices as Buyer may deem satisfactory in its sole and absolute discretion any or all of the Purchased Loans or (B) in its sole and absolute discretion elect, in lieu of selling all or a portion of such Purchased Loans, to give Seller credit for such Purchased Loans in an amount equal to the Market Value of such Purchased Loans against the aggregate unpaid Repurchase Price for such Purchased Loans and any other amounts owing by Seller under this Agreement or the Transaction Documents. The proceeds of any disposition of Purchased Loans effected pursuant to this Section 13(b)(iii) shall be applied pursuant to Section 5(e).

(iv)
The parties acknowledge and agree that (1) the Purchased Loans subject to Transactions hereunder are not instruments traded in a recognized market, and, in the absence of a generally recognized source for prices or bid or offer quotations for any Purchased Loans, Buyer may establish the source therefor in its sole and absolute discretion and (2) all prices, bids and offers shall be determined together with accrued Available Income (except to the extent contrary to market practice with respect to the relevant Purchased Loans). The parties recognize that it may not be possible to purchase or sell all of the Purchased Loans on a particular Business Day, or in a transaction with the same purchaser, or in the same manner because the market for such Purchased Loans may not be liquid at such time. In view of the nature of the Purchased Loans, the parties agree that liquidation of a Transaction or the Purchased Loans pursuant to this Section 13(b) or Section 13(c) hereof does not require a public purchase or sale and that a good faith private purchase or sale shall be deemed to have been made in a commercially reasonable manner. Accordingly, Buyer may elect, in its sole and absolute discretion the time and manner of liquidating any Purchased Loans pursuant to this Section 13(b) or Section 13(c) hereof, and nothing contained herein shall (A) obligate Buyer to liquidate any Purchased Loans on the occurrence and during the continuance of an Event of Default or to liquidate all of the Purchased Loans in the same manner or on the same Business Day or (B) constitute a waiver of any right or remedy of Buyer.

(v)
Seller shall be liable to Buyer for (A) the amount of all out-of-pocket expenses, including reasonable legal fees and expenses, incurred by Buyer in connection with or as a consequence of an Event of Default, (B) all costs incurred in connection with covering transactions, and (C) any other actual out-of-pocket loss, damage, cost or expense directly arising or resulting from the occurrence of an Event of Default.

(vi)
Buyer shall have, in addition to its rights and remedies under the Transaction Documents, all of the rights and remedies provided by applicable federal, state and local laws (including, without limitation, if the Transactions are characterized as secured financings, the rights and remedies of a secured party under the UCC of the State of New York, to the extent that the UCC is applicable, and the right to offset any mutual debt and claim), in equity, and under any other agreement between Buyer and Seller. Without limiting the generality of the foregoing, Buyer shall be entitled to exercise set off rights in accordance with Section 26 with respect to the proceeds of the liquidation of the Purchased Loans, whether or not such obligations are then due, without prejudice to Buyer’s right to recover any deficiency.

(vii)
Subject to the notice and grace periods set forth herein, Buyer may exercise any or all of the remedies available to Buyer immediately upon the occurrence of an Event of Default and at any time during the continuance thereof. Except as expressly required herein or in the other Transaction Documents, Buyer shall not be required, to give notice to Seller or any other Person prior to exercising any remedy in respect of an Event of Default. All rights and remedies arising under the Transaction Documents, as amended from time to time, are cumulative and not exclusive of any other rights or remedies which Buyer may have.

(viii)
Buyer may enforce its rights and remedies hereunder without prior judicial process or hearing, and Seller hereby expressly waives any defenses Seller might otherwise have to require Buyer to enforce its rights by judicial process. Unless prohibited by Requirements of Law, Seller also waives any defense Seller might otherwise have arising from the use of nonjudicial process, disposition of any or all of the Purchased Loans, or from any other election of remedies. Seller recognizes that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm’s length.

(ix)
Upon the designation of any Accelerated Repurchase Date, Buyer may exercise all set off rights available to it under Section 26. If a sum or obligation is unascertained, Buyer may, in good faith, estimate that obligation and set-off in accordance with Section 26 in respect of the estimate, subject to the relevant party accounting to the other when the obligation is ascertained. This Section 13(b)(ix) shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other rights to which any party is at any time otherwise entitled (whether by operation of law, contract or otherwise).

(x)
Seller shall within two (2) Business Days following Buyer’s written request, to execute and deliver to Buyer such documents, instruments, certificates, assignments and other writings, and do such other acts as Buyer may reasonably request for the purposes of assuring, perfecting and evidencing Buyer’s ownership of the Purchased Loans, including without limitation: (i) forwarding, to Buyer or Buyer’s designee (including, if applicable, Custodian), any payments Seller may hereafter receive on account of the Purchased Loans, in each case promptly upon receipt thereof; (ii) delivering to Buyer or such designee any originals of certificates, instruments, documents, notices or files evidencing or relating to the Purchased Loans which are in Seller’s possession or under its control; (iii) delivering to Buyer underwriting summaries, credit memos, assets summaries, status reports or similar documents relating to the Purchased Loans and in Sellers possession or under its control.

(xi)
Buyer may complete and record and/or file, as applicable, any assignments, allonges, endorsements, powers or other documents or instruments executed in blank with respect to any or all of the Purchased Loans and otherwise obtain physical possession of all Purchased Loan Documents and all other instruments, certificates and documents then held by or on behalf of Custodian under the Custodial Agreement. Buyer may obtain physical possession of all Servicing Records, Servicing Agreements and other files and records of Seller or Servicer. Seller shall deliver to Buyer such assignments and other documents with respect thereto as Buyer shall request. It is acknowledged and agreed that Buyer shall not complete, record and/or file, as applicable, any assignments, allonges, endorsements, powers or other documents or instruments executed in blank with respect to any Purchased Loan unless and until a Facility Event of Default has occurred and is continuing or a Transaction Event of Default has occurred and is continuing with respect to such Purchased Loan.

(c)
Without limiting Buyer’s rights and remedies under Section 13(b) hereof or otherwise available under the Transaction Documents, at law or in equity, if a Transaction Event of Default shall occur and be continuing, the following rights and remedies shall be available to Buyer:

(i)
At the option of Buyer, exercised by written notice to Seller, the Repurchase Date for the applicable Transaction shall, if it has not already occurred, be deemed immediately to occur (the “Accelerated Transaction Repurchase Date”).

(ii)
If Buyer exercises or is deemed to have exercised the option referred to in Section 13(c)(i) hereof:

(A)
the applicable Series Seller’s obligations hereunder to repurchase the applicable Purchased Loan shall become immediately due and payable on and as of the Accelerated Transaction Repurchase Date; and

(B)
the Repurchase Price with respect to such Transaction (determined as of the Accelerated Transaction Repurchase Date) shall include the accrued and unpaid Price Differential with respect to such Purchased Loan accrued at the Pricing Rate applicable upon the occurrence of a Transaction Event of Default commencing upon the occurrence of such Event of Default and continuing for long as such Event of Default continues; and

(C)
Custodian shall, upon the request of Buyer, deliver to Buyer all Purchased Loan Documents, instruments, certificates and other documents then held by Custodian relating to the applicable Purchased Loan.

(iii)
Upon the occurrence of a Transaction Event of Default, Buyer may (A) immediately sell, at a public or private sale in a commercially reasonable manner and at such price or prices as Buyer may deem satisfactory in its sole and absolute discretion the applicable Purchased Loan or (B) in its sole and absolute discretion elect, in lieu of selling all or a portion of such Purchased Loan, to give Seller credit for such Purchased Loan in an amount equal to the Market Value of such Purchased Loan against the aggregate unpaid Repurchase Price for such Purchased Loan and any other amounts owing by Seller under this Agreement or the Transaction Documents. The proceeds of any disposition of any Purchased Loan effected pursuant to this Section 13(c)(iii) shall be applied pursuant to Section 5(e).

(iv)
Buyer may complete and record and/or file, as applicable, any assignments, allonges, endorsements, powers or other documents or instruments executed in blank with respect to the applicable Purchased Loan and otherwise obtain physical possession of all Purchased Loan Documents and all other instruments, certificates and documents then held by or on behalf of Custodian under the Custodial Agreement relating to such Purchased Loan. Buyer may obtain physical possession of all Servicing Records, Servicing Agreements and other files and records of Seller or Servicer relating to such Purchased Loan. Seller shall deliver to Buyer such assignments and other documents with respect to the applicable Purchased Loan as Buyer shall request. It is acknowledged and agreed that Buyer shall not complete, record and/or file, as applicable, any assignments, allonges, endorsements, powers or other documents or instruments executed in blank with respect to any Purchased Loan unless and until a Facility Event of Default has occurred and is continuing or a Transaction Event of Default has occurred and is continuing with respect to such Purchased Loan.

14.
LIMITATIONS ON RECOURSE AGAINST SERIES SELLERS

Buyer acknowledges that Master Seller is organized as a series limited liability company under Section 18-215 of the Delaware Limited Liability Company Act. Notwithstanding that this Agreement and the other Transaction Documents have been executed on behalf of Seller without reference to any particular Series Seller, Buyer agrees to treat each Transaction under this Agreement as the obligation of the particular Series Seller of Master Seller that enters into the Transaction for the related Purchased Loan(s). Provided that no Facility Event of Default shall have occurred and be continuing hereunder, the Repurchase Obligations of any Series Seller relating to or arising from the Transaction(s) to which such Series Seller is a party shall be enforceable only against such Series Seller and with respect to the Purchased Loan(s) relating to such Transaction(s) and not against any other Series Seller or any other Purchased Loan. Notwithstanding the foregoing or anything to the contrary contained in this Agreement or any other Transaction Document, Buyer shall be entitled to exercise any and all remedies available to Buyer under Section 13(b) hereof against Seller and any and all Purchased Loans subject to Transactions hereunder upon the occurrence and continuance of a Facility Event of Default.

15.
RECORDING OF COMMUNICATIONS

EACH OF BUYER AND SELLER SHALL HAVE THE RIGHT (BUT NOT THE OBLIGATION) FROM TIME TO TIME TO MAKE OR CAUSE TO BE MADE TAPE RECORDINGS OF COMMUNICATIONS BETWEEN ITS EMPLOYEES, IF ANY, AND THOSE OF THE OTHER PARTY WITH RESPECT TO TRANSACTIONS; PROVIDED, HOWEVER, THAT SUCH RIGHT TO RECORD COMMUNICATIONS SHALL BE LIMITED TO COMMUNICATIONS OF EMPLOYEES TAKING PLACE ON THE TRADING FLOOR OF THE APPLICABLE PARTY. EACH OF BUYER AND SELLER HEREBY CONSENTS TO THE ADMISSIBILITY OF SUCH TAPE RECORDINGS IN ANY COURT, ARBITRATION, OR OTHER PROCEEDINGS, IF AND TO THE EXTENT CONSISTENT WITH APPLICABLE LAW AND THE RULES OF COURT AND EVIDENCE.

16.
NOTICES AND OTHER COMMUNICATIONS

Unless otherwise provided in this Agreement, all notices, consents, approvals and requests required or permitted hereunder shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) hand delivery, with proof of attempted delivery, (b) certified or registered United States mail, postage prepaid, (c) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, or (d) by telecopy (with answerback acknowledged) or email provided that such telecopy or email notice must also be delivered by one of the means set forth in (a), (b) or (c) above, to the address specified in Annex I hereto or at such other address and person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section 16. A notice shall be deemed to have been given: (a) in the case of hand delivery, at the time of delivery, (b) in the case of registered or certified mail, when delivered on a Business Day, (c) in the case of expedited prepaid delivery upon delivery on a Business Day, or (d) in the case of telecopy or email, upon receipt of answerback confirmation or upon transmission, respectively; provided that (i) such telecopy or email notice was also delivered by one of the means set forth in (a), (b) or (c) above (which may arrive after such telecopy or email), and (ii) the transmitting party did not receive an electronic notice of a transmission failure. A party receiving a notice which does not comply with the technical requirements for notice under this Section 16 may elect to waive any deficiencies and treat the notice as having been properly given.

17.
ENTIRE AGREEMENT; SEVERABILITY

This Agreement shall supersede any existing agreements between the parties containing general terms and conditions for repurchase transactions. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement. Each party agrees that (a) each Transaction is in consideration of and in reliance on the fact that all Transactions constitute a single business and contractual relationship, and that each Transaction has been entered into in consideration of the other Transactions, (b) a default by it in the payment or performance of any its obligations under a Transaction shall constitute a default by it with respect to all Transactions, (c) Buyer may set off claims and apply properties and assets held by or on behalf of Buyer with respect to any Transaction against the Repurchase Obligations owing to Buyer with respect to other Transactions, and (d) payments, deliveries and other transfers made by or on behalf of any party with respect to any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers with respect to all Transactions, and the obligations of each party to make any such payments, deliveries and other transfers may be applied against each other and netted.

18.
ASSIGNABILITY

(a)
The rights and obligations of Seller under this Agreement and the other Transaction Documents and under any Transaction shall not be assigned by Seller without the prior written consent of Buyer, which consent may be granted or withheld in Buyer’s sole discretion.

(b)
Buyer may assign its rights and obligations under this Agreement and the other Transaction Documents and/or under any Transaction or may issue one or more participation interests with respect to any or all of the Transactions, without the consent of, and without prior notice to, Seller, to any other Person, and, in connection therewith, may bifurcate or allocate (i.e. senior/subordinate) amounts owed to Buyer; provided, that so long as no Event of Default has occurred and is continuing, (i) Buyer shall not assign or grant participations in its rights and obligations hereunder to any Prohibited Transferee, and (ii) unless Buyer assigns and/or participates all of its interests under this Agreement to any Person that is not an Affiliate of Buyer, Buyer shall maintain full control over all decisions to be made under this Agreement and each of the other Transaction Documents (it being understood and agreed that participants in Buyer’s rights under this Agreement and the other Transaction Documents may be entitled, pursuant to the terms of any such participation, to certain consent rights (in each case, solely to the extent of Buyer’s rights under this Agreement) over certain decisions and determinations deemed material under the terms of such participation) and Seller shall not be required to interact with any Person other than Buyer or an Affiliate of Buyer. Notwithstanding the foregoing, if an Event of Default shall have occurred and be continuing, Buyer may assign and/or grant participations in any and all of its rights and obligations to any Prohibited Transferee without notice to or consent of Seller, and otherwise may assign or grant participations without limitations, restrictions or conditions of any kind. Seller shall reasonably cooperate at Buyer’s sole cost and expense with Buyer in connection with any assignment or participation, provided Seller’s obligations under such Transaction are not increased and its rights under such Transaction are not impaired. Seller agrees that any assignee or participant shall be entitled to the benefits of Sections 3(i) and 29 hereof (subject to the limitations and requirements under Section 29 hereof (it being understood that the applicable documentation required under Section 29(e) hereof shall be delivered to the participating Buyer)); provided that, no assignee or participant will be entitled to any greater payment under Sections 3(i) or 29 hereof, than its assignor or participating Buyer would have been entitled to receive with respect to the applicable assigned or participated rights and obligations, except to the extent such entitlement to receive a greater payment results from the adoption of or any change in any Requirement of Law or in the interpretation or application thereof by a Governmental Authority or compliance by Buyer, assignee or such participant with a request or directive (whether or not having the force of law) from a central bank or other Governmental Authority having jurisdiction over Buyer, such assignee or such participant, in each case made or issued after the participant or assignee acquired the applicable interest.

(c)
Buyer shall, acting for this purpose as a non-fiduciary agent of Seller (the “Registrar”), maintain at one of its offices located in the United States a record of ownership (the “Register”) on which is entered the name and address of all assignees of Buyer and each such assignee’s interest in the rights under this Agreement and the other Transaction Documents. All assignments pursuant to Section 18 hereof shall be recorded on the Register. This provision is intended to be interpreted so that the indebtedness (for federal income tax purposes, as set forth in Section 22(e) hereof) evidenced by the Transaction Documents is treated as being in registered form in accordance with Section 5f.103-1(c) of the Treasury Regulations. The Register shall be available for inspection by Seller at any reasonable time and from time to time upon reasonable prior notice. The entries in the Register shall be conclusive absent manifest error, and Buyer and Seller shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Buyer hereunder for all purposes of this Agreement. Buyer may, at any time, designate any other Person, including, subject to Seller’s consent in its sole discretion, Seller, to be the successor Registrar.

(d)
Each Buyer that sells a participation shall, acting for this purpose as a non-fiduciary agent of Seller, maintain a register on which is entered the name and address of each participant and such participant’s interest in the rights under this Agreement and the other Transaction Documents (the “Participant Register”); provided that, no Buyer shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any rights or obligations under this Agreement and the other Transaction Documents) to any Person except to the extent that such disclosure is necessary to establish that such rights or obligations are in registered form in accordance with Section 5f.103-1(c) of the Treasury Regulations. The entries in each Participant Register shall be conclusive absent manifest error, and the applicable Buyer shall treat each Person whose name is recorded in such Participant Register as the owner of the related rights and obligations for all purposes of this Agreement notwithstanding notice to the contrary.

(e)
Subject to the foregoing, this Agreement and the other Transaction Documents and any Transactions shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. Nothing in this Agreement or the other Transaction Documents, express or implied, shall give to any Person, other than the parties to the Transaction Documents and their respective successors and permitted assigns, any benefit or any legal or equitable right, power, remedy or claim under the Transaction Documents.

19.
GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflict of law principles thereof (except for Section 5-1401 of the New York General Obligations Law).

20.
NO WAIVERS, ETC.

No express or implied waiver of any Default or Event of Default by Buyer shall constitute a waiver of any other Default or Event of Default and no exercise of any right or remedy hereunder by Buyer shall constitute a waiver of its right to exercise any other right or remedy hereunder. No modification or waiver of any provision of this Agreement and no consent by any party to a departure herefrom shall be effective unless and until such shall be in writing and duly executed by both of the parties hereto. Without limitation of the foregoing, the failure to give a notice pursuant to Section 4(b) or 4(c) hereof will not constitute a waiver of any right to do so at a later date.

21.
USE OF EMPLOYEE PLAN ASSETS

(a)
No plan assets within the meaning of 29 C.F.R. § 2510.3-101 as modified in operation by Section 3(42) of ERISA (“Plan Assets”) of any Plan subject to any provision of ERISA or Section 4975 of the Code shall be used in connection with any Transaction. If any such assets are intended to be used by either party hereto (the “Plan Party”) in the Transaction, the Plan Party shall so notify the other party prior to the Transaction. The Plan Party shall represent in writing to the other party that the Transaction does not constitute a prohibited transaction under ERISA or is otherwise exempt therefrom, and the other party may proceed in reliance thereon but shall not be required so to proceed.

(b)
Subject to the last sentence of subparagraph (a) of this Section 21, if assets of Seller are deemed to be Plan Assets, any such Transaction shall proceed only if Seller furnishes or has furnished to Buyer its most recent available audited statement of its financial condition and its most recent subsequent unaudited statement of its financial condition.

(c)
By entering into a Transaction pursuant to this Section 21, if assets of Seller are deemed to be Plan Assets, Seller shall be deemed (i) to represent to Buyer that since the date of Seller’s latest such financial statements, there has been no material adverse change in Seller’s financial condition which Seller has not disclosed to Buyer, and (ii) to agree to provide Buyer with future audited and unaudited statements of its financial condition as they are issued, so long as it is a Seller in any outstanding Transaction involving a Plan Party.

22.
INTENT

(a)
The parties intend, agree and acknowledge that: (i) this Agreement, together with all Transactions, constitutes a single agreement; (ii) this Agreement and each Transaction to the extent that it has a Repurchase Date less than one year after the Purchase Date qualifies as a “repurchase agreement” as that term is defined in Section 101(47) of the Bankruptcy Code, (iii) this Agreement and each Transaction qualifies as a “securities contract” as that term is defined in Section 741(7) of the Bankruptcy Code, (iv) each payment under this Agreement has been made by, to or for the benefit of a “financial institution” as defined in section 101(22) of the Bankruptcy Code, a “financial participant” as defined in section 101(22A) of the Bankruptcy Code or “repo participant” as defined in section 101(46) of the Bankruptcy Code, (v) the grant of a security interest set forth in Sections 6 and 28(b) hereof to secure the rights of Buyer hereunder also constitutes a “repurchase agreement” (where applicable) as contemplated by Section 101(47)(A)(v) of the Bankruptcy Code and a “securities contract” as contemplated by Section 741(7)(A)(xi) of the Bankruptcy Code and are a part of this Agreement, (vi) the pledge of each Mezzanine Loan constitutes “a security agreement or other arrangement or other credit enhancement” that is “related to” this Agreement and Transactions hereunder within the meaning of Sections 101(38A)(A), 101(47)(A)(v) and 741(7)(A)(xi) of the Bankruptcy Code, and (vii) each of the Purchased Loans shall constitute a security, a mortgage loan or an interest in a mortgage loan. It is further understood that this Agreement is intended to constitute a “master netting agreement” as defined in Section 101(38A) of the Bankruptcy Code, with respect to each Transaction so constituting a “repurchase agreement” (where applicable) or “securities contract”. Each party hereto hereby further agrees that it shall not challenge the characterization of this Agreement as a “repurchase agreement,” “securities contract” and/or “master netting agreement” within the meaning of the Bankruptcy Code.

(b)
The parties intend, agree and acknowledge that either party’s right to accelerate or terminate this Agreement or to liquidate Purchased Loans delivered to it in connection with the Transaction hereunder or to exercise any other remedies pursuant to Section 13 hereof is a contractual right to liquidate, terminate or accelerate such Transaction as described in Sections 555 and 559 of the Bankruptcy Code and the Buyer shall be entitled to, without limitation, the liquidation, termination, acceleration, offset, net out and non-avoidability rights afforded to parties to repurchase agreements, securities contracts, and master netting agreements under Sections 362(b)(6), 362(b)(7), 362(b)(27), 362(o), 546(e), 546(f), 546(j), 555, 559 and 561 of the

Bankruptcy Code. It is further understood and agreed that either party’s right to cause the termination, liquidation, or acceleration of, or to offset net termination values, payment amounts or other transfer obligations arising under or in connection with, this Agreement or any Transaction hereunder is a contractual right to cause the termination, liquidation, or acceleration of, or to offset net termination values, payment amounts or other transfer obligations arising under or in connection with, this Agreement as described in Section 561 of the Bankruptcy Code.

(c)
The parties intend, agree and acknowledge that if a party hereto is an “insured depository institution,” as such term is defined in the Federal Deposit Insurance Act, as amended (“FDIA”), then each Transaction hereunder is a “qualified financial contract,” as that term is defined in FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

(d)
It is understood that this Agreement constitutes a “netting contract” as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) and each payment entitlement and payment obligation under any Transaction hereunder shall constitute a “covered contractual payment entitlement” or “covered contractual payment obligation”, respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a “financial institution” as that term is defined in FDICIA).

(e)
Each party intends, agrees and acknowledges that it is its intent for U.S. federal, state and local income and franchise tax purposes to treat the Transactions as indebtedness of Seller that is secured by the Purchased Loans, and the Purchased Loans as owned by Seller for such purposes, that each Series Seller shall be disregarded as a separate entity from the Master Seller and each other Series Seller for such purposes, and each party agrees to take no action inconsistent with such treatment, unless required by applicable law, in which case such party shall promptly notify the other party of such requirement.

(f)
In light of the intent set forth above in this Section 22, Seller agrees that, from time to time upon the written request of Buyer, Seller will execute and deliver any supplements, modifications, addendums or other documents as may be necessary or desirable, in Buyer’s sole discretion, in order to cause this Agreement and the Transactions contemplated hereby to qualify for, comply with the provisions of, or otherwise satisfy, maintain or preserve the criteria for safe harbor treatment under the Bankruptcy Code for “repurchase agreements” (where applicable), “securities contracts” and “master netting agreements”; provided, however, that Buyer’s failure to request, or Buyer’s or Seller’s failure to execute, such supplements, modifications, addendums or other documents does not in any way alter or otherwise change the intention of the parties hereto that this Agreement and the Transactions hereunder constitute “repurchase agreements” (where applicable), “securities contracts” and/or a “master netting agreement” as such terms are defined in the Bankruptcy Code.

23.
DISCLOSURE RELATING TO CERTAIN FEDERAL PROTECTIONS

The parties acknowledge that they have been advised that:

(a)
in the case of Transactions in which one of the parties is a broker or dealer registered with the Securities and Exchange Commission (“SEC”) under Section 15 of the Securities Exchange Act of 1934 (“1934 Act”), the Securities Investor Protection Corporation has taken the position that the provisions of the Securities Investor Protection Act of 1970 (“SIPA”) do not protect the other party with respect to any Transaction hereunder;

(b)
in the case of Transactions in which one of the parties is a government securities broker or a government securities dealer registered with the SEC under Section 15C of the 1934 Act, SIPA will not provide protection to the other party with respect to any Transaction hereunder; and

(c)
in the case of Transactions in which one of the parties is a financial institution, funds held by the financial institution pursuant to a Transaction hereunder are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation or the National Credit Union Share Insurance Fund, as applicable.

24.
CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL

(a)
Each party irrevocably and unconditionally (i) submits to the non-exclusive jurisdiction of any United States Federal or New York State court sitting in Manhattan, and any appellate court from any such court, solely for the purpose of any suit, action or proceeding brought to enforce its obligations under this Agreement or relating in any way to this Agreement or any Transaction under this Agreement and (ii) waives, to the fullest extent it may effectively do so, any defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and any right of jurisdiction on account of its place of residence or domicile.

(b)
To the extent that either party has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) with respect to itself or any of its property, such party hereby irrevocably waives and agrees not to plead or claim such immunity in respect of any action brought to enforce its obligations under this Agreement or relating in any way to this Agreement or any Transaction under this Agreement.

(c)
The parties hereby irrevocably waive, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding and irrevocably consent to the service of any summons and complaint and any other process by the mailing of copies of such process to them at their respective address specified herein. The parties hereby agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Section 24 shall affect the right of Buyer or Seller to serve legal process in any other manner permitted by law or to bring any action or proceeding against the other party or its property in the courts of other jurisdictions.

(d)
EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR ANY INSTRUMENT OR DOCUMENT DELIVERED HEREUNDER OR THEREUNDER.

25.
NO RELIANCE

(a)
Each of Buyer and Seller hereby acknowledges, represents and warrants to the other that, in connection with the negotiation of, the entering into, and the performance under, this Agreement and the Transaction Documents and each Transaction hereunder and thereunder:

(i)
It is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the other party to the Transaction Documents, other than the representations expressly set forth in the Transaction Documents;

(ii)
It has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent that it has deemed necessary, and it has made its own investment, hedging and trading decisions (including decisions regarding the suitability of any Transaction) based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the other party;

(iii)
It is a sophisticated and informed Person that has a full understanding of all the terms, conditions and risks (economic and otherwise) of the Transaction Documents and each Transaction thereunder and is capable of assuming and willing to assume (financially and otherwise) those risks;

(iv)
It is entering into the Transaction Documents and each Transaction thereunder for the purposes of managing its borrowings or investments or hedging its underlying assets or liabilities and not for purposes of speculation;

(v)
It is not acting as a fiduciary or financial, investment or commodity trading advisor for the other party and has not given the other party (directly or indirectly through any other Person) any assurance, guaranty or representation whatsoever as to the merits (either legal, regulatory, tax, business, investment, financial accounting or otherwise) of the Transaction Documents or any Transaction thereunder; and

(vi)
No partnership or joint venture exists or will exist as a result of the Transactions or entering into and performing the Transaction Documents.

(b)
Each determination by Buyer of the Market Value with respect to each Purchased Loan or the communication to Seller of any information pertaining to Market Value under this Agreement shall be subject to the following disclaimers:

(i)
Buyer has assumed and relied upon, with Seller’s consent and without independent verification, the accuracy and completeness of the information provided by Seller and reviewed by Buyer. Buyer has not made any independent inquiry of any aspect of the New Collateral or Purchased Loans or the underlying collateral. Buyer’s view is based on economic, market and other conditions as in effect on, and the information made available to Buyer as of, the date of any such determination or communication of information, and such view may change at any time without prior notice to Seller.

(ii)
Market Value determinations and other information provided to Seller constitute a statement of Buyer’s view of the value of one or more loans or other assets at a particular point in time and neither (A) constitute a bid for a particular trade, (B) indicate a willingness on the part of Buyer or any Affiliate thereof to make such a bid, nor (C) reflect a valuation for substantially similar assets at the same or another point in time, or for the same assets at another point in time.

(iii)
Market Value determinations and other information provided to Seller may vary significantly from valuation determinations and other information that may be obtained from other sources.

(iv)
Market Value determinations and other information provided to Seller are communicated to Seller solely for its use and may not be relied upon by any other person and may not be disclosed or referred to publicly or to any third party without the prior written consent of Buyer, which consent Buyer may withhold or delay in its sole and absolute discretion.

(v)
Buyer makes no representations or warranties with respect to any Market Value determinations or other information provided to Seller. Buyer shall not be liable for any incidental or consequential damages arising out of any inaccuracy in such valuation determinations and other information provided to Seller.

(vi)
Market Value determinations and other information provided to Seller in connection therewith are only indicative of the initial Market Value of the Purchased Loan submitted to Buyer for consideration hereunder, and may change without notice to Seller prior to, or subsequent to, the transfer by Seller of the Purchased Loan to Buyer on the Purchase Date. No indication is provided as to Buyer’s expectation of the future value of such Purchased Loan or the underlying collateral.

(vii)
Initial Market Value determinations and other information provided to Seller in connection therewith are to be used by Seller for the sole purpose of determining whether to proceed in accordance with Section 3 hereof and for no other purpose.

26.
INDEMNITY; SET-OFF

(a)
Seller hereby agrees to indemnify, defend and hold harmless Buyer, Buyer’s Affiliates and each of its officers, directors, employees and agents (“Indemnified Parties”) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, out-of-pocket fees, costs, expenses (including reasonable attorneys’ fees and disbursements) or disbursements (all of the foregoing, collectively “Indemnified Amounts”) which may at any time (including, without limitation, such time as this Agreement shall no longer be in effect and the Transactions shall have been repaid in full) be imposed on or asserted against any Indemnified Party in any way whatsoever arising out of or in connection with, or relating to, this Agreement, the Transaction Documents or any Transactions hereunder or thereunder or any action taken or omitted to be taken by any Indemnified Party under or in connection with any of the foregoing; provided, that Seller shall not be liable for Indemnified Amounts resulting from the gross negligence or willful misconduct of any Indemnified Party. Without limiting the generality of the foregoing, Seller agrees to hold Buyer and the other Indemnified Parties harmless from and indemnify Buyer against all Indemnified Amounts with respect to all Purchased Loans relating to or arising out of any (A) breach of any representation or warranty relating to Environmental Law or Hazardous Materials made by Seller hereunder or under any Transaction Document or any violation or alleged violation of any Environmental Law or (B) any violation or alleged violation of any consumer credit laws, including without limitation ERISA, except to the extent such violation or alleged violation results from Buyer’s gross negligence or willful misconduct. In any suit, proceeding or action brought by Buyer in connection with any Purchased Loan for any sum owing thereunder, or to enforce any provisions of any Purchased Loan, Seller will save, indemnify and hold Buyer harmless from and against all out-of-pocket expenses (including reasonable attorneys’ fees), loss or damage suffered by reason of any defense, set-off, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by Seller of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from Seller. Seller also agrees to reimburse Buyer as and when billed by Buyer for (i) all Buyer’s reasonable out-of-pocket costs and expenses actually incurred in connection with the initial preparation and negotiation of this Agreement and the Transaction Documents and the closing of the transactions contemplated hereby and thereby, (ii) all Buyer’s out-of-pocket costs and expenses incurred in connection with Buyer’s due diligence reviews with respect to the Purchased Loans or any loan which is proposed by Seller as a Purchased Loan, including without limitation, those incurred under Section 27 hereof and the reasonable fees and disbursements of its counsel, subject in all cases under this clause (ii) to the terms and conditions of Section 27 hereof and (iii) all of Buyer’s costs and expenses incurred in connection with ongoing servicing and asset management services engaged by Buyer (to the extent of any reduction in the Pricing Rate). Additionally, Seller also agrees to reimburse Buyer as and when billed by Buyer for all of Buyer’s costs and expenses incurred in connection with the enforcement or the preservation of Buyer’s rights under this Agreement and the Transaction Documents or any Transaction contemplated hereby or thereby, including, without limitation, the reasonable fees and disbursements of its counsel. Seller hereby acknowledges that, the obligation of Seller hereunder is a recourse obligation of Seller. This Section 26(a) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(b)
In addition to any rights now or hereafter granted under the Transaction Documents or Requirements of Law, Seller hereby grants to Buyer and Buyer’s Affiliates, to secure repayment of the Repurchase Obligations, a right of set-off upon any and all of the following: monies, securities, collateral or other property of Seller and any proceeds from the foregoing, now or hereafter held or received by Buyer or any Affiliate of Buyer, for the account of Seller, whether for safekeeping, custody, pledge, transmission, collection or otherwise, and also upon any and all deposits (general, specified, special, time, demand, provisional or final) and credits, claims or indebtedness of Seller at any time existing, and any obligation owed by Buyer or any Affiliate of Buyer to Seller and to set–off against any Repurchase Obligations or indebtedness owed by Seller and any indebtedness owed by Buyer or any Affiliate of Buyer to Seller, in each case whether direct or indirect, absolute or contingent, matured or unmatured, whether or not arising under the Transaction Documents and irrespective of the currency, place of payment or booking office of the amount or obligation and in each case at any time held or owing by Buyer or any Affiliate of Buyer to or for the credit of Seller without prejudice to Buyer’s right to recover any deficiency. Each of Buyer and each Affiliate of Buyer is hereby authorized upon any amount becoming due and payable by Seller to Buyer or any Affiliate of Buyer under the Transaction Documents or the Repurchase Obligations or upon the occurrence of a Facility Event of Default, without notice to Seller, any such notice being expressly waived by Seller to the extent permitted by any Requirements of Law, to set–off, appropriate, apply and enforce such right of set–off against any and all items hereinabove referred to against any amounts owing to Buyer or any of Buyer’s Affiliates by Seller under the Transaction Documents and the Repurchase Obligations, irrespective of whether Buyer or any Affiliate of Buyer shall have made any demand under the Transaction Documents and regardless of any other collateral securing such amounts, and in all cases without waiver or prejudice of Buyer’s rights to recover a deficiency. ANY AND ALL RIGHTS TO REQUIRE BUYER OR AFFILIATES OF BUYER TO EXERCISE THEIR RIGHTS OR REMEDIES WITH RESPECT TO THE PURCHASED LOANS OR ANY OTHER RIGHTS OR REMEDIES UNDER THE TRANSACTION DOCUMENTS, PRIOR TO EXERCISING THE FOREGOING RIGHT OF SET–OFF, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED BY SELLER.

27.
DUE DILIGENCE

Seller acknowledges that Buyer has the right to perform continuing due diligence reviews with respect to the Purchased Loans, for purposes of verifying compliance with the representations, warranties and specifications made hereunder, or otherwise, and Seller agrees that upon reasonable prior written notice to Seller, Buyer or its authorized representatives will be permitted during normal business hours to examine, inspect, and make copies and extracts of, the Purchased Loan Files, Servicing Records and any and all documents, records, agreements, instruments or information relating to such Purchased Loans in the possession or under the control of Seller, any other servicer or subservicer and/or Custodian. Seller also shall make available to Buyer a knowledgeable financial or accounting officer for the purpose of answering financial or accounting questions respecting the Purchased Loan Files and the Purchased Loans. Seller acknowledges and agrees that Buyer has the right to request, at Seller’s expense, a new Appraisal for any Mortgaged Property securing a Purchased Loan upon the occurrence of a Credit Event relating to such Purchased Loan or upon an Event of Default, but not more than once in any six (6) month period.

Prior to the occurrence of either a Credit Event or a Facility Event of Default, Buyer may also request one (1) Appraisal during any consecutive twenty-four month period for the related Mortgaged Property at Seller’s expense. Without limiting the generality of the foregoing, Seller acknowledges that Buyer may enter into Transactions with Seller based solely upon the information provided by Seller to Buyer and the representations, warranties and covenants contained herein, and that Buyer, at its option, has the right at any time to conduct a partial or complete due diligence review on some or all of the Purchased Loans. Buyer may underwrite such Purchased Loans itself or engage a third party underwriter to perform such underwriting. Seller agrees to reasonably cooperate with Buyer and any third party underwriter reasonably acceptable to Seller in connection with such underwriting, including, but not limited to, providing Buyer and any third party underwriter with access to any and all documents, records, financial models, agreements, instruments or information relating to such Purchased Loans in the possession, or under the control, of Seller (excluding internal rate of return or other internal metrics relating to the profitability of Guarantor or Seller).

28.
SERVICING

(a)
Master Seller, on behalf of itself and each Series Seller, and Buyer agree that ownership of all Servicing Rights with respect to the Purchased Loans will be transferred hereunder to Buyer on the applicable Purchase Date and such ownership of Servicing Rights shall be transferred by Buyer to Master Seller or the applicable Series Seller upon the applicable Series Seller’s payment of the Repurchase Price for such Purchased Loans, in each case subject to the terms of the applicable Servicing Agreement. Without limiting the generality of the foregoing, subject to the terms of this Section 28, Buyer shall have the right to hire or engage any Person to service or subservice all or any portion of the Purchased Loans. Buyer hereby grants to Master Seller, on behalf of itself and each Series Seller, prior to the occurrence of an Event of Default, the right to exercise all discretion with respect to any directions or consents to be given to the Servicer of the Purchased Loans (other than as provided below) and to appoint a servicer for each Purchased Loan subject to the prior written consent of Buyer, which consent may be given by Buyer in its reasonable discretion; provided, however, that (i) upon the occurrence and during the continuance of a Facility Event of Default, Master Seller’s and each Series Seller’s rights to exercise such discretion with respect to all of the Purchased Loans shall automatically terminate and be of no further force and effect, and (ii) upon the occurrence and during the continuance of a Transaction Event of Default with respect to any Purchased Loan, Master Seller’s and the applicable Series Seller’s rights to exercise such discretion with respect to such Purchased Loan shall automatically terminate and be of no further force and effect. Buyer hereby agrees that any of (i) Wells Fargo Bank, N.A., (ii) KeyBank National Association (iii) Trimont Real Estate Advisors, LLC and (iv) CBRE Loan Services, Inc., or any other third party servicer otherwise approved by Buyer in writing (a “Servicer”) may service the Purchased Loans for the benefit of Buyer in accordance with the terms and conditions of the servicing agreement in effect for each such Servicer, provided that each such servicing agreement shall have been approved in writing by Buyer in its reasonable discretion and, if Buyer shall exercise its rights to pledge or hypothecate the Purchased Loans pursuant to Section 8 hereof, Buyer’s assigns (each such servicing agreement approved by Buyer (and, if applicable, Buyer’s assigns), a “Servicing Agreement” and, collectively, the “Servicing Agreements”); and provided, further, that any such Servicer shall have entered into a Servicer

Notice and Agreement substantially in the form of Exhibit IX attached hereto (a “Servicer Notice and Agreement”) acknowledging Buyer’s interests in the related Purchased Loans and its rights to sell such Purchased Loans on a servicing-released basis and to terminate the term of such Servicing Rights with respect to any Purchased Loans sold by Buyer from and after an Event of Default. Master Seller shall cause the Purchased Loans to be serviced in accordance with Accepted Servicing Practices approved by Buyer in its reasonable discretion and practiced by other prudent mortgage lenders with respect to mortgage loans similar to the Purchased Loans. Master Seller shall not, and shall not direct or permit any Servicer to, enter into, consent to or approve any amendment, modification or termination, or waiver of any term or provision, of any Purchased Loan or Purchased Loan Documents which constitutes a Material Action or take any other Material Action without Buyer’s prior written consent.

(b)
Master Seller, on behalf of itself and each Series Seller, agrees that Buyer is the owner of all of Seller’s right, title and interest, if any, in and to all servicing records, including but not limited to any and all Servicing Agreements, files, documents, records, data bases, computer tapes, copies of computer tapes, proof of insurance coverage, insurance policies, appraisals, other closing documentation, payment history records, and any other records relating to or evidencing the servicing of Purchased Loans (collectively, the “Servicing Records”) so long as the Purchased Loans are subject to this Agreement. Master Seller, on behalf of itself and each Series Seller, grants Buyer a security interest in all of Seller’s interest (if any) in servicing fees and rights relating to the Purchased Loans and all Servicing Records to secure the obligation of Seller or its designee to service in conformity with this Section 28 and any other obligation of Seller to Buyer. Seller covenants to safeguard such Servicing Records (if any are in Seller’s possession) and, upon Buyer’s request, to deliver them promptly to Buyer or its designee (including Custodian) upon the occurrence and during the continuance of an Event of Default.

(c)
The Servicer Notice and Agreement shall provide that Servicer’s right under the applicable Servicing Agreement to service the Purchased Loans shall automatically terminate on the thirtieth (30th) day following its execution and at the end of each thirty (30) day period thereafter, unless, in each case, Buyer shall agree, by delivery of a written notice to the related Servicer on or before the Remittance Date immediately preceding each such scheduled termination date, to extend the termination date an additional thirty (30) days. Upon the occurrence and during the continuance of an Event of Default, Buyer may, in its sole and absolute discretion, subject to Section 13 hereof and any terms in the applicable Servicing Agreements approved by Buyer (i) in the case of a Facility Event of Default, sell its rights to any or all of the Purchased Loans (or in the case of a Transaction Event of Default, sell its rights to the affected Purchased Loan(s)) on a servicing released basis or (ii) in the case of a Facility Event of Default, terminate any Servicer or sub-servicer of any or all of the Purchased Loans (or in the case of a Transaction Event of Default, terminate the Servicer and sub-servicer, if any, for the affected Purchased Loan(s)), with or without cause, in each case without payment of any termination fee. Seller shall cause each Servicer to cooperate with Buyer in effecting such termination and transferring all authority to service such Purchased Loans to the successor servicer, including requiring such Servicer to (i) promptly transfer all data in its possession relating to the applicable Purchased Loans to the successor servicer in such electronic format as the successor servicer may reasonably request, (ii) promptly transfer to the successor servicer, Buyer or Buyer’s designee, the Purchased Loan File and all other files, records, correspondence and documents in its possession relating to the applicable Purchased Loans and (iii) use commercially reasonable efforts to cooperate and coordinate with the successor servicer and/or Buyer to comply with any applicable legal or regulatory requirement associated with the transfer of the servicing of the applicable Purchased Loans. Seller agrees that if either Seller or any such Servicer fails to cooperate with Buyer or any successor servicer in effecting the termination of such Servicer as servicer of any Purchased Loan or the transfer of all authority to service such Purchased Loan to such successor servicer in accordance with the terms hereof and the applicable Servicing Agreement, Buyer shall be entitled to injunctive relief.

(d)
Seller shall collaterally assign to Buyer all of its rights, title and interest under any Servicing Agreements as a condition of allowing the Purchased Loans to be serviced by such Servicer and shall cause each such Servicer engaged by Seller to execute a Servicer Notice and Agreement with Buyer acknowledging Buyer’s security interest, agreeing that it shall deposit all Income and any other sums required to be remitted to the holder of the Purchased Loans under related Purchased Loan Documents in the Cash Management Account as set forth in Section 5 hereof or as otherwise directed in a written notice signed by Buyer for so long as such Purchased Loan is subject to this Agreement, and acknowledging Buyer’s rights to terminate servicing as otherwise set forth above in this Section 28.

(e)
If Servicer is an Affiliate of Seller or Guarantor, the payment of servicing fees shall be subordinate to payment of amounts outstanding under any Transaction and this Agreement.

29.
TAXES

(a)
Any and all payments by or on account of any obligation of Seller under any Transaction Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in Seller’s good faith discretion) requires the deduction or withholding of any Tax from any such payment, then Seller shall make (or cause to be made) such deduction or withholding and shall timely pay (or cause to be timely paid) the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by Seller shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 29) Buyer receives an amount equal to the sum it would have received had no such deduction or withholding been made in respect of such Indemnified Taxes.

(b)
Seller shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)
Seller shall indemnify Buyer, within ten (10) Business Days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 29) payable or paid by Buyer or required to be withheld or deducted from a payment to Buyer, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Seller by Buyer shall be conclusive absent manifest error.

(d)
As soon as practicable after any payment of Taxes by Seller to a Governmental Authority pursuant to this Section 29, Seller shall deliver to Buyer the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Buyer.

(e)
(i) If Buyer is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Transaction Document, Buyer shall deliver to Seller, at the time or times reasonably requested by Seller, such properly completed and executed documentation reasonably requested by Seller as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, Buyer, if reasonably requested by Seller, shall deliver such other documentation prescribed by applicable law or reasonably requested by Seller as will enable Seller to determine whether or not Buyer is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 29(e)(ii)(A), Section 29(e)(ii)(B) and Section 29(e)(ii)(D) below) shall not be required if in Buyer’s reasonable judgment such completion, execution or submission would subject Buyer to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of Buyer.

(ii) Without limiting the generality of the foregoing,

(A)
if Buyer is a U.S. Person, it shall deliver to Seller on or prior to the date on which Buyer becomes a Party under this Agreement (and from time to time thereafter upon the reasonable request of Seller), executed copies of IRS Form W-9 certifying that Buyer is exempt from U.S. federal backup withholding tax;

(B)
if Buyer is a Foreign Buyer, it shall, to the extent it is legally entitled to do so, deliver to Seller (in such number of copies as shall be requested by Seller) on or prior to the date on which Buyer becomes a Party under this Agreement (and from time to time thereafter upon the reasonable request of Seller), whichever of the following is applicable:

(I)
in the case of a Foreign Buyer claiming the benefits of an income tax treaty to which the United States is a party, (x) with respect to payments of interest under any Transaction Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Transaction Document, IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable) establishing an exemption from, or reduction of,

U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(II)
executed copies of IRS Form W-8ECI;

(III)
in the case of a Foreign Buyer claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit XI-1 to the effect that such Foreign Buyer is not a “bank” within the meaning of section 881(c)(3)(A) of the Code, a “10 percent shareholder” of Seller within the meaning of section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable); or

(IV)
to the extent a Foreign Buyer is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E,

a U.S. Tax Compliance Certificate substantially in the form of Exhibit XI-2 or Exhibit XI-3 or IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Buyer is a partnership and one or more direct or indirect partners of such Foreign Buyer are claiming the portfolio interest exemption, such Foreign Buyer may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit XI-4 on behalf of each such direct and indirect partner;

(C)
if Buyer is a Foreign Buyer, it shall, to the extent it is legally entitled to do so, deliver to Seller (in such number of copies as shall be requested by Seller) on or prior to the date on which Buyer becomes a Party under this Agreement (and from time to time thereafter upon the reasonable request of Seller), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Seller to determine the withholding or deduction required to be made; and

(D)
if a payment made to Buyer under any Transaction Document would be subject to

U.S. federal withholding Tax imposed by FATCA if Buyer were to fail to comply with the applicable reporting requirements of FATCA (including those contained in section 1471(b) or 1472(b) of the Code, as applicable), Buyer shall deliver to Seller at the time or times prescribed by law and at such time or times reasonably requested by Seller such documentation prescribed by applicable law (including as prescribed by section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Seller as may be necessary for Seller to comply with its obligations under FATCA and to determine that Buyer has complied with Buyer’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D),

“FATCA” shall include all amendments made to FATCA after the date of this Agreement.

Buyer agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Seller in writing of its legal inability to do so.

(f)
If any Party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 29 (including by the payment of additional amounts pursuant to this Section 29), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 29 with respect to the Taxes giving rise to such refund), net of all out-of- pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 29(f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 29(f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 29(f) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 29(f) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(g)
Each party’s obligations under this Section 29 shall survive any assignment of rights by Buyer, the termination of this Agreement and the repurchase by Seller of any or all of the Purchased Loans.

30.
ACKNOWLEDGEMENT AND CONSENT TO BAIL-IN OF EEA FINANCIAL INSTITUTIONS

(a)
Notwithstanding anything to the contrary in any Transaction Document or in any other agreement, arrangement or understanding among the respective parties thereto, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Transaction Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(i)
the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(ii)
the effects of any Bail-In Action on any such liability, including, if applicable:

(A)
a reduction in full or in part or cancellation of any such liability;

(B)
a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Transaction Document; or

(C)
the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

(b)
As used in this Section 30, the following terms have the following meanings ascribed thereto: (i) “Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution; (ii)“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule; (iii) “EEA Financial Institution” means

(x) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority; (y) any entity established in an EEA Member Country which is a parent of an institution described in clause (x) of this definition, or (x) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (x) or (y) of this definition and is subject to consolidated supervision with its parent; (iv) “EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway or any other member state of the European Economic Area; (v) “EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution; (vi) “EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time; and (vii) “Write- Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write- down and conversion powers of such EEA Resolution Authority from time to time under the Bail- In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

31.
MISCELLANEOUS

(a)
All rights, remedies and powers of Buyer hereunder and in connection herewith are irrevocable and cumulative, and not alternative or exclusive, and shall be in addition to all other rights, remedies and powers of Buyer whether under law, equity or agreement. In addition to the rights and remedies granted to it in this Agreement, to the extent this Agreement is determined to create a security interest, Buyer shall have all rights and remedies of a secured party under the UCC.

(b)
This Agreement may be executed in counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument. Delivery by electronic transmission (including a .pdf e-mail transmission) of an executed counterpart of a signature page to this Agreement or any other Transaction Document shall be effective as delivery of an original executed counterpart of such Transaction Document.

(c)
The headings in this Agreement are for convenience of reference only and shall not affect the interpretation or construction of this Agreement.

(d)
Without limiting the rights and remedies of Buyer under this Agreement or the other Transaction Documents, Seller shall pay Buyer’s out-of-pocket costs and expenses, including reasonable fees and expenses of accountants, attorneys, consultants and advisors, incurred in connection with the preparation, negotiation, execution and consummation of and any amendment, supplement or modification to, this Agreement and/or the other Transaction Documents and the Transactions thereunder. Seller agrees to pay Buyer on demand all reasonable out-of-pocket costs and expenses (including reasonable out-of-pocket attorneys’ fees and disbursements) (i) incurred in connection with the consummation and administration of the transactions contemplated thereby and (ii) of any subsequent enforcement of any of the provisions of this Agreement and/or the other Transaction Documents, or of the performance by Buyer of any obligations of Seller in respect of the Purchased Loans, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of the Collateral and for the custody, care or preservation of the Collateral (including insurance costs) and defending or asserting rights and claims of Buyer in respect thereof, by litigation or otherwise. In addition, Seller agrees to pay Buyer on demand all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees and disbursements) actually incurred in connection with the maintenance of the Cash Management Account. All such expenses shall be recourse obligations of Seller to Buyer under this Agreement.

(e)
All information regarding the terms set forth in any of the Transaction Documents or the Transactions shall be kept confidential and shall not be disclosed by either party hereto to any Person except (i) to the Affiliates of such party or its or their respective directors, officers, employees, agents, advisors, attorneys, accountants and other representatives who are informed of the confidential nature of such information and instructed to keep it confidential, (ii) to the extent requested by any regulatory authority, stock exchange, government department or agency, or required by Requirements of Law, (iii) to the extent required to be included in the financial statements of either party or an Affiliate thereof, (iv) to the extent required to exercise any rights or remedies under the Transaction Documents, Purchased Loans or Mortgaged Properties, (v) to the extent required to consummate and administer a Transaction, (vi) in the event any party is legally compelled to make pursuant to deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process by court order of a court of competent jurisdiction, and (vii) to any actual or prospective participant or assignee hereunder that agrees to comply with this Section 30(e).

(f)
Each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or be invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

(g)
This Agreement together with the Transaction Documents contain a final and complete integration of all prior expressions by the parties with respect to the subject matter hereof and thereof and shall constitute the entire agreement among the parties with respect to such subject matter, superseding all prior oral or written understandings.

(h)
The parties understand that this Agreement is a legally binding agreement that may affect such party’s rights. Each party represents to the other that it has received legal advice from counsel of its choice regarding the meaning and legal significance of this Agreement and that it is satisfied with its legal counsel and the advice received from it.

(i)
Should any provision of this Agreement require judicial interpretation, it is agreed that a court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against any Person by reason of the rule of construction that a document is to be construed more strictly against the Person who itself or through its agent prepared the same, it being agreed that all parties have participated in the preparation of this Agreement.

[NO FURTHER TEXT ON THIS PAGE]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day first written above.

MASTER SELLER:

CMTG DB FINANCE LLC, a Delaware limited liability company, organized in a series

By:

Name: J. Michael McGillis

Title: Authorized Signatory

[Signatures Continue on Following Page]

Master Repurchase Agreement [Mack Real Estate Group]

BUYER:

DEUTSCHE BANK AG, NEW YORK BRANCH

By:

Name: Tom Rugg

Title: Managing Directo

By:

Name: Chris Jones

Title: Director

[Signature Page to Amended and Restated Master Repurchase Agreement (DB - Mack)]

ANNEXES, EXHIBITS AND SCHEDULES

ANNEX I Names and Addresses for Communications between Parties

EXHIBIT I Form of Confirmation

EXHIBIT II Authorized Representatives of Seller

EXHIBIT III [reserved]

EXHIBIT IV Form of Custodial Delivery

EXHIBIT V Form of Power of Attorney

EXHIBIT VI Representations and Warranties Regarding Individual Purchased Loans

EXHIBIT VII Organizational Chart

EXHIBIT VIII Transaction Procedures

EXHIBIT IX Form of Servicer Notice and Agreement

EXHIBIT X Form of Joinder Agreement

EXHIBIT XI U.S. Tax Compliance Certificates

Master Repurchase Agreement [Mack Real Estate Group]

ANNEX I

Names and Addresses for Communications Between Parties

Buyer:

Deutsche Bank AG, New York Branch US Commercial Real Estate

1 Columbus Circle, 15th Floor Mail Stop: NYC01-1530

New York, New York 10019 Attention: Tom Rugg Telephone: (212) 250-3541

Telecopy: (212) 797-5630 Email: tom.rugg@db.com With copies to:

Deutsche Bank AG, New York Branch US Commercial Real Estate

1 Columbus Circle, 15th Floor Mail Stop: NYC01-1530

New York, New York 10019 Attention: General Counsel

and

Deutsche Bank AG, New York Branch US Commercial Real Estate

1 Columbus Circle, 15th Floor Mail Stop: NYC01-1530

New York, New York 10019 Attention: Robert W. Pettinato Jr. Telephone: (212) 797-0286

Telecopy: (212) 797-5630

Email: robert.pettinato@db.com

and

Cadwalader, Wickersham & Taft LLP 650 South Tryon Street

Master Repurchase Agreement [Mack Real Estate Group]

Annex I-1

Charlotte, NC 28202 Attention: Aaron Benjamin

Telephone: (704) 348-5384

Email: aaron.benjamin@cwt.com

Seller:

CMTG DB FINANCE LLC

c/o Mack Real Estate Credit Strategies

60 Columbus Circle, 20th Floor

New York, New York 10023 Attention: Michael McGillis

Telephone: (212) 484-0033

Email: Mmcgillis@mackregroup.com

With copies to:

Ropes & Gray LLP

1211 Avenue of the Americas New York, New York 10036 Attention: Daniel L. Stanco

Email: Daniel.Stanco@ropesgray.com Telephone: (212) 841-5758

Master Repurchase Agreement [Mack Real Estate Group]

Annex I-2

EXHIBIT I

CONFIRMATION STATEMENT DEUTSCHE BANK AG,

New York Branch

Ladies and Gentlemen:

Deutsche Bank AG, New York Branch, is pleased to deliver our written CONFIRMATION of our agreement to enter into the Transaction pursuant to which Deutsche Bank AG, New York Branch shall purchase from you the Purchased Loans identified on Schedule 1 attached hereto, pursuant to the terms of that certain Amended and Restated Master Repurchase Agreement, dated as of August 17, 2022 (as amended, modified and/or restated, the “Agreement”), between Deutsche Bank AG, New York Branch (“Buyer”) and CMTG DB Finance LLC (“Master Seller”; together with the Series Seller (as defined in the Agreement) identified below, collectively, “Seller”). Capitalized terms used herein without definition have the meanings given in the Agreement.

Series Seller: [ ]

Purchase Date: [ ]

Purchased Loan: [ ]

Principal Balance of Purchased Loan: [ ]

Repurchase Date: [ ] (provided, if the Facility Termination Date is extended pursuant to Section 3 of the Letter Agreement, the Repurchase Date shall automatically be extended to such date)

Purchase Date Market Value: [ ]

Purchase Date Market Value Percentage: [ ]

Actual Original Purchase Percentage: [ ]

Maximum Original Purchase Percentage: [ ]

Purchase Price: [ ]

Initial Pricing Rate: [ ]

Master Repurchase Agreement [Mack Real Estate Group]

Exhibit I-1

Applicable Spread: [ ]

Servicer [ ]

Additional Confirmation

Conditions: [ ]

Representations and Warranties: See Schedule 2 attached hereto

Exceptions to Representations and See Schedule 3 attached hereto

Warranties:

Name and address for Buyer:

communications: Deutsche Bank AG, New York Branch

US Commercial Real Estate

1 Columbus Circle, 15th Floor

Mail Stop: NYC01-1530

New York, New York 10019

Attention: Tom Rugg

Telephone: (212) 250-3541

Telecopy: (212) 797-5630

Email: tom.rugg@db.com

With copies to:

Deutsche Bank AG, New York Branch

US Commercial Real Estate

1 Columbus Circle, 15th Floor

Mail Stop: NYC01-1530

New York, New York 10019

Attention: General Counsel

Master Repurchase Agreement [Mack Real Estate Group]

Exhibit I-2

and

Deutsche Bank AG, New York Branch US Commercial Real Estate

1 Columbus Circle, 15th Floor Mail Stop: NYC01-1530

New York, New York 10019 Attention: Robert W. Pettinato Jr. Telephone: (212) 250-5579

Telecopy: (212) 797-0286

Email: robert.pettinato@db.com and

Deutsche Bank AG, New York Branch US Commercial Real Estate

1 Columbus Circle, 15th Floor Mail Stop: NYC01-1530

New York, New York 10019 Attention:

Telephone: (212) 250-

Telecopy: (212) 797-5630 Email:

Master Repurchase Agreement [Mack Real Estate Group]

Exhibit I-3

Seller:

CMTG DB FINANCE LLC

c/o Mack Real Estate Credit Strategies 60 Columbus Circle, 20th Floor

New York, New York 10023 Attention: [ ] Telephone:

Email:

With copies to:

Ropes & Gray LLP

1211 Avenue of the Americas New York, New York 10036 Attention: Daniel L. Stanco

Email: Daniel.Stanco@ropesgray.com Telephone: (212) 841-5758

Master Repurchase Agreement [Mack Real Estate Group]

Exhibit I-4

Additional Terms and Conditions:

[TO BE PROVIDED BY DB IF APPLICABLE]

[SIGNATURE PAGES FOLLOW]

Master Repurchase Agreement [Mack Real Estate Group]

Exhibit I-5

BUYER:

DEUTSCHE BANK AG, NEW YORK BRANCH

By:

Name:

Title:

By:

Name:

Title:

Master Repurchase Agreement [Mack Real Estate Group]

Exhibit I-6

AGREED AND ACKNOWLEDGED:

MASTER SELLER:

CMTG DB FINANCE LLC, a Delaware limited liability company, organized in a series

By:

Name:

Title:

SERIES SELLER:

[ ] – SERIES [ ],

a series of CMTG DB FINANCE LLC, a Delaware limited liability company

By:

Name: Title:

Master Repurchase Agreement [Mack Real Estate Group]

Exhibit I-7

SCHEDULE 1 TO CONFIRMATION (PURCHASED LOAN)

Master Repurchase Agreement [Mack Real Estate Group]

Exhibit I-8

SCHEDULE 2 TO CONFIRMATION (REPRESENTATIONS AND WARRANTIES)

[** Exhibit VI to Master Repurchase Agreement then in effect to be attached.**]

Master Repurchase Agreement [Mack Real Estate Group]

Exhibit I-9

SCHEDULE 3 TO CONFIRMATION (EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES)

Master Repurchase Agreement [Mack Real Estate Group]

Exhibit I-10

EXHIBIT II

AUTHORIZED REPRESENTATIVES OF SELLER

Name Specimen Signature

Richard J. Mack, Authorized Signatory

J. Michael McGillis, Authorized Signatory Priyanka Garg, Authorized Signatory Kevin Cullinan, Authorized Signatory

J.D. Siegel, Authorized Signatory Jai Agarwal, Authorized Signatory

Master Repurchase Agreement [Mack Real Estate Group]

Exhibit II-1

EXHIBIT III

[reserved]

Master Repurchase Agreement [Mack Real Estate Group]

Exhibit III-1

EXHIBIT IV

FORM OF CUSTODIAL DELIVERY

On this day of , 20 , CMTG DB Finance LLC (“Master Seller”), as Master Seller under that certain Amended and Restated Master Repurchase Agreement (as amended, modified and/or restated, the “Repurchase Agreement”), dated as of August 17, 2022, between and among Deutsche Bank AG, New York Branch (as successor to Deutsche Bank AG, Cayman Islands Branch, “Buyer”), Master Seller and [ ] (“Series Seller”), does hereby deliver to Wells Fargo Bank, National Association (“Custodian”), as custodian under that certain Custodial Agreement, dated as of June 26, 2019 (as amended, modified and/or restated, the “Custodial Agreement”), between and among Buyer, Custodian and Master Seller, the Purchased Loan Files with respect to the Purchased Loans to be purchased by Buyer pursuant to the Repurchase Agreement, which Purchased Loans are listed on the Purchased Loan Schedule attached hereto and which Purchased Loans shall be subject to the terms of the Custodial Agreement on the date hereof.

With respect to the Purchased Loan Files delivered hereby, for the purposes of issuing the Trust Receipt, Custodian shall review the Purchased Loan Files to ascertain delivery of the documents listed in 2.01(a) to the Custodial Agreement.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Custodial Agreement.

Master Repurchase Agreement [Mack Real Estate Group]

Exhibit IV-1

IN WITNESS WHEREOF, each of Master Seller and Series Seller have caused its name to be signed hereto by its officer thereunto duly authorized as of the day and year first above written.

MASTER SELLER:

CMTG DB FINANCE LLC, a Delaware

limited liability company, organized in a series

By:

Name:

Title:

SERIES SELLER:

[ ] – SERIES [ ], a

series of CMTG DB FINANCE LLC, a

Delaware limited liability company

By:

Name:

Title:

Master Repurchase Agreement [Mack Real Estate Group]

Exhibit IV-2

EXHIBIT V

FORM OF POWER OF ATTORNEY

Know All Men by These Presents, that CMTG DB FINANCE LLC, a Delaware limited liability company (“Master Seller”), on behalf of itself and each Series Seller (as defined in the Repurchase Agreement (hereinafter defined)) (Master Seller together with each Series Seller which may hereafter be a party to the Repurchase Agreement, collectively, “Seller”) does hereby appoint Deutsche Bank AG, New York Branch (“Buyer”) its attorney-in-fact during the continuance of an Event of Default to act in Seller’s name, place and stead in any way that Seller could do with respect to (i) the completion of the endorsements of the Purchased Loans, including without limitation the Mortgage Notes, Assignments of Mortgages, Mezzanine Notes and any transfer documents related thereto, (ii) the recordation of the Assignments of Mortgages, (iii) the preparation and filing, in form and substance satisfactory to Buyer, of such financing statements, continuation statements, and other uniform commercial code forms, as Buyer may from time to time, reasonably consider necessary to create, perfect, and preserve Buyer’s security interest in the Purchased Loans and (iv) the enforcement of Seller’s rights under the Purchased Loans purchased by Buyer pursuant to the Amended and Restated Master Repurchase Agreement, dated as of August 17, 2022, by and between Seller and Buyer (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Repurchase Agreement”), between Buyer and Seller, and to take such other steps as may be necessary or desirable to enforce Buyer’s rights against such Purchased Loans, the related Purchased Loan Files and the Servicing Records to the extent that Seller is permitted by law to act through an agent. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Repurchase Agreement.

TO INDUCE ANY THIRD PARTY TO ACT HEREUNDER, SELLER HEREBY AGREES THAT ANY THIRD PARTY RECEIVING A DULY EXECUTED COPY OR FACSIMILE OF THIS INSTRUMENT MAY ACT HEREUNDER, AND THAT REVOCATION OR TERMINATION HEREOF SHALL BE INEFFECTIVE AS TO SUCH THIRD PARTY UNLESS AND UNTIL ACTUAL NOTICE OR KNOWLEDGE OR SUCH REVOCATION OR TERMINATION SHALL HAVE BEEN RECEIVED BY SUCH THIRD PARTY, AND SELLER ON ITS OWN BEHALF AND ON BEHALF OF SELLER’S ASSIGNS, HEREBY AGREES TO INDEMNIFY AND HOLD HARMLESS ANY SUCH THIRD PARTY FROM AND AGAINST ANY AND ALL CLAIMS THAT MAY ARISE AGAINST SUCH THIRD PARTY BY REASON OF SUCH THIRD PARTY HAVING RELIED ON THE PROVISIONS OF THIS INSTRUMENT.

THIS POWER OF ATTORNEY IS COUPLED WITH AN INTEREST AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

Master Repurchase Agreement [Mack Real Estate Group]

Exhibit V-1

CMTG DB FINANCE LLC, a Delaware limited liability company, organized in a series

By:

Name:

Title:

Master Repurchase Agreement [Mack Real Estate Group]

Exhibit V-2

EXHIBIT VI

PART I: REPRESENTATIONS AND WARRANTIES REGARDING INDIVIDUAL PURCHASED LOANS

With respect to each Purchased Loan, Seller hereby represents and warrants, as of the date herein specified or, if no such date is specified, as of the Purchase Date, \that:

1.
Whole Loan; Ownership of Purchased Loans. Except with respect to any Purchased Loan that is a Senior Interest or a Junior Interest, each Purchased Loan is a whole loan and not a participation interest in a mortgage loan. Each Senior Interest is a senior or pari passu portion of a whole loan evidenced by a senior or pari passu note. At the time of the sale, transfer and assignment to Buyer, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to Seller), participation (other than with respect to any Purchased Loan that is a Participation Interest) or pledge, and Seller had good title to, and was the sole owner of, each Purchased Loan free and clear of any and all liens, charges, pledges, encumbrances, participations (other than with respect to a Purchased Loan that is a Participation Interest), any other ownership interests (other than with respect to a Purchased Loan that is a Senior Interest or a Junior Interest) on, in or to such Purchased Loan other than any servicing rights appointment or similar agreement. Seller has full right and authority to sell, assign and transfer each Purchased Loan, and, upon the completion of the assignee information therein and Buyer’s countersignature where applicable, the assignment to Buyer constitutes a legal, valid and binding assignment of such Purchased Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Purchased Loan.

2.
Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Purchased Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) those certain provisions in such Purchased Loan Documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance fees, charges and/or premiums) are, or may be, further limited or rendered unenforceable by or under applicable law, but (subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such Purchased Loan Documents invalid as a whole or materially interfere with the mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Master Repurchase Agreement [Mack Real Estate Group]

Exhibit VI-1

Except as set forth in the immediately preceding sentence, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Purchased Loan Documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Seller in connection with the origination of the Purchased Loan, that would deny the mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Purchased Loan Documents.

3.
Mortgage Provisions. The Purchased Loan Documents for each Purchased Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.

4.
Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Purchased Loan File or as otherwise provided in the related Purchased Loan Documents (a) the material terms of such Mortgage, Mortgage Note, Purchased Loan guaranty, and related Purchased Loan Documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and

(c) neither the related Mortgagor nor the related guarantor has been released from its material obligations under the Purchased Loan. With respect to each Purchased Loan File, except as contained in a written document included in the Purchased Loan File, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such Purchased Loan consented to by Seller on or after the related Purchase Date.

5.
Hospitality Provisions. The Purchased Loan Documents for each Purchased Loan that is secured by a hospitality property operated pursuant to a franchise or license agreement includes an executed comfort letter or similar agreement signed by the related Mortgagor and franchisor or licensor of such property that, subject to the applicable terms of such franchise or license agreement and comfort letter or similar agreement, is enforceable by the holder of the Purchased Loan against such franchisor or licensor either (A) directly or as an assignee of the originator, or (B) upon Seller’s or its designee’s providing notice of the transfer of the Purchased Loan in accordance with the terms of such executed comfort letter or similar agreement. The Mortgage or related security agreement for each Purchased Loan secured by a hospitality property creates a security interest in the revenues of such Mortgaged Property for which a UCC financing statement has been filed in the appropriate filing office. For the avoidance of doubt, no representation is made as to the perfection of any security interest in revenues to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

6.
Lien; Valid Assignment. Subject to the Standard Qualifications, each assignment of Mortgage and assignment of Assignment of Leases from Seller will constitute a

Master Repurchase Agreement [Mack Real Estate Group]

Exhibit VI-2

legal, valid and binding assignment from Seller. Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee or leasehold interest in the Mortgaged Property in the principal amount of such Purchased Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph (7) (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to and excepting Permitted Encumbrances and the Title Exceptions) as of origination was, and as of the Purchase Date, to Seller’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances which are prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below), and, to Seller’s knowledge and subject to the rights of tenants (as tenants only) (subject to and excepting Permitted Encumbrances and the Title Exceptions), no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below). Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements is required in order to effect such perfection.

7.
Permitted Liens; Title Insurance. Each Mortgaged Property securing a Purchased Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such Purchased Loan (or with respect to a Purchased Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments due and payable but not yet delinquent; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property and condominium declarations; (f) if the related Purchased Loan is cross-collateralized and cross-defaulted with another Purchased Loan (each a “Crossed Mortgage Loan”), the lien of the Mortgage for another Purchased Loan that is cross-collateralized and cross-defaulted with such Crossed Mortgage Loan; and (g) if the related Purchased Loan is part of a whole loan, the rights of the holder(s) of any related whole loan(s) pursuant to the related co-lender agreement, provided that none of which items (a) through (f), individually or in the aggregate, materially and adversely interferes with the value or current use of the Mortgaged Property or the security intended to be provided by such Mortgage or the Mortgagor’s ability to pay its obligations when they become

Master Repurchase Agreement [Mack Real Estate Group]

Exhibit VI-3

due (collectively, the “Permitted Encumbrances”). Except as contemplated by clause (f) of the preceding sentence, none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by Seller thereunder and no claims have been paid thereunder. Neither Seller, nor to Seller’s knowledge, any other holder of the Purchased Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.

8.
Junior Liens. It being understood that B notes secured by the same Mortgage as a Purchased Loan are not subordinate mortgages or junior liens, except for any Crossed Mortgage Loan, there are, as of origination, and to Seller’s knowledge, as of the Purchase Date, no subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property (other than Permitted Encumbrances and the Title Exceptions, taxes and assessments, mechanics and materialmen’s liens (which are the subject of the representation in paragraph (5) above), and equipment and other personal property financing. Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor, other than any applicable Related Interest.

9.
Assignment of Leases. There exists as part of the related Purchased Loan File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and the Title Exceptions, each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, subject to applicable law, provides that, upon an event of default under the Purchased Loan, a receiver is permitted to be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

10.
UCC Filings. If the related Mortgaged Property is operated as a hospitality property, Seller has filed and/or recorded or caused to be filed and/or recorded (or, if not filed and/or recorded, have been submitted in proper form for filing and/or recording), UCC financing statements in the appropriate public filing and/or recording offices necessary at the time of the origination of the Purchased Loan to perfect a valid security interest in all items of physical personal property reasonably necessary to operate such Mortgaged Property owned by such Mortgagor and located on the related Mortgaged Property (other than any non-material personal property, any personal property subject to a purchase money security interest, a sale and leaseback financing arrangement as permitted under the terms of the related Purchased Loan Documents or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, as the case may be. Subject to the Standard Qualifications, each related Mortgage (or equivalent document) creates a valid and

Master Repurchase Agreement [Mack Real Estate Group]

Exhibit VI-4

enforceable lien and security interest on the items of personalty described above. No representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements are required in order to effect such perfection.

11.
Condition of Property. Seller or the originator of the Purchased Loan inspected or caused to be inspected each related Mortgaged Property within six (6) months of origination of the Purchased Loan and within twelve (12) months of the Purchase Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Purchased Loan no more than twelve (12) months prior to the Purchase Date. To Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Purchase Date, each related Mortgaged Property was free and clear of any material damage (other than (i) any damage or deficiency that is estimated to cost less than $50,000 to repair, (ii) any deferred maintenance for which escrows were established at origination and (iii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Purchased Loan.

12.
Taxes and Assessments. All taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges), or installments thereof, that could be a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that prior to the Purchase Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds has been established in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real estate taxes and governmental assessments and other outstanding governmental charges and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

13.
Condemnation. As of the date of origination and to Seller’s knowledge as of the Purchase Date, there is no proceeding pending, and, to Seller’s knowledge as of the date of origination and as of the Purchase Date, there is no proceeding threatened, for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

14.
Actions Concerning Purchased Loan. As of the date of origination and to Seller’s knowledge as of the Purchase Date, there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Purchased Loan, (d) such guarantor’s ability to perform under the related

Master Repurchase Agreement [Mack Real Estate Group]

Exhibit VI-5

guaranty, (e) the principal benefit of the security intended to be provided by the Purchased Loan Documents or (f) the current principal use of the Mortgaged Property.

15.
Escrow Deposits. All escrow deposits and payments required to be escrowed with lender pursuant to each Purchased Loan are in the possession, or under the control, of Seller or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required to be escrowed with lender under the related Purchased Loan Documents are being conveyed by Seller to Buyer or its servicer.

16.
No Holdbacks. The principal amount of the Purchased Loan stated on the Purchased Loan Schedule has been fully disbursed as of the Purchase Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Purchased Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by Seller to merit such holdback).

17.
Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Purchased Loan Documents and having a claims-paying or financial strength rating of any one of the following: (i) at least “A-:VIII” from A.M. Best Company, (ii) at least “A3” (or the equivalent) from Moody’s or (iii) at least “A-” from S&P (collectively the “Insurance Rating Requirements”), in an amount (subject to a customary deductible) not less than the lesser of (1) the original principal balance of the Purchased Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Purchased Loan Documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Purchased Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by Seller for comparable mortgage loans intended for securitization.

Master Repurchase Agreement [Mack Real Estate Group]

Exhibit VI-6

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Purchased Loan and (2) the full insurable value on a replacement cost basis of the improvements and personalty and fixtures owned by the Mortgagor and included in the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Purchased Loan Documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by Seller for loans originated for securitization, and in any event not less than

$1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing either the scenario expected limit (“SEL”) or the probable maximum loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the SEL or PML, as applicable, was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the SEL or PML, as applicable, would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s or “A-” by S&P in an amount not less than 100% of the SEL or PML, as applicable.

The Purchased Loan Documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then outstanding principal amount of the related Purchased Loan (or whole loan, if applicable) the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Purchased Loan (or whole loan, if applicable) together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Purchase Date have been paid, and such insurance policies name the lender under the Purchased Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of Buyer. Each related Purchased Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the lender to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising

Master Repurchase Agreement [Mack Real Estate Group]

Exhibit VI-7

because of nonpayment of a premium and at least 30 days prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by Seller.

18.
Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been, or will be, made to the applicable governing authority for creation of separate tax lots, in which case the Purchased Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.

19.
No Encroachments. To Seller’s knowledge based solely on surveys obtained in connection with origination and the lender’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Purchased Loan, all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Purchased Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements obtained with respect to the Title Policy.

20.
No Contingent Interest or Equity Participation. No Purchased Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan (as defined below) may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date (as defined below)) or an equity participation by Seller.

21.
REMIC. The Purchased Loan is a “qualified mortgage” within the meaning of Code Section 860G(a)(3) (but determined without regard to the rule in the U.S. Department of Treasury Regulations (the “Treasury Regulations”) Section 1.860G-2(f)(2) that treats certain defective Purchased Loans as qualified mortgages), and, accordingly, (A) the issue price of the Purchased Loan to the related Mortgagor at origination did not exceed the non-contingent principal

Master Repurchase Agreement [Mack Real Estate Group]

Exhibit VI-8

amount of the Purchased Loan and (B) either: (a) such Purchased Loan is secured by an interest in real property (including permanently affixed buildings and structural components, such as wiring, plumbing systems and central heating and air conditioning systems, that are integrated into such buildings, serve such buildings in their passive functions and do not produce or contribute to the production of income other than consideration for the use or occupancy of space, but excluding personal property) having a fair market value (i) at the date the Purchased Loan (or related whole loan, if applicable) was originated at least equal to 80% of the adjusted issue price of the Purchased Loan (or related whole loan, as applicable) on such date or (ii) at the Purchase Date at least equal to 80% of the adjusted issue price of the Purchased Loan (or whole loan, if applicable) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Purchased Loan and (B) a proportionate amount of any lien on the real property interest that is in parity with the Purchased Loan (or whole loan, if applicable); or (b) substantially all of the proceeds of such Purchased Loan were used to acquire, improve or protect the real property which served as the only security for such Purchased Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Section 1.860G-2(a)(1)(ii)) of the Treasury Regulations. If the Purchased Loan was “significantly modified” prior to the Purchase Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Purchased Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Purchased Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premium and yield maintenance charges applicable to the Purchased Loan constitute “customary prepayment penalties” within the meaning of Section 1.860G-1(b)(2) of the Treasury Regulations. All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

22.
Compliance with Usury Laws. The interest rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of such Purchased Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

23.
Authorized to do Business. To the extent required under applicable law, as of the Purchase Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Purchased Loan by the trust.

24.
Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to Seller’s knowledge, as of the Purchase Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related mortgagee.

25.
Local Law Compliance. To Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s

Master Repurchase Agreement [Mack Real Estate Group]

Exhibit VI-9

report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by Seller for similar commercial, multifamily or, if applicable, manufactured housing community mortgage loans intended for securitization, with respect to the improvements located on or forming part of each Mortgaged Property securing a Purchased Loan as of the date of origination of such Purchased Loan and as of the Purchase Date, there are no material violations of applicable zoning ordinances, building codes and land laws (collectively “Zoning Regulations”) other than those which (i) constitute a legal non-conforming use or structure, as to which the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to a casualty or the inability to restore or repair to the full extent necessary to maintain the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of the Mortgaged Property, (ii) are insured by the Title Policy or other insurance policy,

(iii) are insured by law and ordinance insurance coverage in amounts customarily required by Seller for loans originated for securitization that provides coverage for additional costs to rebuild and/or repair the property to current Zoning Regulations or (iv) would not have a material adverse effect on the Purchased Loan. The terms of the Purchased Loan Documents require the Mortgagor to comply in all material respects with all applicable governmental regulations, zoning and building laws.

26.
Licenses and Permits. Each Mortgagor covenants in the Purchased Loan Documents that it shall keep all material licenses, permits and applicable governmental authorizations necessary for its operation of the Mortgaged Property in full force and effect, and to Seller’s knowledge based upon a letter from any government authorities or other affirmative investigation of local law compliance consistent with the investigation conducted by Seller for similar commercial, multifamily or if applicable, manufactured housing community mortgage loans intended for securitization, all such material licenses, permits and applicable governmental authorizations are in effect. The Purchased Loan requires the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

27.
Recourse Obligations. The Purchased Loan Documents for each Purchased Loan provide that (a) the related Mortgagor and at least one individual or entity shall be fully liable for actual losses, liabilities, costs and damages arising from certain acts of the related Mortgagor and/or its principals specified in the related Purchased Loan Documents, which acts generally include the following: (i) acts of fraud or intentional material misrepresentation, (ii) misapplication or misappropriation of rents, insurance proceeds or condemnation awards, (iii) intentional material physical waste of the Mortgaged Property (provided that the Mortgaged Property generates sufficient cash flow to prevent such waste), and (iv) any breach of the environmental covenants contained in the related Purchased Loan Documents, and (b) the Purchased Loan shall become full recourse to the related Mortgagor and at least one individual or entity, if the related Mortgagor files a voluntary petition under federal or state bankruptcy or insolvency law.

28.
Mortgage Releases. The terms of the related Mortgage or related Purchased Loan Documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or

Master Repurchase Agreement [Mack Real Estate Group]

Exhibit VI-10

partial Defeasance (as defined in paragraph (33)), in each case, of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Purchased Loan, (b) upon payment in full of such Purchased Loan, (c) upon a Defeasance (as defined in paragraph (33)), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the Appraisal obtained at the origination of the Purchased Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation or taking by a state or any political subdivision or authority thereof. With respect to any partial release (including in connection with any partial Defeasance) under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Purchased Loan within the meaning of Section 1.860G-2(b)(2) of the Treasury Regulations and (ii) would not cause the subject Purchased Loan to fail to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3)(A); or (y) the mortgagee or servicer can, in accordance with the related Purchased Loan Documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property after the release (reduced by (A) the amount of any lien on the real property interest that is senior to the Purchased Loan and (B) a proportionate amount of any lien on the real property interest that is in parity with the Purchased Loan or whole loan, if applicable) after the release is not equal to at least 80% of the principal balance of the Purchased Loan (or Senior Interest or Junior Interest, as applicable) outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions (as defined below).

In the case of any Purchased Loan, in the event of a condemnation or taking of any portion of a Mortgaged Property by a state or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor can be required to pay down the principal balance of the Purchased Loan in an amount not less than the amount required by the REMIC Provisions and, to such extent, condemnation proceeds may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (A) the amount of any lien on the real property that is senior to the Purchased Loan and (B) a proportionate amount of any lien on the real property interest that is in parity with the Purchased Loan or whole loan, if applicable) not equal to at least 80% of the remaining principal balance of the Purchased Loan (or Senior Interest or Junior Interest, as applicable).

No Purchased Loan that is secured by more than one Mortgaged Property or that is a Crossed Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof including due to a partial condemnation, other than in compliance with the loan-to-value ratio and other requirements of the REMIC Provisions.

Master Repurchase Agreement [Mack Real Estate Group]

Exhibit VI-11

29.
Financial Reporting and Rent Rolls. Each Mortgage requires the Mortgagor to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements, which annual financial statements with respect to each Purchased Loan with more than one Mortgagor are in the form of an annual combined balance sheet of the Mortgagor entities (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combining balance sheet and statement of income for the Mortgaged Properties on a combined basis.

30.
Acts of Terrorism Exclusion. With respect to each Purchased Loan over

$20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other Purchased Loan, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the Purchased Loan, and, to Seller’s knowledge, do not, as of the Purchase Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Purchased Loan, the related Purchased Loan Documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms; provided, however, that if TRIA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Purchased Loan is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Purchased Loan Documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at such time, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

31.
Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Purchased Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Purchased Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Purchased Loan Documents (which provide for transfers without the consent of the lender which are customarily acceptable to Seller lending on the security of property comparable to the related Mortgaged Property, including, without limitation, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced

Master Repurchase Agreement [Mack Real Estate Group]

Exhibit VI-12

with property of equivalent value and functionality and transfers by leases entered into in accordance with the Purchased Loan Documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Purchased Loan Documents, (iii) transfers of less than, or other than, a controlling interest in the related Mortgagor,

(iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Purchased Loan Documents or a Person satisfying specific criteria identified in the related Purchased Loan Documents, such as a qualified equityholder, (v) transfers of stock or similar equity units in publicly traded companies, (vi) a substitution or release of collateral within the parameters of paragraphs (28) and (33) herein or (vii) by reason of any mezzanine debt that existed at the origination of the related Purchased Loan or future permitted mezzanine debt (and which is disclosed in writing to Buyer and approved by Buyer in its sole discretion prior to the Purchase Date of such Purchased Loan), or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any subordinate debt that existed at origination and is permitted under the related Purchased Loan Documents, (ii) purchase money security interests, (iii) any Crossed Mortgage Loan, or (iv) Permitted Encumbrances. The Mortgage or other Purchased Loan Documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

32.
Single-Purpose Entity. Each Purchased Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Purchased Loan is outstanding. Both the Purchased Loan Documents and the organizational documents of the Mortgagor with respect to each Purchased Loan with a Purchase Date Principal Balance in excess of $5 million provide that the Mortgagor is a Single-Purpose Entity, and each Purchased Loan with a Purchase Date Principal Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the Purchased Loan has a Purchase Date Principal Balance equal to $5 million or less, its organizational documents or the related Purchased Loan Documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Purchased Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Purchased Loan Documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Purchased Loan Documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Crossed Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

Master Repurchase Agreement [Mack Real Estate Group]

Exhibit VI-13

33.
Defeasance. With respect to any Purchased Loan that, pursuant to the Purchased Loan Documents, can be defeased (a “Defeasance”), (i) the Purchased Loan Documents provide for Defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Purchased Loan Documents; (ii) the Purchased Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Section 1.860G-2(a)(8)(ii) of the Treasury Regulations, the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the Purchased Loan when due, including the entire remaining principal balance on the maturity date or, if the Purchased Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty), and if the Purchased Loan permits partial releases of real property in connection with partial Defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (a) 110% of the allocated loan amount for the real property to be released and (b) the outstanding principal balance of the Purchased Loan; (iv) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in clause (iii) above; (v) if the Mortgagor would continue to own assets in addition to the Defeasance collateral, the portion of the Purchased Loan secured by Defeasance collateral is required to be assumed (or the mortgagee may require such assumption) by a Single-Purpose Entity; (vi) the Mortgagor is required to provide an opinion of counsel that the mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (vii) the Mortgagor is required to pay all rating agency fees associated with Defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with Defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

34.
Fixed Interest Rates. Each Purchased Loan bears interest at a rate that remains fixed throughout the remaining term of such Purchased Loan, except in the case of ARD Loans and situations where default interest is imposed.

35.
Ground Leases. For purposes of this Agreement, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land, or with respect to air rights leases, the air, and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency (IDA) or similar leases for purposes of conferring a tax abatement or other benefit.

With respect to any Purchased Loan where the Purchased Loan is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground

Master Repurchase Agreement [Mack Real Estate Group]

Exhibit VI-14

Lease and any estoppel or other agreement received from the ground lessor in favor of Seller, its successors and assigns, Seller represents and warrants that:

(a)
The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage;

(b)
The lessor under such Ground Lease has agreed in a writing included in the related Purchased Loan File (or in such Ground Lease) that the Ground Lease may not be amended or modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the lender, and no such consent has been granted by Seller since the origination of the Purchased Loan except as reflected in any written instruments which are included in the related Purchased Loan File;

(c)
The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either borrower or the mortgagee) that extends not less than 20 years beyond the stated maturity of the related Purchased Loan, or 10 years past the stated maturity if such Purchased Loan fully amortizes by the stated maturity (or with respect to a Purchased Loan that accrues on an actual 360 basis, substantially amortizes);

(d)
The Ground Lease either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances, or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the mortgagee on the lessor’s fee interest in the Mortgaged Property is subject;

(e)
The Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Purchased Loan and its successors and assigns without the consent of the lessor thereunder, and in the event it is so assigned, it is further assignable by the holder of the Purchased Loan and its successors and assigns without the consent of the lessor;

(f)
Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to Seller’s knowledge, such Ground Lease is in full force and effect as of the Purchase Date;

Master Repurchase Agreement [Mack Real Estate Group]

Exhibit VI-15

(g)
The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the lender written notice of any default, and provides that no notice of default or termination is effective against the lender unless such notice is given to the lender;

(h)
A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)
The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by Seller in connection with loans originated for securitization;

(j)
Under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking as addressed in clause (k) below) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Purchased Loan Documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Purchased Loan, together with any accrued interest;

(k)
In the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Purchased Loan, together with any accrued interest; and

(l)
Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

36.
Servicing. The servicing and collection practices used by Seller with respect to the Purchased Loan have been, in all respects, legal and have met customary industry standards for servicing of commercial loans for conduit loan programs.

Master Repurchase Agreement [Mack Real Estate Group]

Exhibit VI-16

37.
Origination and Underwriting. The origination practices of Seller (or the related originator if Seller was not the originator) with respect to each Purchased Loan have been, in all material respects, legal and as of the date of its origination, such Purchased Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Purchased Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Exhibit VI.

38.
No Material Default; Payment Record. No Purchased Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments since origination, and as of the date hereof, no Purchased Loan is more than 30 days delinquent (beyond any applicable grace or cure period) in making required payments as of the Purchase Date. To Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Purchased Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either clause

(a) or clause (b), materially and adversely affects the value of the Purchased Loan or the value, use or operation of the related Mortgaged Property, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by Seller in this Exhibit VI (including, but not limited to, the prior sentence). No person other than the holder of such Purchased Loan may declare any event of default under the Purchased Loan or accelerate any indebtedness under the Purchased Loan Documents.

39.
Bankruptcy. As of the date of origination of the related Purchased Loan and to Seller’s knowledge as of the Purchase Date, no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

40.
Organization of Mortgagor. With respect to each Purchased Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Purchased Loan (or whole loan, as applicable), the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Crossed Mortgage Loan, no Purchased Loan has a Mortgagor that is an Affiliate of another Mortgagor under another Purchased Loan. (An “Affiliate” for purposes of this paragraph (40) means, a Mortgagor that is under direct or indirect common ownership and control with another Mortgagor.)

41.
Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Purchased Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements was conducted by a reputable environmental consultant in connection with such Purchased Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA either (i) did not identify the existence of recognized environmental

Master Repurchase Agreement [Mack Real Estate Group]

Exhibit VI-17

conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation with respect to any Environmental Condition that was identified, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, and the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the Environmental Condition affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) a secured creditor environmental policy or a lender’s pollution legal liability insurance policy that covers liability for the Environmental Condition was obtained from an insurer rated no less than A- (or the equivalent) by Moody’s, S&P and/or Fitch; (E) a party not related to the Mortgagor was identified as the responsible party for such Environmental Condition and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-05 or its successor) at the related Mortgaged Property.

42.
Appraisal. The Servicer File contains an Appraisal of the related Mortgaged Property with an appraisal date within six (6) months of the Purchased Loan origination date, and within twelve (12) months of the Purchase Date. The Appraisal is signed by an appraiser who is either a member of the Appraisal Institute (“MAI”) and/or has been licensed and certified to prepare appraisals in the state where the Mortgaged Property is located. Each appraiser has represented in such Appraisal or in a supplemental letter that the Appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation and has certified that such appraiser had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and its compensation is not affected by the approval or disapproval of the Purchased Loan.

43.
Purchased Loan Schedule. The information pertaining to each Purchased Loan which is set forth in the Purchased Loan Schedule is true and correct in all material respects as of the Purchase Date.

Master Repurchase Agreement [Mack Real Estate Group]

Exhibit VI-18

44.
Cross-Collateralization. Except with respect to a Purchased Loan that is part of a whole loan, no Purchased Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is not a Purchased Loan.

45.
Advance of Funds by Seller. After origination, no advance of funds has been made by Seller to the related Mortgagor other than in accordance with the Purchased Loan Documents, and, to Seller’s knowledge, no funds have been received from any person other than the related Mortgagor or an affiliate for, or on account of, payments due on the Purchased Loan (other than as contemplated by the Purchased Loan Documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a lender-controlled lockbox if required or contemplated under the related lease or Purchased Loan Documents). Neither Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Purchased Loan, other than contributions made on or prior to the date hereof.

46.
Compliance with Anti-Money Laundering Laws. Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Purchased Loan, the failure to comply with which would have a material adverse effect on the Purchased Loan.

47.
Seller has obtained a copy of the related Mortgagor’s general construction contract and/or construction management agreement and each construction contract and/or subcontract, as applicable, sufficient to complete the project consistent with the Plans and Specifications (as defined below) in compliance with all restrictive covenants of record applicable to such underlying Mortgaged Property and all applicable local, state and federal laws, and regulations, including, without limitation, all applicable zoning laws, and there is a collateral assignment of the general construction contract and/or construction management agreement and each construction contract and/or subcontract, as applicable, to Seller as additional collateral for the Construction Loan.

48.
Seller has obtained copies of the related Mortgagor’s plans and specifications for the design and construction of the project (the “Plans and Specifications”) and the architect, engineering and other applicable contacts with respect thereto, which Plans and Specifications are in all material respects in compliance with restrictive covenants of record applicable to such underlying Mortgaged Property and all applicable local, state and federal laws, and regulations, including, without limitation, all applicable zoning laws, and there is a collateral assignment of the Plans and Specifications, and all applicable contracts with respect thereto, to Seller as additional collateral for the related Mortgage Loan, Senior Interest, Junior Interest or Related Mezzanine Loan, as applicable, and shall have the right to use the Plans and Specifications upon any transfer of the underlying Mortgaged Property to Buyer by foreclosure or otherwise.

49.
Mortgagor has obtained all licenses, permits, including, without limitation, building permits, and approvals required by all applicable local, state and federal laws, and regulations to be obtained for the construction of the improvements in accordance with the Plans and Specifications, all such licenses and permits for the project have been paid for, and are in full

Master Repurchase Agreement [Mack Real Estate Group]

Exhibit VI-19

force and effect, and there is a collateral assignment of the licenses, permits and approvals to Seller as additional collateral for the Construction Loan.

50.
Seller has obtained a copy of the related Mortgagor’s development or construction services agreement related to the development of the project, and any such service provider has executed an assignment and subordination agreement with respect thereto.

51.
Seller has obtained a project budget which sets forth all hard and soft costs and expenses (with a specific allocation of the maximum advance for hard and soft costs and expenses) which will be incurred by Mortgagor in the design and construction of the project as shown on the Plans and Specifications, and the unfunded principal amount of the Purchased Loan stated on the Purchased Loan Schedule to be disbursed is equal to or in excess of the remaining budget to complete the project and on each date of the determination thereof the related Mortgage Loan, Senior Interest, or Junior Interest, is “in balance”.

52.
Seller has obtained a project completion schedule which sets forth the date which project is scheduled to be completed, and the related loan documents require the project to be completed by the project deadline, which deadline shall be at least one (1) year prior to the maturity date of the Purchased Loan.

53.
Adequate sums to pay interest, insurance, taxes and other assessments for the term of the Construction Loan were reserved in connection with the origination of the Purchased Loan or included in the project budget.

54.
All releases for future advance to fund project costs are conditioned upon

(i) no existing defaults, (ii) Mortgagor’s submission of a draw request, (iii) minimum disbursements of $25,000, (iv) maximum disbursement requests of once per month, (v) at Buyer’s option, an inspection and approval of the improvements by Buyer’s independent consultant, (vi) Mortgagor’s certification that there are no existing defaults, that all work covered by the draw request has been completed in a good and workmanlike manner in accordance with the Plans and Specifications, and that all such work has been in compliance with all applicable local, state and federal laws, and regulations, including, without limitation, all applicable zoning laws, (vii) receipt of lien waivers, sworn statements and other documentation as Buyer shall reasonably request, (viii) Mortgagor causing to be delivered, at Mortgagor’s sole cost and expense, a “Date-Down Endorsement” to the Title Policy showing no new title exceptions other than the Permitted Encumbrances, (ix) evidence that the project is proceeding on schedule in accordance with the construction timeline, Mortgagor’s and Guarantor’s representations being true and correct on the date of the advance, the loan being “in balance” and (x) all such documents shall be reasonably satisfactory to Buyer.

55.
The final funding of project costs are conditioned upon: (i) Mortgagor’s certification that there are no existing defaults; (ii) that all work has been completed in a good and workmanlike manner in accordance with the Plans and Specifications, and that all such work has been in compliance with all applicable local, state and federal laws, and regulations, including, without limitation, all applicable zoning laws; (iii) of a certification by the contractor, architect or

Master Repurchase Agreement [Mack Real Estate Group]

Exhibit VI-20

engineer and, at Buyer’s option, a report from Buyer’s architect or engineer that all work (including, without limitation, all punchlist items) has been completed in a good and workmanlike manner and has been in compliance with all applicable local, state and federal laws, and regulations; (iv) Buyer’s receipt of evidence reasonably satisfactory to Buyer that all construction costs associated with the project shall, upon making the final funding, have been paid in full, (v) final, unconditional lien waivers from the general contractor and/or construction manager and all trade contractors; (vi) receipt of “as built” survey; (vii) receipt of “as built” Plans and Specifications; and (viii) the filing by Mortgagor of a notice of completion, as applicable.

56.
Buyer shall not be obligated to fund project costs for (i) deposits or other payments for materials or services or in respect of labor and materials that have not yet been incorporated into the project, (ii) any amounts retained or permitted to be retained by Mortgagor from payments to any contractor or any subcontractor, (iii) any item in excess of the amount shown for that item on the project budget, taking into account reasonable permitted reallocations from any contingency line item in the project budget, or (iv) if after such disbursement the related Mortgage Loan, Senior Interest or Junior Interest, as applicable, would not be “in balance” (i.e., the unfunded principal amount of the Purchased Loan to be disbursed is equal to or in excess of the remaining budget to complete the project). If at any time the Construction Loan is not “in balance” the Mortgagor is required to deposit additional funds with Buyer in an amount necessary to cause the Construction Loan to be “in balance”.

57.
Each disbursement for hard costs of the construction work whether or not designated in the project budget as a hard cost of the construction work (but excluding the general contractor’s “general conditions,” insurance and bonding costs and other expenses approved in writing by Buyer) shall be subject to a holdback (the “Retainage”) of at least five percent (5%) of the amounts due to the general contractor, construction manager, contractor or any subcontractor (on a line item basis) until such time as the applicable portion of the project (i.e. - the particular trade line item or an individual trade subcontractor’s work on the project) reaches substantial completion, subject to customary disbursement and release provisions.

58.
Mortgagor must obtain Buyer’s prior written approval of (i) any proposed changes to the Plans and Specifications, (ii) any proposed changes to any construction contract, architect’s contract or design professional contracts held by Mortgagor, (ii) any new or additional contract held by Mortgagor related to the construction or design of the project (each such instance in (i), (ii) or (iii), a “Project Change”), which Project Change would have the effect of (a) increasing project budget line items (including line items set forth in the general construction contract) in the aggregate by more than five percent (5%) thereof, or (b) decreasing project budget line items (including line items set forth in the general construction contract) in the aggregate by more than five percent (5%) thereof, (c) changing in a material way the overall aesthetic appearance of the project or any significant services or amenities to be provided in connection with the project, or (v) diminishing the overall quality, functionality or marketability of the project in any material respect or (vi) causing the related Mortgage Loan, Senior Interest or Junior Interest, as applicable, to be not “in balance” after taking into account any reallocations of the project budget which do not require Buyer’s consent. If as a result of any such Project Change (whether

Master Repurchase Agreement [Mack Real Estate Group]

Exhibit VI-21

or not Buyer’s approval of such Project Change is required or has been obtained) the Loan will no longer be in balance, then Mortgagor must also comply with paragraph 56 above.

59.
Each Purchased Loan meets the following requirements for exemption from the definition of a high volatility commercial real estate (“HVCRE”) under the U.S. Basel III- based regulatory capital rules for banking organizations: (a) the amount of the Purchased Loan was no greater than 80% of the appraised value of the underlying Mortgage Property(ies) at origination; (b) Mortgagor contributed capital to the project in the form of cash or unencumbered readily marketable assets (or paid development costs out of pocket) of at least 15% of the project’s “as completed” appraised value and is required to satisfy such requirement at all times during the term of the related Mortgage Loan, Senior Interest or Junior Interest, as applicable, and (c) Mortgagor made its 15% contribution to the project before Seller advanced any funds under the underlying Mortgage Loan and the Purchased Loan Documents provide that all contributed or internally generated capital must remain in the project and that Mortgagor has no ability to withdraw either the capital contribution or the capital generated internally by the project until the underlying Mortgage Loan is converted to a permanent loan or paid in full.

60.
At all times during which structural construction, repairs, or alterations are being made with respect to the project, including demolition, the underlying Mortgaged Property is covered by insurance policies providing the coverage described below and the Purchased Loan Documents permit the mortgagee to require the coverage described below:

a.
the comprehensive general liability insurance shall include; (i) XCU coverage with regard to the contemplated demolition; and (ii) include three (3) years extended completed operations coverage, after completion of the contemplated demolition.

b.
Umbrella and excess liability insurance in Buyer’s customary amounts, including, but not limited to, supplemental coverage for employer liability and automobile liability.

c.
Mortgagor’s construction manager or general contractor, and contractors and sub- contractors are required to maintain similar coverage to that which is required by Mortgagor.

d.
Builder’s risk “all risk” insurance (i) be written on a completed value form, (ii) include all the terms required in the required comprehensive general liability insurance; (iii) include foundations, excavations, underground machinery or equipment, retaining walls, and all paved surfaces; (iv) limits equivalent to 100% of the hard costs and soft costs for all recurring expenses in the event of damage or destruction; (v) maintain customary deductibles; and (vi) allow for permission to occupy.

e.
Automobile liability coverage for all owned and non-owned vehicles, including rented and leased vehicles containing minimum limits per occurrence of

$1,000,000.

Master Repurchase Agreement [Mack Real Estate Group]

Exhibit VI-22

f.
Such other insurance and in such amounts as Buyer from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to the properties located in or around the region in which the Mortgaged Property is located.

61.
A construction consultant report by a reputable construction consultant relating to each underlying Mortgaged Property was obtained and reviewed by Seller in connection with the origination of such Purchased Loan and a copy is included in the Purchased Loan File, including an equity analysis, sources and uses analysis, and feasibility study.

62.
There are no collective bargaining agreements applicable to the construction of the project.

63.
The Purchased Loan Documents for each Purchased Loan provide that at least one creditworthy individual or entity shall be fully liable for the lien-free completion of the project in accordance with the Plans and Specifications, the related loan documents and all applicable local, state and federal laws, and regulations, including, without limitation, all applicable zoning laws, by the project deadline and for carrying costs related to the property.

64.
Construction of the project has commenced and all construction has proceeded and continues to proceed in accordance with the schedule set forth in the related Purchased Loan Documents and the Business Plan.

65.
Mortgagor is required to cause payment and performance bonds to be issued with respect to the obligations of the general contractor, construction manager and all material trade contractors or, in the alternative, has obtained subguard insurance.

For purposes of this Exhibit VI, the following terms shall have the following meanings: “Anticipated Repayment Date”: With respect to any Purchased Loan that is indicated on the Purchased Loan Schedule as having a Revised Rate, the date upon which such Purchased Loan commences accruing interest at such Revised Rate.

“ARD Loan”: Any Purchased Loan the terms of which provide that if, after an Anticipated Repayment Date, Mortgagor has not prepaid such Purchased Loan in full, any principal outstanding on that date will accrue interest at the Revised Rate rather than the Initial Rate.

“REMIC Provisions”: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations (including any applicable proposed regulations) and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

“Revised Rate”: With respect to those Purchased Loans on the Purchased Loan File indicated as having a revised rate, the increased interest rate after the Anticipated Repayment Date

Master Repurchase Agreement [Mack Real Estate Group]

Exhibit VI-23

(in the absence of a default) for each applicable Purchased Loan, as calculated and as set forth in the related Purchased Loan Documents.

Master Repurchase Agreement [Mack Real Estate Group]

Exhibit VI-24

EXHIBIT VI

PART II: REPRESENTATIONS AND WARRANTIES REGARDING MEZZANINE LOANS

1.
The representations and warranties set forth in this Exhibit VI regarding Purchased Loans shall be deemed incorporated herein in respect of each underlying Mortgage Loan related to each Purchased Loan that is a Mezzanine Loan.

2.
The Mezzanine Loan is a performing mezzanine loan secured by a pledge of all (or such lesser percentage as Buyer may agree to) of the Equity Interests of the owner of the Mortgaged Property (the “Underlying Property Owner”).

3.
As of the Purchase Date, such Mezzanine Loan complies in all material respects with, or is exempt from, all requirements of federal, state or local law relating to such Mezzanine Loan.

4.
Immediately prior to the sale, transfer and assignment to Buyer thereof, Seller had good and marketable title to, and was the sole owner and holder of, such Mezzanine Loan, and Seller is transferring such Mezzanine Loan free and clear of any and all liens, pledges, encumbrances, charges, security interests or any other ownership interests of any nature encumbering such Mezzanine Loan. Upon consummation of the purchase contemplated to occur in respect of such Mezzanine Loan on the Purchase Date therefor, Seller will have validly and effectively conveyed to Buyer all legal and beneficial interest in and to such Mezzanine Loan free and clear of any pledge, lien, encumbrance or security interest.

5.
No fraudulent acts were committed by Seller in connection with its acquisition or origination of such Mezzanine Loan nor were any fraudulent acts committed by any Person in connection with the origination of such Mezzanine Loan.

6.
All information contained in the related Preliminary Due Diligence Package (or as otherwise provided to Buyer) in respect of such Mezzanine Loan is accurate and complete in all material respects.

7.
Seller has delivered to Buyer a true, correct and complete copy of all related Purchased Loan Documents, which have not been amended, modified, supplemented or restated since the related date of origination except as such amendment, modification, supplement or restatement has been delivered to Buyer prior to the related Purchase Date and, in the case of any Material Action occurring on or after the related Purchase Date, with respect to which Buyer has provided prior written consent.

Master Repurchase Agreement [Mack Real Estate Group]

Exhibit VI-1

8.
Except as included in the Preliminary Due Diligence Package, Seller is not a party to any document, instrument or agreement, and there is no document, that by its terms modifies or affects the rights and obligations of any holder of such Mezzanine Loan and Seller has not consented to any material change or waiver to any term or provision of any such document, instrument or agreement and no such change or waiver exists.

9.
Such Mezzanine Loan is presently outstanding, the proceeds thereof have been fully and properly disbursed and, except for amounts held in escrow by Seller, there is no requirement for any future advances thereunder.

10.
Seller has full right, power and authority to sell and assign such Mezzanine Loan and such Mezzanine Loan or any related Mezzanine Note has not been cancelled, satisfied or rescinded in whole or part nor has any instrument been executed that would effect a cancellation, satisfaction or rescission thereof.

11.
Other than consents and approvals obtained as of the related Purchase Date (including, without limitation under any intercreditor agreement with the holder of an underlying Mortgage Loan) or those already granted in the documentation governing such Mezzanine Loan (the “Mezzanine Loan Documents”), no consent or approval by any Person is required in connection with Seller’s sale and/or Buyer’s acquisition of such Mezzanine Loan, for Buyer’s exercise of any rights or remedies in respect of such Mezzanine Loan or for Buyer’s sale, pledge or other disposition of such Mezzanine Loan. No third party holds any “right of first refusal”, “right of first negotiation”, “right of first offer”, purchase option, or other similar rights of any kind, and no other impediment exists to any such transfer or exercise of rights or remedies.

12.
The Mezzanine Loan Collateral is secured by a pledge of equity ownership interests in the related borrower under the Mortgage Loan or a direct or indirect owner of the related borrower and the security interest created thereby has been fully perfected in favor of Seller as the holder of the related Mezzanine Loan.

13.
The representations and warranties made by the borrower (the “Mezzanine Borrower”) in the Mezzanine Loan Documents were true and correct in all material respects as of the date such representations and warranties were stated to be true therein, and there has been no adverse change with respect to the Mezzanine Loan, the Mezzanine Borrower, the Mortgaged Property or the Underlying Property Owner that would render any such representation or warranty not true or correct in any material respect as of the related Purchase Date.

14.
The Mezzanine Loan Documents provide for the acceleration of the payment of the unpaid principal balance of the Mezzanine Loan if (i) the related borrower voluntarily transfers or encumbers all or any portion of any related Mezzanine Collateral (as defined herein), or

(ii) any direct or indirect interest in the related borrower is voluntarily transferred or

Master Repurchase Agreement [Mack Real Estate Group]

Exhibit VI-2

assigned, other than, in each case, as permitted under the terms and conditions of the related loan documents.

15.
Pursuant to the terms of the Mezzanine Loan Documents: (a) no material terms of any related Mortgage may be waived, canceled, subordinated or modified in any material respect and no material portion of such Mortgage or the Mortgaged Property may be released without the consent of the holder of the Mezzanine Loan; (b) no Material Action may be taken by the Underlying Property Owner with respect to the Mortgaged Property without the consent of the holder of the Mezzanine Loan; (c) the holder of the Mezzanine Loan is entitled to approve the budget of the Underlying Property Owner as it relates to the Mortgaged Property; and (d) the holder of the Mezzanine Loan’s consent is required prior to the Underlying Property Owner incurring any additional indebtedness.

16.
There is no (i) monetary default, breach or violation with respect to such Mezzanine Loan, the Mortgage Loan or any other obligation of the Underlying Property Owner, (ii) material non-monetary default, breach or violation with respect to such Mezzanine Loan, the Mortgage Loan or any other obligation of the Underlying Property Owner or (iii) event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration.

17.
No default or event of default has occurred under any agreement pertaining to any lien or other interest that ranks pari passu with or senior to the interests of the holder of such Mezzanine Loan or with respect to the Mortgage Loan or other indebtedness in respect of the related Mortgaged Property and there is no provision in any agreement related to any such lien, interest or loan which would provide for any increase in the principal amount of any such lien, other interest or loan.

18.
Seller’s security interest in the Mezzanine Loan is covered by a UCC-9 insurance policy (the “UCC-9 Policy”) in the maximum principal amount of the Mezzanine Loan insuring that the related pledge is a valid first priority lien on the collateral pledged in respect of such Mezzanine Loan (the “Mezzanine Collateral”), subject only to the exceptions stated therein (or a pro forma title policy or marked up title insurance commitment on which the required premium has been paid exists which evidences that such UCC-9 Policy will be issued), such UCC-9 Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, no material claims have been made thereunder and no claims have been paid thereunder, Seller has not done, by act or omission, anything that would materially impair the coverage under the UCC-9 Policy and as of the Purchase Date, the UCC-9 Policy (or, if it has yet to be issued, the coverage to be provided thereby) will inure to the benefit of Buyer without the consent of or notice to the insurer.

19.
Seller has delivered to Buyer or its designee the original promissory note made in respect of such Mezzanine Loan, together with an original assignment thereof executed by Seller in blank.

Master Repurchase Agreement [Mack Real Estate Group]

Exhibit VI-3

20.
The assignment of the Purchased Loan constitutes the legal, valid and binding assignment of such Purchased Loan from Seller to or for the benefit of Buyer enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

21.
Each recordable Purchased Loan Document or related assignment thereof delivered by Seller to Buyer in connection with such Purchased Loan is in form and substance acceptable for recording in the applicable jurisdiction.

22.
If the Purchased Loan is a Related Mezzanine Loan, the underlying Mortgage Loan to which the Purchased Loan relates is also a Purchased Loan.

23.
No borrower under the Mezzanine Loan nor any Mortgagor under any Mortgage Loan is a debtor in any state or federal bankruptcy or insolvency proceeding.

24.
As of the Purchase Date for the related Purchased Loan, there was no pending action, suit or proceeding, or governmental investigation of which Seller, the Mezzanine Borrower or the Underlying Property Owner has received notice, against the Mortgagor or the related Mortgaged Property the adverse outcome of which could reasonably be expected to materially and adversely affect the Mezzanine Loan or the Mortgage Loan.

The related Mortgaged Property is not encumbered, and none of the Mezzanine Loan Documents or any Mortgage Loan documents permits the related Mortgaged Property to be encumbered subsequent to the Purchase Date of the related Purchased Loan without the prior written consent of the holder thereof, by any lien securing the payment of money junior to or of equal priority with, or superior to, the lien of the related Mortgage (other than Title Exceptions, taxes, assessments and contested mechanics and materialmens liens that become payable after such Purchase Date).

For purposes of these representations and warranties, the phrases “Seller’s knowledge” or “Seller’s belief” and other words and phrases of like import shall mean, except where otherwise expressly set forth herein, the actual state of knowledge or belief of Seller, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Purchased Loans regarding the matters expressly set forth herein.

Master Repurchase Agreement [Mack Real Estate Group]

Exhibit VI-4

EXHIBIT VII

ORGANIZATIONAL CHART

CMTG DB Finance LLC – Ownership Structure

Master Repurchase Agreement [Mack Real Estate Group]

Exhibit VII-1

EXHIBIT VIII

TRANSACTION PROCEDURES

I.
Preliminary Approval of New Collateral Which is an Eligible Loan.

(a)
Seller may, from time to time, submit to Buyer a Preliminary Due Diligence Package for Buyer’s review and approval in order to enter into discussions regarding a Transaction with respect to any New Collateral that Seller proposes to be included as Collateral under the Agreement.

(b)
Upon Buyer’s receipt of a complete Preliminary Due Diligence Package, Buyer shall have the right to request (one or more times), additional diligence materials and deliveries that Buyer shall specify on a Supplemental Due Diligence List. Upon Buyer’s receipt of all of the Diligence Materials or Buyer’s waiver thereof, Buyer shall within ten (10) Business Days, or if later, following receipt of internal credit approval, either (i) notify Seller of Buyer’s preliminary determination of Purchase Price and Market Value for the New Collateral or (ii) deny, in Buyer’s sole and absolute discretion, Seller’s request for a Transaction. Buyer’s failure to respond to Seller within ten (10) Business Days shall be deemed to be a denial of Seller’s request to enter into a Transaction.

II.
Final Approval of New Collateral which is an Eligible Loan. Upon Buyer’s notification to Seller of Buyer’s preliminary determination of Purchase Price and the Market Value for any New Collateral which is an Eligible Loan, Seller shall, if Seller desires to enter into a Transaction with respect to such New Collateral, satisfy the conditions set forth below (in addition to satisfying the conditions precedent to obtaining each advance, as set forth in Section 3(b) hereof) as a condition precedent to Buyer’s approval of such New Collateral as Collateral, all in a manner and pursuant to documentation in form and substance reasonably satisfactory to Buyer:

(a)
Delivery of Purchased Loan Documents. Buyer shall have received, reviewed and approved each of the Purchased Loan Documents, except Purchased Loan Documents that Seller expressly and specifically disclosed in the Diligence Materials were not in Seller’s possession;

(b)
Environmental and Engineering. Buyer shall have received, reviewed and approved a “Phase 1” (and, if necessary, “Phase 2”) environmental report, an asbestos survey and operation and maintenance plan, if applicable, an engineering report, and a seismic/PML report, if applicable, each in form reasonably satisfactory to Buyer, by an engineer or environmental consultant as may be reasonably approved by Buyer.

(c)
Appraisal. Buyer shall have received, reviewed and approved an Appraisal from an Independent Appraiser as may be reasonably approved by Buyer, dated within six

(6) months of the proposed Purchase Date.

Master Repurchase Agreement [Mack Real Estate Group]

Exhibit VIII-1

(d)
Insurance. Buyer shall have received, reviewed and approved certificates or other evidence of insurance demonstrating insurance coverage in respect of the Mortgaged Property of types, in amounts, with insurers and otherwise in compliance with the terms, provisions and conditions set forth in the Purchased Loan Documents. Such certificates or other evidence shall indicate that Seller (or its Affiliate) will be named as an additional insured as its interest may appear and shall contain a loss payee endorsement in favor of such additional insured with respect to the policies required to be maintained under the Purchased Loan Documents.

(e)
Survey. Buyer shall have received, reviewed and approved all surveys of the Mortgaged Property that are in Seller’s possession, and which surveys shall contain flood zone certification.

(f)
Lien, Judgment and Litigation Search Reports. Buyer or Buyer’s counsel shall have received, reviewed and approved, satisfactory reports of UCC, tax lien, judgment, litigation searches and title updates as Buyer may reasonably require from Seller conducted by search firms and/or title companies acceptable to Buyer with respect to the Eligible Loan, Mortgaged Property, and Mortgagor, and their respective affiliates that own a 10% or greater direct or indirect interest in the Mortgaged Property, such searches to be conducted in each location Buyer shall reasonably designate.

(g)
Credit and “Know Your Client” Searches. Buyer shall have received from Seller, reviewed and approved a credit agency report, Lexis-Nexis (or similar) searches and OFAC and “Know Your Client” searches conducted by search firms and/or title companies acceptable to Buyer with respect to Mortgagor and any guarantor and their affiliates that own a 10% or greater direct or indirect interest in the Mortgaged Property (if applicable).

(h)
Opinions of Counsel. Buyer shall have received copies of all legal opinions in Seller’s possession with respect to the Eligible Loan which shall be in form and substance reasonably satisfactory to Buyer.

(i)
Additional Real Estate Matters. Seller shall have delivered to Buyer, in each case to the extent in Seller’s possession, such other real estate related certificates and documentation as may have been requested by Buyer, such as: (i) certificates of occupancy issued by the appropriate Governmental Authority and either letters certifying that the Mortgaged Property is in compliance with all applicable zoning laws issued by the appropriate Governmental Authority or evidence that the related title policy includes a zoning endorsement, (ii) abstracts of any ground leases and all space leases in effect at the Mortgaged Property (including a description of any co-tenancy/go-dark clauses, if applicable) and estoppel certificates, in form and substance acceptable to Buyer, from any ground lessor and from any tenant that occupies 7.5% or more of the rentable space at the Mortgaged Property, and in any event from tenants whose occupancies aggregate not less than 70% of the occupied rentable square footage at the Mortgaged Property, (iii) copies of any management agreements and service agreements in effect relating to the Mortgaged

Master Repurchase Agreement [Mack Real Estate Group]

Exhibit VIII-2

Property, (iv) a copy of the title policy (or, if the final printed version of the title policy has not been issued, the irrevocable marked commitment to issue the same) together with copies of all reciprocal easement agreements and operating agreements, if applicable, and all other recorded documents and agreements affecting title to the Mortgaged Property, (v) a copy of the purchase and sale agreement for the Mortgaged Property in connection with a Purchased Loan used to acquire a Mortgaged Property, if applicable, (vi) a copy of the marketing and leasing plan for the Mortgaged Property, if applicable, (vii) copies of tenant sales reports, if applicable, (viii) a copy of any franchise agreement relating to the Mortgaged Property, if applicable; and (ix) STR/PACE reports, if applicable; (x) Lowe Income Housing Tax Credit information, if applicable, and all of the foregoing documents and information shall be in form and substance satisfactory to Buyer.

(j)
Other Documents. Buyer shall have received such other documents as Buyer or its counsel shall reasonably deem necessary.

Within five (5) Business Days of Seller’s satisfaction of all of the conditions enumerated in clauses

(a) through (j) above, Buyer shall either (i) if the Purchased Loan Documents with respect to the New Collateral are not reasonably satisfactory in form and substance to Buyer, notify Seller that Buyer has not approved the New Collateral as Collateral or (ii) notify Seller that Buyer has approved the New Collateral as Collateral (which notice shall specify any changes in the Purchase Price resulting from such further review). Buyer’s failure to respond to Seller within five (5) Business Days shall be deemed to be a denial of Seller’s request that Buyer approve the New Collateral, unless Buyer and Seller have agreed otherwise in writing.

Master Repurchase Agreement [Mack Real Estate Group]

Exhibit VIII-3

EXHIBIT IX

FORM OF SERVICER NOTICE AND AGREEMENT

[ ], 20

[Servicer]

RE: Amended and Restated Master Repurchase Agreement, dated as of August 17, 2022 (as amended, modified and/or restated, the “Repurchase Agreement”) between CMTG DB Finance LLC, as Master Seller (“Master Seller”), and Deutsche Bank AG, New York Branch, as Buyer (“Buyer”)

Ladies and Gentlemen:

[SERVICER] (the “Servicer”) is servicing certain [mortgage loans, participation interests and/or mezzanine loans] for Seller pursuant to that certain [Servicing Agreement], dated as of [ ], by and between Servicer and [CMTG DB Finance LLC] [ ] (the “Original Owner”)] (as amended, restated, supplemented or otherwise modified from time to time, the “Servicing Agreement”). A copy of the Servicing Agreement is attached hereto as Exhibit A. Pursuant to the Repurchase Agreement, Servicer is hereby notified that Seller has sold to Buyer and may in the future continue to sell to Buyer certain [mortgage loans and/or participation interests] (as more fully defined in the Repurchase Agreement, the “Purchased Loans”), and such Purchased Loans are subject to a security interest in favor of Buyer. Capitalized terms used but not otherwise defined herein shall have the meanings assigned thereto in the Repurchase Agreement.

Section 1. Acts as Servicer.

(a)
Servicer is hereby further notified pursuant to this instruction letter that Seller has sold, and expects from time to time to sell Purchased Loans to Buyer on a “servicing released” basis pursuant to the Repurchase Agreement, a copy of which is attached hereto as Exhibit B, and that the Purchased Loans, together with all Servicing Rights with respect thereto, are sold, transferred and assigned to Buyer pursuant to the Repurchase Agreement and, in connection therewith, the Purchased Loans and all Servicing Rights are also being pledged to Buyer. All of the rights (but none of the obligations, which shall remain solely with Seller) of Seller and each of its Affiliates under the Servicing Agreement with respect to the Purchased Loans, including but not limited to the related Servicing Rights, are assigned to Buyer pursuant to the Repurchase Agreement at the time of sale, and Servicer acknowledges and consents to such assignment.

Master Repurchase Agreement [Mack Real Estate Group]

Exhibit IX-1

Notwithstanding the foregoing, Buyer has agreed to retain Servicer, for a term of 30-days, as may be extended in writing by Buyer for one or more additional 30-day periods, which extension notice may be included by Buyer in the monthly remittance instructions delivered by Buyer to Servicer under the Repurchase Agreement, to service the Purchased Loans at Seller’s sole cost and expense for the benefit of Buyer pursuant to the Servicing Agreement, and subject to the terms of this instruction letter. Where there is a conflict between the Servicing Agreement and this instruction letter, as with respect to the servicing of, and Servicing Rights in connection with, the Purchased Loans, this instruction letter shall govern. Each party to the Servicing Agreement agrees that Buyer is and shall be a direct express third-party beneficiary of the Servicing Agreement with all of the rights of Seller with respect to the Purchased Loans, but none of the obligations of Seller. Servicer acknowledges and agrees that Buyer shall have direct recourse against Servicer (i) with respect to the rights of Buyer as specified in this instruction letter in connection with (A) Servicer’s willful misfeasance, bad faith or gross negligence in the performance of its duties under the Servicing Agreement or this instruction letter, (b) a breach of Servicer’s representations and warranties as set forth in the Servicing Agreement, or (c) by reason of reckless disregard of Servicer’s obligations or duties under the Servicing Agreement or this instruction letter, and (ii) the right, subject to all terms and conditions of the Repurchase Agreement, to exercise all rights of Seller as an “Owner” under the Servicing Agreement with respect to the Purchased Loans. Each party to the Servicing Agreement acknowledges and agrees that (I) it retains no economic rights to the servicing of the Purchased Loans, (II) Buyer has granted to Seller a revocable license to cause Servicer to service the Purchased Loans pursuant to the Servicing Agreement, as supplemented and modified by this instruction letter, for the benefit of Buyer only, (III) neither Servicer nor any other Person other than Buyer owns or has any rights with respect to the Servicing Rights of the Purchased Loans, and (IV) in no event shall Servicer or any other Person have any rights to any Income generated by or otherwise received in connection with any of the Purchased Loans to compensate Servicer for any fees, costs or expenses (however defined), including but not limited to reimbursement of any servicing advances in connection with any of the Purchased Loans or transactions contemplated by or services otherwise rendered pursuant to the Servicing Agreement with respect to the Purchased Loans.

(b)
Servicer agrees to service the Purchased Loans pursuant to the Servicing Agreement and this instruction letter for the benefit of Buyer, and, except as otherwise expressly provided herein and subject to the terms and conditions of the Repurchase Agreement, Buyer shall have all of the rights, but none of the duties or obligations (including, without limitation, any obligations regarding the payment of any fees, indemnification, costs, reimbursement or expenses) of Seller [or any Original Owner] under the Servicing Agreement. It is expressly acknowledged and agreed that certain terms relating to the servicing of the Purchased Loans and the rights of the Buyer and its affiliates are contained in the Repurchase Agreement, and it is further acknowledged and agreed that these rights shall be incorporated by reference herein and in the Servicing Agreement, as amended hereby. Servicer has been provided with, and has reviewed a copy of the Repurchase Agreement, in particular, Sections 7(e), 10(f) and 28 thereof, and agrees to take no action that would violate or be otherwise inconsistent with the requirements set forth in the

Master Repurchase Agreement [Mack Real Estate Group]

Exhibit IX-2

Repurchase Agreement. Servicer shall not make any servicing advances with respect to any of the Purchased Loans without Buyer’s prior written consent.

(c)
Servicer agrees to notify Buyer and Seller in writing (a) of any default (or any payment default that is reasonably foreseeable in accordance with Accepted Servicing Practices (as defined in the Servicing Agreement) with respect to any Purchased Loan [(or any underlying Mortgage Loan)], (b) if Servicer becomes aware that a loan file for any Purchased Loan is incomplete in any way that could be reasonably likely to adversely affect Servicer’s ability to service the Purchased Loans, (c) if Servicer becomes aware that property insurance is not maintained on any mortgaged property securing a Purchased Loan [(or any underlying Mortgage Loan)] and/or (d) of any other acts, omissions or events with respect to which notice is required to be given to any party pursuant to the Servicing Agreement.

(d)
Servicer further agrees (a) to provide Buyer with copies of any notice, report, advice or summary relating to the Purchased Loans prepared or provided by Servicer pursuant to the Servicing Agreement, or prepared by any other Person as and when received by Servicer, and (b) upon the request of Buyer or its designee, to promptly provide Buyer or its designee a servicing tape for any month (or any portion thereof) as requested by Buyer or its designee.

Section 2. Assignment. Servicer may, only, to the extent provided in the Servicing Agreement, and with Buyer’s prior written consent, assign any or all of its rights, duties and/or obligations under the Servicing Agreement, or enter into any subservicing agreements with subservicers for the servicing and administration of all or part of the Purchased Loans; provided, that, Servicer will remain primarily obligated and liable to Buyer for the servicing, subservicing and administering of the Purchased Loans in accordance with the provisions of the Servicing Agreement and this instruction letter without diminution of any such duties and obligation or liability by virtue of any other servicing or subservicing agreement.

Section 3. Material Actions. Servicer agrees to notify Buyer in writing whenever a borrower under a Purchased Loan requests any review, approval or action described in Sections 7(e) and 10(f) of the Repurchase Agreement (any such review, approval or action, a “Material Action”), and Servicer further agrees that Servicer will not take any Material Action or take any action requiring Servicer to take a Material Action, without Buyer’s prior written consent.

Section 4. Collections. Notwithstanding anything to the contrary in the Servicing Agreement, Servicer hereby agrees that it shall (i) maintain, for the duration of the Repurchase Agreement, a schedule identifying the loan and participation interests that are subject to this notice, maintain a segregated account (the “Collection Account”), which shall not be commingled with any other moneys other than Income relating to the Purchased Loans, (ii) give Buyer written notice of any change of the location or account number of the Collection Account promptly after the date of such change, (iii) deposit any and all Income received by Servicer relating to the Purchased Loans[, other than payments received with respect to a Purchased Loan that are designated for payment of escrows pursuant to the express terms of the Purchased Loan Documents into the Collection Account and (iv) within one (1) Business Day of receipt thereof by Servicer, remit all

Master Repurchase Agreement [Mack Real Estate Group]

Exhibit IX-3

Income (other than payments received with respect to a Purchased Loan that are designated for payment of escrows pursuant to the express terms of the Purchased Loan Documents related in any way to any of the Purchased Loans, including all amounts in the Collection Account, and all such other amounts related to the Purchased Loans that are otherwise required to be remitted to Seller or any other Person pursuant to the Servicing Agreement, in accordance with the wiring instructions provided below (such account information, the “Depository Account”), or in accordance with any other instructions that may be delivered to Servicer by Buyer or its designee:

Bank: [ ]

ABA #: [ ]

Acct #: [ ] Acct Name: [ ]

Under no circumstances shall Servicer remit any such amounts in accordance with any instructions delivered to Servicer by Seller, or any other Person (other than Buyer or Buyer’s designee), without Buyer’s prior written consent.

Section 5. Event of Default. Servicer further agrees, upon its receipt of written notification (a “Default Notice”), from Buyer that an Event of Default has occurred and is continuing under the Repurchase Agreement (a “Seller Event of Default”), that, solely with respect to the Purchased Loans (i) Buyer or its designee shall assume all of the rights (but none of the duties and obligations) of Seller [or any Original Owner] under the Servicing Agreement, except as otherwise provided herein, (ii) Servicer shall follow the instructions of Buyer or its designee with respect to the Purchased Loans and deliver to Buyer or its designee any information with respect to the Purchased Loans reasonably requested by Buyer or its designee and in accordance with the obligations under the Servicing Agreement, (iii) Servicer shall not follow any instructions received from Seller or any other Person (other than Buyer or Buyer’s designee) with respect to the Purchased Loans, (iv) Buyer may, in its sole discretion, sell its right to the Purchased Loans on a servicing released basis, and (v) Servicer shall treat this instruction letter as a separate and distinct servicing agreement between Servicer and Buyer (incorporating the terms of the Servicing Agreement by reference), subject to no setoff or counterclaims arising in Servicer’s favor (or in the favor of any third party claiming through Servicer) under any other agreement or arrangement between Servicer, Seller or otherwise. Notwithstanding anything to the contrary herein or in the Servicing Agreement, in no event shall Buyer be liable for any fees, indemnities, costs, reimbursements or expenses incurred by Servicer or Seller, or any of their respective Affiliates, or otherwise owed to Servicer or Seller, or any of Servicer’s or Seller’s respective Affiliates, at any time.

Section 6. Reliance by Servicer. Servicer may rely and shall be protected in acting or refraining from acting upon any notice, request, each consent, order, certificate, report, opinion or document (including, but not limited to, electronically confirmed facsimiles thereof) believed by it to be genuine and to have been signed or presented by the proper party or parties. Servicer shall have no obligation to review or confirm that actions taken pursuant to the foregoing in accordance with this instruction letter comply with any other agreement or document to which it

Master Repurchase Agreement [Mack Real Estate Group]

Exhibit IX-4

is not a party. In particular, Servicer need not investigate whether Buyer is entitled under the Repurchase Agreement to give a Default Notice.

Section 7. Servicing Fees and Expenses. Notwithstanding anything to the contrary herein or in the Servicing Agreement, all [Servicing Fees and Servicing Expenses]3 (each as defined in the Servicing Agreement), together with any other unreimbursed fees (including, without limitation, termination fees), costs, advances and expenses otherwise due and payable thereunder to Servicer (to the extent related to the Purchased Loans), shall not be withheld from Income prior to the remittance thereof to the Depository Account. Instead, all such amounts shall be deposited by Servicer as Income directly into the Depository Account. All such amounts which are otherwise due and owing to Servicer under the Servicing Agreement shall be separately and independently paid to Servicer directly by Seller. For the avoidance of doubt, all Servicing Rights belong to Buyer, and no such Servicing Rights are owned by Servicer or Seller in any respect.

Buyer, its affiliates, and any director, officer, employee or agent of any of them, together with their successors and assigns, shall be indemnified and held harmless by Servicer against any loss, liability or expense (including reasonable attorneys’ fees of outside counsel) incurred by reason of (i) Servicer’s willful misfeasance, bad faith or gross negligence in the performance of its duties under the Servicing Agreement or this instruction letter, (ii) a breach of Servicer’s representations and warranties as set forth in the Servicing Agreement or (iii) by reason of reckless disregard of Servicer’s obligations or duties under the Servicing Agreement or this instruction letter.

Section 8. Servicing Termination.

(a)
Notwithstanding anything to the contrary herein or in the Servicing Agreement, Servicer’s rights to service the Purchased Loans shall automatically terminate (i) upon Servicer receiving a written termination notice from Buyer or its designee, or (ii) on the thirtieth (30th) day following the execution of this instruction letter, or if the term of this instruction letter is extended in writing by Buyer or its designee for the applicable additional thirty (30) day period, on the thirtieth (30th) day following the effective date of such extension (in each case, a “Servicing Termination”). In no event shall the term of the Servicing Agreement be extended for more than 30 days in any single extension.

(b)
In the event of a Servicing Termination, Servicer hereby agrees to (i) deliver to Buyer or its designee all Income and all other funds that are related to the Purchased Loans, including all amounts in the Collection Account (and no [Servicing Fees, Servicing Expenses], termination fees or any other unreimbursed costs, fees or expenses otherwise due and payable to Servicer under the Servicing Agreement shall be withheld by Servicer (all such amounts being payable to Servicer directly by Seller pursuant to this instruction letter)), together with original and electronic copies of all related servicing files, documents and records, together with all related documents and statements held by Servicer with respect to the applicable Purchased Loan(s) so affected (herein, the “Servicing Files”), and account for all Income and other funds, (ii) cooperate in all respects with the transfer of servicing to Buyer or its designee and (iii) direct any party liable

Master Repurchase Agreement [Mack Real Estate Group]

Exhibit IX-5

for any payment under any such Purchased Loans to make payment of any and all moneys due or to become due thereunder directly to Buyer or as Buyer shall direct including, without limitation, sending “goodbye” letters in form and substance acceptable to Buyer. The out-of-pocket costs and expenses of such transfer shall be paid by Seller. The transfer of servicing and such records by Servicer shall be in accordance with Accepted Servicing Practices (as defined in the Servicing Agreement) and the other terms of the Servicing Agreement, and such transfer shall include the transfer of the net amount of all escrows held for the related mortgagors.

Section 9. Due Diligence. Servicer acknowledges that Buyer or its designee has the right to perform continuing due diligence reviews with respect to the Purchased Loans and with respect to Servicer for purposes of verifying compliance with the representations, warranties and specifications made under the Repurchase Agreement or otherwise. Servicer agrees that, upon reasonable prior notice, Servicer shall provide reasonable access to Buyer or its designee and any of its agents, representatives or permitted assigns to the offices of Servicer during normal business hours, and permit them to examine, inspect, and, at the expense of Seller, make copies and extracts of the Servicing Files in the possession or under the control of Servicer.

Section 10. No Modification of the Servicing Agreement. Without the prior written consent of Buyer, neither Servicer, Seller nor any other party to the Servicing Agreement shall agree to (a) any material modification, amendment or waiver of the Servicing Agreement; or (b) the assignment, transfer, or material delegation of any of their respective rights or obligations under the Servicing Agreement. Neither Seller, Servicer nor any other party to the Servicing Agreement shall, without the prior written consent of Buyer, agree with respect to any of the Purchased Loans, to either the addition of any new servicers or subservicers under, or any termination of, the Servicing Agreement (except in connection with a simultaneous termination of the Repurchase Agreement).

Section 11. No Modification of Servicer Notice. No provision of this letter may be amended, countermanded or otherwise modified without the prior written consent of Buyer. This instruction letter may not be revoked and/or rescinded and no provision of this instruction letter may be amended, countermanded or otherwise modified without the prior written consent of Buyer.

Section 12. Liability of Seller. Notwithstanding anything to the contrary herein or in the Servicing Agreement, Seller’s liability to Servicer under the Servicing Agreement with respect to any fees, indemnities, costs, reimbursements and expenses in respect of which it may be liable as “Client” thereunder shall be limited to the fees, indemnities, costs, reimbursements and expenses incurred by Seller with respect to the Purchased Loans (as though Seller and Servicer were the only parties to the Servicing Agreement and the Servicing Agreement related solely to the Purchased Loans), and in no event shall Seller be liable to Servicer or any of Seller’s Affiliates for any fees, indemnities, costs, reimbursements or expenses incurred by Seller’s Affiliates under the Servicing Agreement or in respect of any fees, indemnities, costs, reimbursements or expenses related to any assets other than Purchased Loans, and Seller shall not be subject to any setoff right in favor of Servicer or Seller’s Affiliates in respect thereof.

Master Repurchase Agreement [Mack Real Estate Group]

Exhibit IX-6

Section 13. Notice. Any notices to Servicer hereunder shall be delivered in accordance with the provisions of the Servicing Agreement and this instruction letter. Notices hereunder to Buyer shall be delivered to the following address:

(a)
if to Buyer:

Deutsche Bank AG, New York Branch US Commercial Real Estate

1 Columbus Circle, 15th Floor Mail Stop: NYC01-1530

New York, New York 10019 Attention: Tom Rugg Telephone: (212) 250-3541

Telecopy: (212) 797-5630 Email: tom.rugg@db.com

with a copy to:

Deutsche Bank AG, New York Branch US Commercial Real Estate

1 Columbus Circle, 15th Floor Mail Stop: NYC01-1530

Attention: Robert W. Pettinato Jr. Telephone: (212) 250-5579

Telecopy: (212) 797-0286

Email: robert.pettinato@db.com and

Cadwalader, Wickersham & Taft LLP 227 West Trade Street

Charlotte, NC 28202 Attention: Aaron Benjamin Telephone: (704) 348-5384

Email: aaron.benjamin@cwt.com

(b)
if to Servicer:

[ ]

[ ]

[ ]

[ ]

Master Repurchase Agreement [Mack Real Estate Group]

Exhibit IX-7

with a copy to:

[ ]

[ ]

[ ]

[ ]

Section 14. Governing Law. This instruction letter shall be governed by and construed in accordance with internal laws of the State of New York, without regard for principles of conflicts of laws.

Section 15. Acknowledgement; Counterparts. By countersigning below, each of the parties to the Servicing Agreement acknowledges and agrees to the terms of this instruction letter. This instruction letter may be executed and delivered in two or more counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument.

Very truly yours,

[ ]

By:

Name:

Title:

ACKNOWLEDGED AND AGREED TO:

[Servicer]

By:

Name:

Title:

Master Repurchase Agreement [Mack Real Estate Group]

Exhibit IX-8

EXHIBIT A
Description of Accounts
Servicer Account Bank:	[	]
City/State:	[	]
ABA:	[	]
Account Name:	[	]
Account #:	[	]
Attention:	[	]

Cash Management Account

Bank: Wells Fargo Bank, National Association

City/State: San Francisco, California

ABA: 121 000 248

Account Name: CMTG DB Finance LLC, as Master Seller, for the benefit of Deutsche Bank AG, New York Branch, as Buyer

Account #:

Attention: Ingrid Schor

Master Repurchase Agreement [Mack Real Estate Group]

Exhibit A to IX

EXHIBIT X

FORM OF JOINDER AGREEMENT

JOINDER AND MODIFICATION AGREEMENT

This JOINDER AND MODIFICATION AGREEMENT (this “Agreement”), dated as of , 20 by [ ] (“New Series Seller”) and CMTG DB Finance LLC, a Delaware limited liability company (“Master Seller”).

BACKGROUND

A.
Master Seller and Deutsche Bank AG, New York Branch, a branch of a foreign banking institution (“Buyer”), entered into that certain Amended and Restated Master Repurchase Agreement, dated as of August 17, 2022 (as amended, modified and/or restated from time to time, the “Repurchase Agreement”), pursuant to which Master Seller, on behalf of each Series Seller (as defined therein) heretofore or hereafter established thereunder (Master Seller, together with each such Series Seller, collectively, “Seller”), agreed to sell to Buyer certain Eligible Loans upon the terms and subject to the conditions set forth therein (each such transaction, a “Transaction”). Capitalized terms used but not otherwise defined herein shall have the respective meanings given to such terms in the Repurchase Agreement.

B.
Pursuant to Section 3(n) of the Repurchase Agreement, on or prior to the Purchase Date for any Transaction, Member is required to establish a new Series Seller to enter into such Transaction and Master Seller and such new Series Seller are required to execute and deliver a Joinder Agreement pursuant to which such new Series Seller shall be added as a party to the Repurchase Agreement and the other Transaction Documents.

C.
On or prior to the date hereof, Member has established New Series Seller in accordance with the terms of the Master Seller LLC Agreement and applicable Delaware law for the purpose of entering into a Transaction with Buyer with respect to the Purchased Loan[s] described on Exhibit A attached hereto and New Series Seller wishes to execute and deliver this Agreement pursuant to which New Series Seller shall become a party to and agree to be bound as a Series Seller for all purposes under the Repurchase Agreement and the other Transaction Documents.

AGREEMENT

NOW, THEREFORE, in order to induce Buyer to enter into a Transaction with New Series Seller, and in consideration of the substantial benefit New Series Seller will derive from Buyer

Master Repurchase Agreement [Mack Real Estate Group]

Exhibit X-1

entering into such Transaction, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, New Series Seller hereby agrees as follows:

1.
In consideration of New Series Seller becoming a Series Seller entitled to enter into a Transaction with Buyer under and subject to the terms and conditions of the Repurchase Agreement, New Series Seller hereby agrees that, effective as of the date hereof, New Series Seller is, and shall be deemed to be, a Series Seller under the Repurchase Agreement and each of the other Transaction Documents to which Seller is a party, and agrees that from the date hereof and so long as the Repurchase Obligations remain outstanding, New Series Seller hereby assumes the obligations of a Series Seller under, and New Series Seller shall perform, comply with and be subject to and bound by each of the terms, covenants and conditions of the Repurchase Agreement and each of the other Transaction Documents which are stated to apply to or are made by a Series Seller. Without limiting the generality of the foregoing, New Series Seller hereby represents and warrants that (i) each of the representations and warranties set forth in Section 9(b) of the Repurchase Agreement are true and correct as to New Series Seller and its related Purchased Loan on and as of the date hereof and (ii) New Series Seller has heretofore received true and correct copies of the Repurchase Agreement and each of the other Transaction Documents as in effect on the date hereof. Master Seller hereby confirms, on behalf of itself and the New Series Seller, its pledge and grant of a security interest in the Collateral.

2.
Without limiting the foregoing, New Series Seller agrees that it is and shall be obligated to pay the Repurchase Price applicable to its Purchased Loan on the Repurchase Date therefor and perform and pay all of the other Repurchase Obligations applicable to New Series Seller and such Purchased Loan as if it were an original party to the Repurchase Agreement and agrees to execute and deliver such documents, instruments and other things as Buyer may reasonably request in connection with such New Series Seller’s obligations hereunder and under the Repurchase Agreement and the other Transaction Documents.

3.
In furtherance of the foregoing, New Series Seller shall execute and deliver or cause to be executed and delivered, at any time and from time to time, such further instruments and documents, and shall do or cause to be done such further acts, as may be reasonably necessary or proper in the opinion of Buyer to carry out more effectively the provisions and purposes of this Agreement and the Repurchase Agreement.

4.
Master Seller, on behalf of itself and each Series Seller that has become a party to the Repurchase Agreement on or prior to the date hereof, and New Series Seller acknowledge and agree that, except as modified hereby, the Repurchase Agreement and each of the other Transaction Documents remains unmodified and in full force and effect and all of the terms, covenants and conditions thereof are hereby ratified and confirmed in all respects.

Master Repurchase Agreement [Mack Real Estate Group]

Exhibit X-2

5.
This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to conflicts of law principles.

[SIGNATURES ON FOLLOWING PAGES]

Master Repurchase Agreement [Mack Real Estate Group]

Exhibit X-3

IN WITNESS WHEREOF, each of New Seller and Master Seller, on behalf of itself and each Series Seller that has heretofore become a party to the Repurchase Agreement, has duly executed this Agreement and delivered the same to Buyer, as of the date and year first above written.

NEW SERIES SELLER:

[ ] – SERIES [ ], a series of CMTG DB FINANCE LLC, a Delaware limited liability company

By:

Name:

Title:

MASTER SELLER:

CMTG DB FINANCE LLC, a Delaware limited liability company, on behalf of itself and each Series Seller that has become a party to the Repurchase Agreement prior to the date hereof

By:

Name:

Title:

Master Repurchase Agreement [Mack Real Estate Group]

Exhibit X-4

EXHIBIT A

NEW SERIES SELLER/PURCHASED LOAN

New Series Seller:

Purchased Loan:

Master Repurchase Agreement [Mack Real Estate Group]

Exhibit A to X

EXHIBIT XI-1

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Buyers That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Master Repurchase Agreement dated as of [ ] (as amended, supplemented or otherwise modified from time to time, the “Agreement”), by and between CMTG DB FINANCE LLC, a Delaware limited liability company organized in series (“Master Seller”, and together with each designated series of limited liability company interests and assets of the Master Seller, “Seller”) and DEUTSCHE BANK AG, NEW YORK BRANCH, a branch of a foreign banking institution (“Buyer”).

Pursuant to the provisions of Section 29 of the Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the payment(s) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code,

(iii) it is not a ten percent shareholder of Seller within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to Seller as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished Seller with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform Seller, and (2) the undersigned shall have at all times furnished Seller with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

[NAME OF BUYER]

By:

Name:

Title:

Date: , 20[ ]

Master Repurchase Agreement [Mack Real Estate Group]

Exhibit XI-1-1

EXHIBIT XI-2

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Master Repurchase Agreement dated as of [ ] (as amended, supplemented or otherwise modified from time to time, the “Agreement”), by and between CMTG DB FINANCE LLC, a Delaware limited liability company organized in series (“Master Seller”, and together with each designated series of limited liability company interests and assets of the Master Seller, “Seller”) and DEUTSCHE BANK AG, NEW YORK BRANCH, a branch of a foreign banking institution (“Buyer”).

Pursuant to the provisions of Section 29 of the Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code,

(iii) it is not a ten percent shareholder of Seller within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to Seller as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Seller with a certificate of its non-

U.S. Person status on IRS Form W-8BEN or W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Seller in writing, and (2) the undersigned shall have at all times furnished such Seller with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

[NAME OF PARTICIPANT]

By:

Name:

Title:

Date: , 20[ ]

Master Repurchase Agreement [Mack Real Estate Group]

Exhibit XI-2-1

EXHIBIT XI-3

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Master Repurchase Agreement dated as of [ ] (as amended, supplemented or otherwise modified from time to time, the “Agreement”), by and between CMTG DB FINANCE LLC, a Delaware limited liability company organized in series (“Master Seller”, and together with each designated series of limited liability company interests and assets of the Master Seller, “Seller”) and DEUTSCHE BANK AG, NEW YORK BRANCH, a branch of a foreign banking institution (“Buyer”).

Pursuant to the provisions of Section 29 of the Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of Seller within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to Seller as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Seller with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Seller and (2) the undersigned shall have at all times furnished such Seller with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

[NAME OF PARTICIPANT]

By:

Name:

Master Repurchase Agreement [Mack Real Estate Group]

Exhibit XI-3-1

Title:

Date: , 20[ ]

Master Repurchase Agreement [Mack Real Estate Group]

Exhibit XI-3-2

EXHIBIT XI-4

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Buyers That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Master Repurchase Agreement dated as of [ ] (as amended, supplemented or otherwise modified from time to time, the “Agreement”), by and between CMTG DB FINANCE LLC, a Delaware limited liability company organized in series (“Master Seller”, and together with each designated series of limited liability company interests and assets of the Master Seller, “Seller”) and DEUTSCHE BANK AG, NEW YORK BRANCH, a branch of a foreign banking institution (“Buyer”).

Pursuant to the provisions of Section 29 of the Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the payment(s) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such payment(s),

(iii) with respect to the extension of credit pursuant to this Agreement, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of Seller within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to Seller as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished Seller with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform Seller, and (2) the undersigned shall have at all times furnished Seller with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

[NAME OF BUYER]

By: Name:

Master Repurchase Agreement [Mack Real Estate Group]

Exhibit XI-4-1

Title:

Date: , 20[ ]

Master Repurchase Agreement [Mack Real Estate Group]

Exhibit XI-4-2